As filed with the Securities and Exchange Commission on March 14, 2024
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SECURITIES AND EXCHANGE COMMISSION
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GLOBAL PAYMENTS INC.

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Proxy Statement and Notice

of 2024 Annual Meeting of Shareholders

March 14, 2024
Dear Colleagues, Customers, Partners and Shareholders:
The board of directors and officers of Global Payments Inc. invite you to attend our 2024 Annual Meeting of Shareholders. The meeting will be held on Thursday, April 25, 2024, at 9:00 a.m. Eastern Daylight Time in the TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, GA. At the annual meeting, shareholders will be asked to vote on four proposals set forth in the Notice of 2024 Annual Meeting of Shareholders and the proxy statement following this letter.
On behalf of the board and management, we thank you for your support of the company and for your continued investment in Global Payments. In that spirit, we thought it appropriate to share with you several of the most important areas in which the board focused its attention in 2023.
Financial and Operating Performance
We delivered strong results for the full year 2023. Importantly, we saw consistent business performance throughout the year despite ongoing macroeconomic uncertainties, highlighting the durability and resiliency of our business model.
We also accomplished a great deal strategically last year as we successfully closed our acquisition of EVO Payments in March, which complements our strategy by providing further penetration into integrated payments, enhancing our B2B capabilities and expanding our exposure to stronger secular growth markets. Further, we completed the exit of our Netspend Consumer and Gaming Solutions businesses. These transactions represent important milestones as we seek to advance our strategy and operate a simpler business model centered on our core corporate and financial institution customer base.
New CEO and Executive Management Leadership
In June 2023, Jeff Sloan stepped down from the position of Chief Executive Officer of Global Payments. Mr. Sloan played a pivotal role in steering the company through his decade-long tenure, contributing to notable achievements and growth. We extend our sincere appreciation for his dedicated service and leadership.
Simultaneously, we announced the appointment of Cameron Bready as our new President and Chief Executive Officer. Mr. Bready brings a wealth of experience and a proven track record, having previously served as Global Payments’ Chief Financial Officer and, most recently, President and Chief Operating Officer.
In connection with his appointment, Mr. Bready also announced a re-constituted executive leadership team to guide the business going forward. These leaders have decades of experience both inside and outside our industry and will be instrumental in driving sustainable growth in our business and strengthening our culture.
There have also been thoughtful adjustments to our executive management team to ensure a seamless integration of fresh perspectives and skillsets. In June 2023, Dara Steele-Belkin was promoted to General Counsel and in January 2024, Shannon Johnston was promoted to the position of Chief Information Officer, succeeding Guido Sacchi who retired after nearly 13 years with the company. Dr. Sacchi leaves behind a remarkable legacy at the company and will be missed by the entire leadership team and his technology colleagues around the world. These promotions reflect Ms. Steele-Belkin’s and Ms. Johnston’s exceptional contributions to Global Payments and underscore our commitment to fostering internal talent.
Board of Directors
In October 2023, Kirsten Kliphouse joined our board as an independent director. Ms. Kliphouse brings to Global Payments decades of leadership, extensive knowledge of technology, information security and data privacy matters, as well as deep experience delivering growth and innovation to several of the world’s largest global organizations, most recently Google Cloud Americas. We are delighted to welcome Ms. Kliphouse to our board and look forward to her many contributions to our success in the coming years. With her appointment, we have added two new independent director nominees in less than two years.
Your vote is important to us, and we encourage you to read the proxy statement carefully and vote your shares per the instructions included herein. We are proud of our progress and achievements in 2023 and remain enthusiastic about the prospects for our business moving forward.
We look forward to seeing you on April 25.
Sincerely,

Cameron M. Bready President and Chief Executive Officer	M. Troy Woods Chair of the Board

Notice of 2024 Annual Meeting of Shareholders
Date and Time	Thursday, April 25, 2024, at 9:00 a.m. Eastern Daylight Time
Place	TSYS Riverfront Campus Auditorium One TSYS Way Columbus, GA 31901
Items of Business
Voting Proposal	Board Recommendation

1.
Elect the twelve directors nominated by our board and named in the proxy statement.

•
Our board is made up of directors with diverse skills, qualities, attributes and experiences. In less than two years, we have added two new independent directors, who are nominated for reelection along with the rest of our board.

FOR each director nominee

2.
Approve, on an advisory basis, the compensation of our named executive officers for 2023.

•
Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to Global Payments’ future success for the long-term benefit of shareholders and reward them for doing so.

FOR

3.
Ratify the reappointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

•
Deloitte & Touche LLP is an independent auditing firm with the required knowledge and experience to effectively audit the Company’s financial statements.

FOR

4.
Act upon advisory shareholder proposal requesting the company to provide political spending disclosure, if properly presented.

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The Company’s political activity is limited and all PAC donations are publicly disclosed. As a result of the extensive federal, state and local public disclosure requirements to which Global Payments is already subject, and because our political activity is limited, our board has concluded that ample public information exists regarding our limited political contributions to alleviate the concerns cited in this proposal.

•
Our Governance and Nominating Committee provides board level oversight over the Company’s political activity, contributions and expenditures.

AGAINST
The shareholders may also transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof.
Record Date:	Close of business on March 1, 2024.

Vote Right Away
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You will need the control number included on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.
On March 14, 2024, we first mailed a notice of electronic availability of proxy materials to our shareholders. Only shareholders of record at the close of business on March 1, 2024 are entitled to receive notice of, and to vote at, the annual meeting or any adjournment or postponement thereof.
YOUR VOTE IS IMPORTANT
Submitting your proxy does not affect your right to vote at the annual meeting if you attend the meeting. Therefore, we urge you to submit your proxy as soon as possible, regardless of whether or not you expect to attend the annual meeting. You may revoke your proxy at any time before its exercise by (i) delivering written notice of revocation to our Corporate Secretary, David L. Green, at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326, (ii) submitting to us a duly executed proxy card bearing a later date, (iii) voting via the internet or by telephone at a later date, or (iv) appearing at the annual meeting and voting; provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by the Corporate Secretary at or before the annual meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Eastern Daylight Time, on April 24, 2024.
When you submit your proxy, you authorize Cameron M. Bready, David L. Green and Dara Steele-Belkin, or any one of them, each with full power of substitution, to vote your shares at the annual meeting in accordance with your instructions or, if no instructions are given, for the proposals included herein in accordance with the recommendations by our board. The proxies, in their discretion, are further authorized to vote, subject to applicable law, on any adjournments or postponements of the annual meeting, for the election of one or more persons to the board of directors if any of the nominees becomes unable to serve or for good cause will not serve, on matters which the board does not know a reasonable time before making the proxy solicitations will be presented at the annual meeting, or any other matters which may properly come before the annual meeting and any postponements or adjournments thereto.
By Order of the Board of Directors,
David L. Green
Senior Executive Vice President, Chief Administrative and Legal Officer, and Corporate Secretary

Proxy Statement Summary
We provide below highlights of certain information in this proxy statement. As it is only a summary, please refer to the complete proxy statement and the 2023 Annual Report on Form 10-K before you vote. Information on the composition of our board of directors is presented based on data as of the date of this proxy statement.
2024 Annual Meeting of Shareholders
Date and Time:	Thursday, April 25, 2024, at 9:00 a.m. Eastern Daylight Time
Place:	TSYS Riverfront Campus Auditorium One TSYS Way Columbus, GA 31901
Record Date:	March 1, 2024
Voting:	Holders of our common stock as of the close of business on the record date may vote at the annual meeting. Each shareholder is entitled to one vote per share for each director nominee and one vote per share for each of the other proposals described below.
Proposals and Voting Recommendations
Proposal	Board Vote Recommendation	Page Number
1 – Election of Twelve Directors	FOR each nominee	25
2 – Advisory Vote on Compensation of Our Named Executive Officers (NEOs) (“say-on-pay” vote)	FOR	60
3 – Ratification of the Reappointment of Our Independent Registered Public Accounting Firm	FOR	97
4 – Advisory Shareholder Proposal on Political Spending, if properly presented	AGAINST	100
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 1

General Information about the Company for 2023
Approximately 27,000 employees worldwide
Over 73 billion transactions
$9.65 billion in revenue
$1.72 billion in operating income
For a detailed discussion of our financial results for 2023, see our Annual Report on Form 10-K for the year ended December 31, 2023.
Performance Highlights
We have demonstrated sustained market outperformance over the past 10 years and long-term investors have experienced significant shareholder value growth. A $100 investment in our Company on December 31, 2013 would have been worth $403 on December 31, 2023. In 2023, the share price of Global Payments increased 28%, exceeding the S&P 500 index by 4 percentage points for the year.
The graph compares the (i) total shareholder return (TSR) of the S&P 500 index and the S&P 500 Financials index; (ii) the TSR of our Company; and (iii) the composite average TSR of our peer group from December 31, 2013 through December 31, 2023.
2 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

2023 Business Goals
Our vision, culture and values all align and provide the critical foundation needed to achieve our business goals:

Leading with technology and innovation to deepen our competitive advantages

+

Further scaling the four pillars of our strategy: Software-driven focus, ecommerce and omnichannel solutions, exposure to faster growth markets and B2B payments

75% of our directors have technology and cybersecurity experience

Delivering commerce enablement solutions globally to broaden our leading position as a sales-driven, product-led company

92% of our board of directors have global business experience

Providing frictionless, best-in-class customer experiences, and creating stickier, longer-term relationships

92% of our board of directors have industry experience

Nurturing our culture, values and Diversity, Equity and Inclusion (DEI) initiatives to attract, retain and motivate exceptional team members

92% of our board of directors have human capital management experience

Supporting our communities as a socially responsible company with purpose and understanding

42% of our board of directors have sustainability experience

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 3

Board and Corporate Governance Highlights
2024 Director Nominees Overview
Upon the recommendation of the Governance and Nominating Committee, the board has nominated 12 directors for election at the annual meeting, each to hold office until our next annual meeting of shareholders and until his or her successor is duly elected and qualified or upon his or her earlier death, resignation or removal. All of the nominees are currently serving as directors of the Company.
Name	Tenure	Principal Occupation	Non- Employee	Audit Committee	Compensation Committee	Governance and Nominating Committee	Technology Committee
M. Troy Woods	4.5 Years	Chair of the Board	Yes
Cameron M. Bready	1 Year	President and Chief Executive Officer, Global Payments Inc.	No
Connie D. McDaniel Lead Independent Director	4.5 Years	Vice-Chair of the Board, Virtus Mutual Fund Family	Yes
F. Thaddeus Arroyo	4.5 Years	Chief Strategy & Development Officer, AT&T, Inc.	Yes
Robert H.B. Baldwin, Jr.	8 Years	Former Vice-Chair, Heartland Payment Systems, Inc.	Yes
John G. Bruno	10 Years	President and Chief Operating Officer, Xerox Holdings Corporation	Yes
Joia M. Johnson	4.5 Years	Former Chief Administrative Officer, Hanesbrands Inc.	Yes
4 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Name	Tenure	Principal Occupation	Non- Employee	Audit Committee	Compensation Committee	Governance and Nominating Committee	Technology Committee
Kirsten Kliphouse	0.5 Years	Former President of Google Cloud Americas	Yes
Ruth Ann Marshall	17.5 Years	Former President of Americas, MasterCard International	Yes
Joseph H. Osnoss	1.5 years	Managing Partner, Silver Lake	Yes
William B. Plummer	7 Years	Former Executive Vice President & Chief Financial Officer, United Rentals Inc.	Yes
John T. Turner	4.5 Years	Member of the Board, W.C. Bradley Co.	Yes
Chair	Member
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 5

Director Nominee Demographics

Tenure*

6
Average Years

2

new independent directors

over the past 1.5 years

Independence

17%
83%
Independent
Non-Independent

Racial/Ethnic Diversity

25%
75%
Diverse
Non-Diverse

Gender Diversity

33%
4
Women
67%

Female

Lead Independent Director

Indicates board representation of the qualification

Refreshed board composition and leadership 55% of non-employee director nominees and 75% of committee chairs are diverse in gender and/or race/ethnicity
6 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Director Qualifications
The board annually reviews directors’ skills and expertise to ensure the board represents a diverse skill set oriented to the historical and emerging needs of the business. The board has identified the following key qualifications and experience that are important to be represented on the board as a whole. Information regarding each nominee’s skills and qualifications can be found within their individual biographies on pages 26-37.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 7

Skills Definitions:
Leadership and Senior Management Experience demonstrated breadth and depth of management and leadership experience
Public Company Experience experience with public company reporting responsibilities and the issues commonly faced by public companies
Industry Experience experience in the financial services or payments industry
Risk Management, Compliance and Governance experience in risk management, compliance and governance
Strategic Planning and Mergers and Acquisitions experience in strategic planning, business development and mergers and acquisitions
Accounting and Finance experience in corporate finance, financial accounting or financial management

Technology and Cybersecurity
experience with cybersecurity, information technology or digital transformation, or relevant innovation (including with new technologies, product development or scientific research)

Sustainability experience with environmental sustainability and companies’ commitments and capabilities to minimize their environmental footprint, manage their energy consumption, and limit waste

Human Capital Management
experience in recruitment, retention, succession planning for key roles, and development and compensation matters for employees, including those with diverse skills and backgrounds

Global Business Experience
international experience (such as living and working or having responsibilities for businesses outside of the United States) and understanding of the culture of countries outside of the United States

8 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Board and Corporate Governance Highlights
We have adopted leading governance practices that establish strong independent leadership in our boardroom and provide our shareholders with meaningful rights.
BOARD STRUCTURE AND INDEPENDENCE

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Non-employee Chair of the Board who oversees the board’s activity, including leading board meetings, fostering board cohesion and participation, and working with the CEO and Lead Independent Director to create board agendas

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Lead Independent Director has a strong role and significant governance duties, including chairing all executive sessions of independent directors

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Eleven out of twelve director nominees are non-employees

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Ten out of twelve director nominees are independent

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Annual election of directors

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Non-employee directors meet without management present

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Independent directors meet without management and non-independent directors present

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Each director attended 75% or more of the meetings of the board and the committees on which he or she served

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Fully independent Audit, Compensation, Governance and Nominating, and Technology Committees

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2 new independent director nominees added to the board since 2022; 6 since 2019

SHAREHOLDER RIGHTS
• Proxy access for shareholders • Majority voting for directors in uncontested elections	• No supermajority voting requirements • 15% threshold for shareholders to call a special meeting
BOARD OVERSIGHT

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Board and its committees exercise oversight of the Company’s enterprise risk management (ERM) program

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Dedicated board meeting focused on Company strategy

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Open access to senior management and information

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Proactive and strategic board and senior management succession planning

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The Audit Committee oversees the integrity of the Company’s financial statements and legal and regulatory compliance

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The Governance and Nominating Committee oversees sustainability matters, which include environmental, social and corporate responsibility issues

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The Compensation Committee assists the board in its oversight of human capital management, diversity, equity and inclusion (DEI)

STRONG TECHNOLOGY, CYBER SECURITY AND PRIVACY OVERSIGHT

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The Technology Committee oversees the Company’s Information Security Program and enterprise risk exposure associated with our technology and information security practices

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Chief Information Security Officer (CISO) reports directly to the Technology Committee

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Centralized Privacy Office, led by our Chief Privacy Officer, provides world-wide compliance support to project and technology teams with detailed privacy analysis

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The Company’s Internal Privacy Policy, together with associated standards and procedures, provides a comprehensive compliance framework to inform and guide the handling of personal data within the organization, as well as external sharing and data transfer.

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Cyber-risk insurance policy aligns with our business objectives and customer expectations

•
For a description of our cybersecurity practices, see our Annual Report on Form 10-K

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 9

STRONG CORPORATE GOVERNANCE PRACTICES

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Annual robust board and committee self-evaluations, including Chair interviews

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Over-boarding restrictions

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Significant stock ownership requirements for our NEOs, other members of senior management and directors

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Mandatory board of directors retirement age of 75

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Robust Code of Business Conduct and Ethics for employees and directors

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Director orientation program to complement the recruitment process

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“Rooney-Rule” approach for seeking women and under-represented minority candidates to include in the initial pool from which board nominees are chosen

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Annual Global Responsibility Report disclosing our performance, progress and strategy on key sustainability and governance topics

•
Net zero carbon emissions commitment by 2040

Shareholder Outreach
We believe in providing transparent and timely information to our investors. Our senior management, including our President and Chief Executive Officer, our Chief Financial Officer and our professionals in our Investor Relations department, routinely provide information to and receive feedback from our investors in a wide variety of formats. To the extent we receive shareholder proposals in connection with a given year’s annual meeting of shareholders, we also typically include a discussion of those proposal topics in our engagements for the following year. Feedback received through management’s discussions with investors, as well as engagement with proxy advisory firms that represent the interests of a wide array of shareholders, is reported to and discussed with the board. In addition, many of the changes to our sustainability, governance and compensation programs implemented over the last several years have been directly informed by views and insights gathered through our prior engagement efforts and our review of current market practices.
10 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

The table below provides a snapshot of our ongoing engagement process and outcomes.
Who We Engage: • Institutional shareholders • Sell-side analysts • Retail shareholders and shareholder advocates • Fixed income investors • Proxy advisory firms
How We Engage: • Quarterly earnings calls • Investor conferences • Annual shareholder meetings • Investor roadshows, on-site visit and virtual meetings • One-on-one meetings
How We Communicate: • Annual report • Proxy statement • SEC filings • Press releases • Company website • Investor presentations • Global Responsibility Report

2023-2024 Engagement:
Our senior management presented at 11 sell-side hosted investor events and met with investors representing over 55% of our shares outstanding throughout 2023 to discuss the Company’s performance and short and long-term strategic direction.
We invited shareholders representing approximately 60%, and met with shareholders representing approximately 40%, of our shares outstanding to discuss matters that were presented at our 2023 annual shareholder meeting, including our executive compensation program and the shareholder proposal on ratification of termination pay.
We completed a perception study to gain valuable perspective from our shareholders, which, together with feedback from our annual shareholder engagement, informed board discussions through the second half of 2023 and early 2024.
In response to the current year’s shareholder proposal, we engaged with the proponent to provide a comprehensive overview of our policies and practices concerning political contributions. This underscores our commitment to transparency and responsiveness to shareholder concerns, ensuring a thorough understanding of our approach to political contributions.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 11

Shareholder Proposal on Ratification of Termination Pay
At our 2023 annual meeting, we received a shareholder proposal requesting the board seek shareholder approval of severance and termination payments exceeding 2.99 times the sum of an executive officer’s base salary plus target bonus. The board recommended against the shareholder proposal.
60% of the votes cast at the annual meeting opposed the shareholder proposal.

What We Heard	Actions Taken Following Shareholder Engagement

Shareholders did not express concerns with any actual historical severance or separation payments made by Global Payments to former executives.
A significant majority of shareholders with whom we engaged did not endorse the shareholder proposal, some noting the existing say-on-pay vote mechanism offers substantial safeguards, enabling shareholders to effectively communicate their perspectives on executive compensation, including considerations related to severance or termination payments.
Some shareholders did express interest in providing some protection against extreme payouts in the future, but generally indicated that such limitations should apply only to an executive’s cash severance payments.
No investor we engaged with requested the inclusion of equity in the cap calculation.

•
Historically, Global Payments has never made a severance or separation cash payment to an executive exceeding 3 times such executive’s cash compensation. In addition, the employment agreements of our NEOs are publicly available and do not provide, under any circumstance, for a severance or separation cash payment exceeding 3 times such executive’s cash compensation.

•
Over the last decade, our major shareholders have not raised criticism regarding any severance payments provided to an NEO.

•
As part of our commitment to good corporate governance and to support the continued alignment of our executive compensation program with shareholder interests and best practices, the Compensation Committee worked closely with our independent compensation consultant to conduct a comprehensive review of our program, and in particular our severance arrangements. We validated that our NEOs’ current severance arrangements are aligned with market practice.

Director Overboarding
What We Heard	Actions Taken Following Shareholder Engagement
Some shareholders expressed concern with overboarding for Mr. Osnoss.
•
The Governance and Nominating committee has carefully considered the time commitment and responsibilities associated with directorship, ensuring that each director, including Mr. Osnoss, can effectively contribute to our Company without compromising their effectiveness elsewhere.

•
We have provided more detailed disclosures in this proxy statement regarding how we evaluate our directors’ performance and commitment to our Company, including other board commitments, and especially as it pertains to Mr. Osnoss.

•
Our Governance and Nominating Committee reviews annually the board service of any director whose board memberships exceed those permitted under our Corporate Governance Guidelines prior to re-nominating such director for election.

Director Composition and Refreshment
What We Heard	Actions Taken Following Shareholder Engagement
Board composition and refreshment are important to shareholders, particularly as it pertains to diversity of individuals and perspectives.
•
In alignment with our dedication to continue strengthening diversity on our board, in October 2023, the board appointed Kirsten Kliphouse as a member of the board and its Technology Committee.

•
Looking ahead to the 2024 annual meeting of shareholders, of the twelve director nominees, four are women and six directors overall are diverse in gender and/or race/ethnicity. Each nominee contributes a unique array of perspectives, skills and expertise, as further described on pages 26-37.

12 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Compensation
As described in detail in our prior year proxy statement, following a low say-on pay vote in 2022, our Compensation Committee performed a holistic review of our executive compensation program, and balancing shareholder feedback, the Company’s performance and a recommendation from our independent compensation consultant, made several updates to our executive compensation program in 2023 to maintain the alignment of our program with our strategic objectives.

What We Heard	Actions Taken Following Shareholder Engagement

Investor feedback to the updates we made to our 2023 executive compensation program has been overwhelmingly positive, with investors also expressing appreciation for the increased transparency in our disclosures on executive compensation target matters.

•
Elimination of adjusted EPS as a duplicate metric.

•
Maximum payout opportunity for performance units (also referred to as PSUs herein) reduced from 400% to 200% of target.

•
Improved disclosure of PSU outcomes, actual adjusted EPS performance.

•
No one-time grants or special awards to NEOs.

Some shareholders suggested that the Compensation Committee evaluate eliminating adjusted EPS as a metric for determining long-term compensation in favor of ROIC.
•
The Compensation Committee took all investor feedback into account when reviewing the design of our 2024 compensation programs and CD&A.

•
The Compensation Committee reviewed the PSU construct, and, considering market practice, determined to retain adjusted EPS as the sole metric for 2024 PSU awards to drive continued focus on long-term shareholder return, but determined that it would continue to evaluate supplemental PSU metrics in future periods.

Related to PSU awards, some investors commented that reducing the maximum payout opportunity to 200% is less impactful if the TSR modifier is also reduced from 50% to 25%.	• The Compensation Committee considered this feedback and determined that this is the right balance for the Company, also noting that the 200% payout opportunity is aligned with market practices.
For STI performance metrics, there is not a meaningful increase between the target threshold (100% payout) and the maximum threshold (200% payout).
•
The Compensation Committee evaluates the thresholds for the STI performance metrics annually and makes adjustments where appropriate based on a number of factors, including discussions with the independent consultant.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 13

Compensation Philosophy
Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to Global Payments’ future success for the long-term benefit of shareholders and team members and reward them for doing so. Accordingly, our board and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief.
Compensation Practices
We Do:	We Do Not:

☑
Tie pay to financial and share price performance

☑
Employ robust goal-setting process to align goals with Company strategy

☑
Retain an independent compensation consultant

☑
Benchmark against our peer group

☑
Conduct an annual say-on-pay vote

☑
Adjust performance goals under our short-term incentive plan to reflect acquisition impacts

☑
Require Compensation Committee certification of performance results for purposes of NEOs’ compensation

☑
Employ “double-trigger” change-in-control compensation

☑
Maintain a comprehensive clawback policy that requires the Company to recover incentive compensation in the event of an accounting restatement

☑
Impose minimum stock ownership thresholds as a percentage of base salary (CEO, 600%; all other NEOs and members of the executive leadership team, 400%) and holding periods until such thresholds are met

☒
Provide for excise tax gross-ups

☒
Permit hedging or pledging of our stock

☒
Re-price or discount stock options or SARs

☒
Permit liberal share recycling or “net share counting” upon exercise of stock options or SARs

☒
Pay dividend equivalent rights on PSUs

☒
Provide excessive perquisites, benefits or severance benefits

☒
Count unexercised options (vested or unvested) and unearned PSUs towards satisfaction of stock ownership guidelines

14 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

How our Compensation Program Supports our Business Strategy
	Core Component	Objective Features	Page
Salary	Base Salary	Base salaries are intended to provide compensation consistent with our NEOs’ responsibilities, experience and performance in relation to the marketplace.	66
Short-Term Cash Incentives	Annual Cash Incentives	Our annual performance plan rewards short-term Company performance, while aligning the interests of our NEOs with those of our shareholders. Our annual cash incentives are based on annual financial performance objectives established by the Compensation Committee.	66
Long-Term Equity Incentives	Performance Units	Performance units are performance-based restricted stock units that may convert into a number of unrestricted shares depending on the achievement of performance goals over a multi-year period. PSUs incentivize the achievement of long-term performance objectives to align our NEOs’ economic interests with those of our shareholders.	69
	Stock Options	Stock options vest in equal installments on each of the first three anniversaries of the grant date. Stock options are intended to provide a strong incentive for creation of long-term shareholder value, as stock options may be exercised for a profit only to the extent the price of our stock appreciates after the grant date.	70
	Restricted Stock	Restricted stock granted as part of our annual compensation program vests in equal installments on each of the first three anniversaries of the grant date. Time-based restricted stock provides a retentive element to our compensation program, while tying the value of the award to the performance of our stock.	70
2023 Compensation Highlights
The following charts show the mix of total target compensation in 2023 for Mr. Bready and the average of the other continuing NEOs, as well as the portion of compensation that is subject to forfeiture (“at risk”) or performance-based.
Commitment to Sustainability and Corporate Responsibility
Global Payments recognizes its responsibility as a global corporate citizen to operate in a responsible and sustainable manner. We prioritize transparency in our actions and reporting, including reporting sustainability information using the Sustainability Accounting Standards (SASB) and Task Force on Climate-Related Financing Disclosures (TCFD) frameworks in our Global Responsibility Report.
In 2023, we published our annual Global Responsibility Report (which is not incorporated into this proxy statement), which sets forth our four Global Responsibility Pillars of Culture & Values, Environmental Sustainability, Community Impact and Corporate Responsibility. The following reflects a summary of these policies and recent initiatives.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 15

Sustainability and Corporate Responsibility Oversight
Our board oversees our integrated sustainability strategy and activities at both the full board and committee levels, with the Governance and Nominating Committee having formal oversight of the Company’s sustainability and corporate governance activities, as reflected in the committee’s charter.
To advance our sustainability initiatives, our steering committee, a cross-functional management committee of the Company, reports to the Governance and Nominating Committee on sustainability matters. This management steering committee serves as a central coordinating body facilitating our integrated sustainability strategy and reporting efforts. In addition, our Compensation Committee oversees our strategies and policies related to human capital management, and assists our full board with oversight with respect to our DEI efforts. Our Chief Human Resources Officer and/or our Chief Diversity Officer report at least twice a year to the full board on DEI as a component of corporate culture.
Leadership Development, Culture and Human Capital Management
Our overall workforce strategies are developed and managed by our Chief Human Resources Officer, who reports to our President and CEO. More broadly, the board and the Compensation Committee provide oversight on certain culture and human capital management topics, including DEI and succession plans for critical talent.
We regularly engage with our team members through a variety of forums, including periodic surveys, to help us understand their perspectives related to workplace culture, engagement, talent management and well-being and to inform our human capital strategies and initiatives. In 2023, following our CEO transition, we conducted a comprehensive enterprise-wide employee survey to enable our new executive leadership team to receive feedback on both what we do well and potential areas of improvement. The results of all of these different methods of interactions are also leveraged to further develop our talent management initiatives. Moreover, the board also reviews this critical feedback and receives updates on management’s plans in response thereto.
16 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

To support the realization of our vision and demonstrate our commitment to our employees, we have established the following mission, vision and values:
Mission	Vision
To empower digital transformation with payment and software solutions that elevate commerce experiences and enhance business operations	To enrich lives around the world by making commerce effortless for businesses and consumers
Values
Passion We are deeply committed to serving our customers and supporting our team members and communities	Excellence We deliver outstanding quality in all that we do with a high degree of integrity, pride and professionalism
Accountability We are trusted to always do the right thing and are responsible for our outcomes	Ingenuity We are solution oriented and innovation focused
Care We are kind, compassionate, inclusive and empathetic
Talent Management and Retention
We place an emphasis on attracting and retaining premier and diverse team members and having a workforce that reflects the communities in which we work and live around the world. To that end, we have implemented programs and initiatives focused on enriching new hire experiences, developing team members through extensive training and professional development opportunities, including mentorship and leadership programs, promoting team members’ wellness and safety, and providing flexible work arrangements. Furthermore, we offer comprehensive and competitive pay and benefits packages, including paid parental leave, team member assistance, savings and retirement programs and equity-based awards that vest over a period of time to support retention of key contributors. We also strive to celebrate and recognize the efforts of all of our team members through a combination of programs, including team appreciation activities and awards programs to honor top performers and notable contributors. Over the past several years, we have also made significant investments in modernizing our operating environments and technologies to include cloud-based systems and collaboration tools that support day-to-day execution.
Health and Well-Being
The success of our business is connected to the well-being of our team members. Accordingly, we are committed to the health, safety and wellness of our team members worldwide, and we provide team members with various health and wellness programs and benefits, including employee education and assistance programs that focus on physical, financial, social and emotional resources.
Employee Growth and Development
Our strategy to develop and retain the best talent includes an emphasis on team member development and training. We provide a variety of training and development opportunities to team members globally, including our online training platform that contains a vast array of tools and application resources for all team members to build learning experiences and skills. In order to help our team members strengthen the skills and behaviors needed for career advancement, our performance management program enables team members to drive their development with a focus on growth, performance, and well-being through regular meetings with their leaders.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 17

2023 Sustainability and Corporate Responsibility Highlights
Throughout the year we made significant progress towards our objectives. Some highlights across these objectives include:
Human Capital Management and Culture
☑
Disclosed in our annual Global Responsibility Report voluntary team member attrition rate details.

☑
Completed a company wide global employee survey covering universal culture and engagement topics, while leveraging the seven core principles of our culture: community, fairness, accountability, trust, caring, innovation and quality. Feedback from this survey has been a valuable source of insights for our management and board in formulating strategies and initiatives aimed at addressing key areas identified.

☑
Routinely disclose our Company’s EEO-1 diversity statistics in order to publicly hold ourselves accountable.

☑
Launched six DEI Business Action Teams. These teams are championed and sponsored by senior leaders within the Company to continue to mobilize and cascade our corporate DEI strategy. The teams consist of cross functional employees to drive our DEI strategy and initiatives within a specific business unit, region or function to achieve our vision to be “Champions of Inclusion.”

☑
Expanded our DEI footprint via additional Employee Resource Groups (ERGs). Our ERGs now consist of the Global Payments Somos Network, the Global Payments Pride Network, the Global Payments Onyx Network, the Global Payments Veterans Network, the Global Payments Lotus Network and the Global Payments Women’s Network.

☑
Expanded the Inclusion 365 Curriculum, which focuses on ongoing DEI education for all team members through our Learning Management Software platform. Inclusion 365 has grown into a community hub for all team members around the globe to access everything related to DEI. We recently hosted events related to intersectionality and inspiring female authenticity, and we created our Accessibility Center of Excellence community, which is charged with promoting and educating team members across the enterprise on accessibility requirements.

☑
Achieved $113.9 million total spend in 2023 across 277 diverse suppliers in connection with our Supplier Diversity Program, which was established to create mutually beneficial business relationships with diverse vendors that strengthen the communities in which we operate.

Environmental Sustainability
☑
Published our annual Global Responsibility Report aligned with SASB and TCFD, documenting our progress on our sustainability commitments and initiatives.

☑
Expanded the list of strategic GHG emissions abatement and operational opportunities.

☑
Introduced Scope 3 GHG emissions disclosure across 11 different categories.

☑
Continued our submissions to CDP, providing transparent and standardized disclosures on the Company’s climate impacts.

Third-Party Recognition of our Corporate Responsibility Leadership

Recognized as one of the top 500 companies on Newsweek 2023 America’s Most Responsible Companies List.	Scored 100% on the Human Rights Campaign’s Corporate Equality Index, which is the national benchmarking tool on corporate policies and practices pertaining to LGBTQIA+ employees.
18 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Diversity, Equity and Inclusion
Our Chief Diversity Officer and our Chief Human Resource Officer are charged with developing, implementing and enhancing our DEI efforts and lead a dedicated and specialized team to do so. Our Compensation Committee assists the board in overseeing the Company’s DEI initiatives, and the board receives regular updates on the Company’s diversity and inclusion initiatives and statistics. The Compensation Committee oversees the Company’s strategies, practices and performance related to the support and advancement of workplace DEI and is committed to ensuring we are recruiting, retaining, developing and advancing a workforce that reflects the diversity of the customers we serve.
This commitment starts with our Company leadership, where women represent 30% of our executive team.
Global Workforce Representation
Our Company has always prided itself on inclusiveness and embraces the diversity of its employees in all of our geographic regions. We currently do business around the world, with approximately 27,000 team members living and working in 35 countries. As of December 31, 2023, approximately 59% of our workforce resided in the Americas, 19% in Europe and 22% in Asia Pacific. Many of our team members are highly skilled in technical areas specific to payment technology and software solutions.
Gender in Global Workforce	Gender in Leadership	People of Color in U.S. Workforce	People of Color in U.S. Leadership

Demographic data is based on Company records as of December 31, 2023 and totals may not equal exactly to 100% due to rounding.
Environmental Sustainability
Global Payments is focused on minimizing our environmental footprint. We have prioritized areas where we believe we can make the most meaningful contribution, which include managing our energy consumption, limiting waste and conserving water across our facilities and data spaces globally.
The following are some highlights of our environmental sustainability program:

Net Zero Commitment
Global Payments recognizes the vital importance of the Paris Agreement and the effects climate change has on our planet and will work toward achieving net zero greenhouse gas emissions prior to 2040. Additionally, we have continued our partnership with VitalMetrics (now a part of Watershed, an enterprise climate platform with software to run end-to-end climate programs) to measure our GHG emissions and develop a de-carbonization strategy. In 2022, we enhanced our disclosures for Scope 1 and Scope 2 greenhouse gas emissions to include owned, operationally controlled and leased facilities representing over 90% of our office space. In 2023, we disclosed Scope 3 emissions for the first time and we are working on interim targets to reduce total emissions. In addition to prioritizing emissions reductions, we are also exploring carbon offset and removal options, procurement of renewable energy through power purchase agreements with utility partners, and working with data center providers to collect and analyze data on energy, emissions, and water footprints.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 19

Reducing Facility Footprint
We continue to identify opportunities to combine physical office locations in a number of markets around the world. At the end of 2022, we had 134 office locations across 38 countries, down from 242 office locations in 2019. We closed an additional 9 offices in 2023 and have begun to consolidate additional office locations we inherited with the EVO acquisition.

Reducing Energy Usage
We are committed to enhancing energy efficiency across our facilities, including supporting renewable energy initiatives. Approximately 27% of our total building square footage is in certified green buildings. With respect to our existing spaces, we are actively implementing a global environmental strategy, including measuring and determining a baseline for GHG emissions in order to set interim and long-term reduction targets, engaging with landlords and property managers to advocate for environmentally friendly practices in our offices and other facilities, and working with data center providers to collect and analyze data on their energy, emissions, and water footprints. Other initiatives include converting to LED lighting, motion controlled systems, and operating controlled temperature environments.

Conserving Water and Managing Waste
We actively manage our water usage and have implemented conservation practices across our global office footprint, including efficient and low-flow plumbing systems, water reuse, and water-efficient landscaping. We have implemented recycling initiatives to limit what we send to landfills and have a formal destruction of data policy to minimize e-waste. In all of our larger offices, our physical recycling policies extend to plastics and glass.

Data Space Initiatives
In the U.S., we are actively working to consolidate our data space footprint and are committed to evaluating the environmental impact and green efforts of the facilities where we lease storage capacity. Our six largest data centers, which account for roughly 75% of our on-premise global enterprise data center storage, have a number of green initiatives in place, including renewable power systems and rainwater harvesting and reclamation programs.

Providing Alternative Transportation
As part of our effort to reduce our carbon footprint, many of our offices are located close to public transit. We have electric vehicle charging stations within the grounds of our Columbus campus, our largest owned facility. In addition, many of our other facilities, including the leased headquarters in Atlanta, have access to charging stations.

Learn More about Sustainability and Corporate Responsibility Matters
For more information about our sustainability and corporate responsibility initiatives, please refer to our 2023 Global Responsibility Report available on our website. The inclusion of any website address in this proxy statement does not incorporate by reference the information on or accessible through the website into this proxy statement.

20 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Questions and Answers About Our Annual Meeting and this Proxy Statement
1.
Why did I receive these materials?

This proxy statement is being furnished to solicit proxies on behalf of the board of directors of our Company for use at the 2024 annual meeting of shareholders and at any adjournments or postponements thereof. The annual meeting will be held on Thursday, April 25, 2024 at 9:00 a.m., Eastern Daylight Time.
2.
What am I voting on and how does the board of directors recommend that I vote?

Our board of directors recommends that you vote FOR proposals 1, 2, and 3, and AGAINST proposal 4, the shareholder proposal.
•
Proposal 1:   Election of each of the twelve directors nominated by our board.

•
Proposal 2:   Approval, on an advisory basis, of the compensation of the NEOs for 2023. This proposal is referred to as the “say-on-pay” proposal.

•
Proposal 3:   Ratification of the reappointment of Deloitte as our independent registered public accounting firm for the year ending December 31, 2024.

•
Proposal 4:   Advisory vote on a shareholder proposal.

3.
Could other matters be decided at the annual meeting?

Yes. The shareholders may transact any other business that may properly come before the annual meeting or any adjournments or postponements thereof. If any other matter properly comes before the meeting and you have submitted your proxy, the proxy holders will vote as recommended by the board or, if no recommendation is made, in their own discretion.
4.
Why did I receive a mailed notice of internet availability of proxy materials instead of a full set of proxy materials?

As permitted by the SEC, we are making this proxy statement and our Annual Report on Form 10-K available to our shareholders electronically via the internet. The notice contains instructions on how to access this proxy statement and our Annual Report on Form 10-K and how to vote online or submit your proxy over the internet or by telephone. You will not receive a printed copy of the proxy materials in the mail unless you request one, which you may do by following the instructions contained in the notice. We encourage you to take advantage of the electronic availability of proxy materials to help reduce the cost and environmental impact of the annual meeting.
5.
How do I vote?

If you received a notice of electronic availability, that notice provides instructions on how to vote by internet, by telephone or by requesting and returning a paper proxy card. You may submit your proxy voting instructions via the internet or telephone by following the instructions provided in the notice. The internet and telephone voting procedures are designed to authenticate your identity, to allow you to vote your shares, and to confirm that your voting instructions are properly recorded. If your shares are held in the name of a bank or a broker, the availability of internet and telephone voting will depend on the voting processes of the bank or broker. Therefore, we recommend that you follow the instructions on the form you receive. If you received a printed version of the proxy materials by mail, you may vote by following the instructions provided with your proxy materials and on your proxy card.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 21

6.
What if I change my mind after I vote?

Your submission of a proxy via the internet, by telephone or by mail does not affect your right to attend the annual meeting. You may revoke your proxy before it is exercised in any of the following ways:
•
Deliver written notice of revocation to our Corporate Secretary at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326, or submit to us a duly executed proxy card bearing a later date. To be effective, your notice of revocation or new proxy card must be received by our Corporate Secretary, David L. Green, at or before the annual meeting.

•
Change your vote via the internet or by telephone at a later date. To be effective, your vote must be received before 11:59 p.m., Eastern Daylight Time, on April 24, 2024, the day before the annual meeting.

•
Change your vote at the meeting.

7.
Who is entitled to vote?

All shareholders who owned shares of our common stock at the close of business on March 1, 2024 are entitled to vote at the annual meeting. On that date, there were 255,084,615 shares of common stock issued and outstanding, held by approximately 11,682 shareholders of record. Shareholders are entitled to one vote per share.
8.
How many votes must be present to hold the annual meeting?

In order for any business to be conducted, the holders of a majority of the shares entitled to vote at the annual meeting must be represented either in person or by proxy. This is referred to as a “quorum.” Abstentions and broker non-votes (described below) will be treated as present for purposes of establishing a quorum. If a quorum is not present, the annual meeting may be adjourned by the holders of a majority of the shares represented at the annual meeting. The annual meeting may be rescheduled at the time of the adjournment with no further notice of the reconvened meeting if the date, time and place of the reconvened meeting are announced at the adjourned meeting before its adjournment; provided, however, that if a new record date is or must be fixed, notice of the reconvened meeting must be given to the shareholders of record as of the new record date. An adjournment will have no effect on the business to be conducted at the meeting.
9.
What are the voting standards for the proposals?

The following table provides information about the votes needed to approve each proposal. A “majority of votes cast” means the number of shares voted “FOR” the proposal exceeds the number of shares voted “AGAINST” the proposal.
Item of Business	Board Recommendation	Voting Approval Standard	Effect of Abstention	Effect of Broker Non- Vote
1: Election of directors	FOR each director nominee	Majority of votes cast	None	None
2: Say-on-pay	FOR	Majority of votes cast	None	None
3: Ratification of reappointment of Deloitte	FOR	Majority of votes cast	None	Not applicable
4: Shareholder proposal, if properly presented	AGAINST	Majority of votes cast	None	None

10.
What is the difference between a “shareholder of record” and a “beneficial owner of shares held in street name?”

Shareholders of record.   If your shares are registered directly in your name with our transfer agent, Computershare, you are the shareholder of record with respect to those shares, and we sent the notice of electronic availability directly to you. If you request copies of the proxy materials by mail, you will receive a proxy card.
Beneficial owners of shares held in street name.   If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,”
22 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

and the notice of electronic availability was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you request copies of the proxy materials by mail, you will receive a voting instruction form.
11.
What happens if I do not return a proxy or do not give specific voting instructions?

Shareholders of record.   If you are a shareholder of record and you do not vote via the internet, by telephone or by mail, your shares will not be voted unless you attend the annual meeting to vote. If you are a shareholder of record and you sign and return a proxy card without giving specific voting instructions, then your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.
Beneficial owners of shares held in street name.   If you hold your shares in street name and do not provide voting instructions to your broker, your broker will have the discretionary authority to vote your shares only on proposals that are considered “routine.” The only proposal at the annual meeting that is considered routine is the ratification of the reappointment of our independent registered public accounting firm. All of the other proposals are considered “non-routine,” which means that your broker will not have the discretionary authority to vote your shares with respect to such proposals. Shares for which you do not provide voting instructions and a broker lacks discretionary voting authority are referred to as “broker non-votes.” Broker non-votes are counted as present for the purpose of establishing a quorum, but will not affect the outcome of the vote on any proposal.
12.
What should I do if I receive more than one proxy or voting instruction card?

Shareholders may receive more than one set of voting materials, including multiple copies of the notice of electronic availability, these proxy materials and proxy cards or voting instruction cards. For example, shareholders who hold shares in more than one brokerage account may receive separate notices for each brokerage account in which shares are held. Shareholders of record whose shares are registered in more than one name will also receive more than one notice. You should vote in accordance with all of the notices you receive to ensure that all of your shares are counted.
13.
Who pays the cost of proxy solicitation?

The cost of soliciting proxies will be borne by us. However, shareholders voting electronically (via phone or the internet) should understand that there may be costs associated with electronic access, such as usage charges from internet service providers or telephone companies. In addition to solicitation of shareholders of record by mail, telephone or personal contact, arrangements will be made with brokerage houses to furnish proxy materials to their principals, and we may reimburse them for mailing expenses. Custodians and fiduciaries will be supplied with proxy materials to forward to beneficial owners of common stock.
14.
May I propose actions for consideration at next year’s annual shareholder meeting

Proposals for Inclusion in Next Year’s Proxy Statement (Rule 14a-8):   SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Securities Exchange Act of 1934, or the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2025 annual shareholder meeting must be received by our Corporate Secretary no later than close of business on November 14, 2024, which is 120 days before the one-year anniversary of the mailing of this proxy statement.
Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access):   Our bylaws permit a shareholder (or a group of no more than 20 shareholders) owning 3% or more of our common stock continuously for at least three years to nominate up to an aggregate limit of two candidates or 20% of our board (whichever is greater) for inclusion in our proxy statement. Notice of such nominees must be received no earlier than October 15, 2024 and no later than close of business on November 14, 2024.
Other Business Proposals/Director Nominees:   Our bylaws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 23

shareholder meetings, in each case, not submitted for inclusion in next year’s proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2025 annual shareholder meeting submitted under these bylaw provisions must be received by our Corporate Secretary between October 15, 2024 and November 14, 2024. Special notice provisions apply under our bylaws if the date of the annual meeting is more than 30 days before or 60 days after the anniversary date.
Universal Proxy Rules:   In addition to satisfying the requirements under our bylaws, to comply with the universal proxy rules under the Securities Exchange Act of 1934, as amended, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for consideration at the 2025 annual shareholder meeting must provide notice that sets forth the information acquired by Rule 14a-19 under the Exchange Act no later than November 14, 2024, which is 120 days before the one year anniversary of the mailing of this proxy statement.
Our Corporate Secretary address is: 3550 Lenox Road, Suite 3000, Atlanta, GA 30326. Notice must include the information required by our bylaws, which are available without charge upon written request to our Corporate Secretary.
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements as defined in the Exchange Act and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “committed,” “ensure,” or the negative of these terms or other similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. Accordingly, our future plans and expectations may not be achieved, and our results could differ materially from those anticipated in our forward-looking statements as a result of many known and unknown factors, many of which are beyond our ability to predict or control. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our most recent Annual Report on Form 10-K and in other documents that we file with the SEC. We undertake no responsibility to publicly update or revise any forward-looking statement, except as required by law.
24 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Proposal One: Election of Directors for a
One-Year Term
2024 Nominees for Directors
Our board currently has twelve members who are standing for re-election to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each nominee has agreed to serve as a director if elected. Proxies cannot be voted for a greater number of persons than the nominees named.
Our board believes that the skills, experience and personal qualities of the director nominees, as described below, will continue to contribute to an effective and well-functioning board. Included in each director nominee’s biography is a description of select key qualifications and experience that led the board to conclude that each nominee is qualified to serve as a member of the board. All biographical information below is as of the date hereof. For information on the factors the board considers when evaluating candidates for nomination, see “Board and Corporate Governance — Board Membership Criteria” on page 41.
Election Process
The Company has a majority voting standard to elect directors in uncontested elections of directors, such as this election. Under the majority voting standard, a nominee must receive a greater number of votes “FOR” than “AGAINST” his or her election. If an uncontested nominee who is already a director receives more “AGAINST” votes than “FOR” votes, that director will continue to serve as a “holdover director,” but is required to tender his or her resignation to the board. If the tendered resignation does not expressly require acceptance by the board, the resignation will become effective immediately, or upon the date set forth in the resignation, and there will be a vacancy on the board upon the effective date of the resignation. If the tendered resignation specifies that it is not effective until accepted by the board, the board has the discretion to accept or reject the resignation. In such a case, the Governance and Nominating Committee will promptly consider the tendered resignation and recommend to the board whether to accept or reject the tendered resignation. The Company will publicly disclose the board’s decision within 90 days from the date of the certification of the election results.
In each case, the director nominee, if elected, will serve a shorter term in the event of his or her resignation, retirement, disqualification, or removal from office or death. In the event that any of the nominees is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for such other person(s) as they may select, subject to the guidelines set forth above. The affirmative vote of at least a majority of the votes cast with respect to the director nominee at the annual meeting at which a quorum is present is required for the election of each of the nominees. If a choice is specified on the proxy card by a shareholder, the shares will be voted as specified. If no specification is made, the shares will be voted “FOR” each of the nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 25

Director Nominee Biographies
M. Troy Woods Chair of the Board
Age: 72	Committee(s): • None	Current Public Company Directorship(s): • None
Director Since: 2019
Other Public Company Directorship(s) in the Past Five Years:
•
Total System Services, Inc. (TSYS)

Select Professional and Community Contributions:
•
Member, board of directors of the YMCA of Metropolitan Columbus, GA, a non-profit youth organization that offers programs to support youth development

•
Member, Business Roundtable, a non-profit association of executives of major US companies

•
Member, board of trustees, Mercer University

Race/Ethnicity: White

Top Skills and Qualifications:
•
Knowledge and expertise in the payments and financial services industry through 30-year career at TSYS, including service as Chair, President and CEO

•
Extensive valuable core business knowledge from overseeing all operations and performance at TSYS. This experience is key to Mr. Woods’ leadership as the Chair of the Board.

•
Strong organizational, leadership and risk management skills

•
Significant experience with business diversification, capital allocation and international expansion

Career Highlights:
•
Former Chair, President and Chief Executive Officer of TSYS (2014 – 2019); President and Chief Operating Officer (2003 – 2014); Executive Vice President (1995 – 2003); Vice President (1987 – 1995)

26 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Cameron M. Bready President and Chief Executive Officer
Age: 52	Committee(s): • None	Current Public Company Directorship(s): • Crawford & Company
Director Since: 2023
Other Public Company Directorship(s) in the Past Five Years:
•
None

Select Professional and Community Contributions:
•
Member of the board of directors (since 2018) and President of The Electronic Transaction Association (since 2023)

•
Member of the Metro Atlanta Chamber of Commerce (since 2021)

•
Member of the board of trustees of Oglethorpe University (since 2012)

•
Vice Chairman of the board of trustees of Pace Academy (since 2019)

•
Member of the Business Roundtable (since 2023)

Race/Ethnicity: White

Top Skills and Qualifications:
•
Strong foundation in the financial services and technology industry, providing a deep understanding of market dynamics

•
Extensive leadership capabilities, financial acumen and strategic vision having served as both President and Chief Operating Officer and CFO of Global Payments through periods of immense growth and transformation

•
Deep knowledge of Global Payments’ customer base and services

Career Highlights:
•
President and Chief Executive Officer of Global Payments (since June 2023)

•
President and Chief Operating Officer of Global Payments, overseeing the Company’s worldwide merchant solutions businesses across North America, Europe, Asia Pacific and Latin America, along with worldwide operations, risk management, product and real estate (2019 – 2023)

•
Senior Executive Vice President and Chief Financial Officer of Global Payments (2014 – 2019)

•
Executive Vice President and Chief Financial Officer, ITC Holdings Corp., a publicly-traded independent electric transmission company (2012 – 2014)

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 27

F. Thaddeus Arroyo
Age: 60	Committee(s): • Technology (Chair) • Governance and Nominating	Current Public Company Directorship(s): • None
Director Since: 2019 Independent
Other Public Company Directorship(s) in the Past Five Years:
•
Total System Services, Inc.

Select Professional and Community Contributions:
•
Member, board of directors of the National Center for Women & Information Technology, a non-profit organization that works to increase participation of girls and women in computing

•
Member, executive advisory board, SMU Cox School of Business

•
Trustee, Dallas Museum of Art

Race/Ethnicity: Hispanic

Top Skills and Qualifications:
•
Extensive experience developing and executing business strategies and driving growth through his multi-year career in various executive positions at AT&T

•
Extensive information security, cyber-security and technology innovation expertise, having led the transformation of AT&T’s technology strategy

•
Significant global business experience

•
Mergers and acquisitions expertise

Career Highlights:
•
Chief Strategy and Development Officer of AT&T, Inc., a Fortune 100 company and the world’s largest telecommunications company, where he oversees corporate strategy, corporate development, venture investments and business development (since 2022)

•
Chief Executive Officer of AT&T Consumer, the consumer internet, video entertainment and mobility business of AT&T (2019 – 2022); Chief Executive Officer of AT&T Business, the integrated global Business Solutions organization of AT&T (2017 – 2019); Chief Executive Officer of AT&T Mexico, LLC (2015 – 2016); President-Technology Development of AT&T (2014 – 2015); Chief Information Officer of AT&T (2007 – 2014)

•
Former Chief Information Officer of Cingular Wireless (2001 – 2007)

•
Former Senior Vice President of Product Marketing and Development of Sabre Inc. (1992 – 2001)

28 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Robert H.B. Baldwin, Jr.
Age: 69	Committee(s): • Audit • Compensation	Current Public Company Directorship(s): • None
Director Since: 2016 Independent
Other Public Company Directorship(s) in the Past Five Years:
•
None

Select Professional and Community Contributions:
•
Member, board of directors of Communities in Schools, a national dropout prevention organization

•
Member, board of directors of Nassau Presbyterian Church Cemetery

•
Member, board of directors of the Bridgehampton Club, a social and sports club

•
Member, board of directors of OvationCXM, Inc., a privately held software company

Race/Ethnicity: White

Top Skills and Qualifications:
•
Business and industry expertise derived from 16-year career as a member of Heartland Payment Systems, Inc.’s executive management team, culminating as its Vice Chairman, where he was responsible for key industry relationships, investor relations, information security and customer service operations

•
Extensive executive and leadership experience

•
Substantial experience in financial and accounting matters through tenure as Chief Financial Officer of both Heartland Payment Systems Inc. and COMFORCE Corp.

•
Significant merger and acquisition expertise

•
Risk and audit oversight

Career Highlights:
•
Former Vice Chairman (an executive office) of Heartland Payment Systems Inc. (2012 – 2016); Interim Chief Financial Officer (2013 – 2014); President (2007 – 2012); Chief Financial Officer (2000 – 2011)

•
Former Chief Financial Officer of COMFORCE Corp., a staffing company (1998 – 2000)

•
Former Managing Director, Smith Barney (1985 – 1998)

•
Former Vice President, Citicorp. (1980 – 1985)

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 29

John G. Bruno
Age: 59	Committee(s): • Compensation (Chair) • Technology	Current Public Company Directorship(s): • Valor Latitude Acquisition Corp.
Director Since: 2014 Independent	Other Public Company Directorships in the Past Five Year(s): • None
Race/Ethnicity: White

Top Skills and Qualifications:
•
Extensive public company strategy, risk management and M&A experience

•
Extensive information security, cyber-security, and technology innovation expertise derived from over 25 years in the technology industry in various executive leadership roles as a CEO, COO, CMO, CTO, CIO, and general manager

•
Global business operations experience

•
Strong sustainability experience spearheading various environmental initiatives in his role as a Chief Operating Officer

Career Highlights:
•
President and Chief Operating Officer, Xerox Holdings Corporation, a Fortune 500 company (since 2022)

•
Former Chief Operating Officer and Chief Executive Officer of the Data & Analytics Services business unit of Aon, plc, a publicly-traded global risk management service provider (2019 – 2021); Chief Operations Officer (2017 – 2019); Executive Vice President of Enterprise Innovation and Chief Information Officer (2014 – 2017)

•
Former President, Industry Solutions and Field Operations, NCR Corporation, a publicly traded technology company (2013 – 2014), where Mr. Bruno chaired the company’s Enterprise Risk Management Committee; Executive Vice President of Corporate Development and Chief Technology Officer (2008 – 2013)

•
Former Managing Director, Goldman Sachs Group, Inc. (2007 – 2008) and Merrill Lynch & Co. (2006 – 2007)

•
Senior Vice President, General Manager, RFID Division of Symbol Technologies, Inc. (2004 – 2005); Senior Vice President, Corporate Development and Chief Technology Officer (2004 – 2005); Senior Vice President, Business Development, and Chief Information Officer (2002 – 2004)

30 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Joia M. Johnson
Age: 64	Committee(s): • Governance and Nominating • Compensation	Current Public Company Directorship(s): • Regions Financial Corporation • Sylvamo Corporation
Director Since: 2019 Independent
Other Public Company Directorship(s) in the Past Five Year(s):
•
Total System Services, Inc.

•
Crawford & Company

Select Professional and Community Contributions:
•
Board member and past Chair of the American Arbitration Association, the world’s largest provider of alternative dispute resolution services

•
Board member of the Atlanta Symphony Orchestra

•
Board member and Vice Chair of the Atlanta History Center

•
Board member of the Woodruff Arts Center

•
Board member of the Bobby Jones Golf Foundation

Race/Ethnicity: African-American

Top Skills and Qualifications:
•
Global leadership experience over several corporate functions for publicly traded companies, including legal, human resources, corporate social responsibility, corporate security and real estate

•
Experience in human capital management, and specifically leadership in human resources

•
Merger and acquisitions expertise

Career Highlights:
•
Former Chief Administrative Officer (2016 – 2021) and General Counsel and Secretary (2007 – 2021), Hanesbrands, Inc., a publicly traded marketer of innerwear and activewear apparel

•
Former Executive Vice President, General Counsel and Corporate Secretary, RARE Hospitality International, Inc., a publicly traded restaurant franchise owner and operator (2001 – 2007)

•
Member of the board of directors of Novant Health, a private network of clinics, outpatient services and hospitals

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 31

Kirsten Kliphouse
Age: 57	Committee(s): • Technology	Current Public Company Directorship(s): • Dun & Bradstreet • Laboratory Corp. of America Holdings (LabCorp.)
Director Since: 2023 Independent
Other Public Company Directorship(s) in the Past Five Years:
•
None

Select Professional and Community Contributions:
•
Recipient of the Founders Award for superior leadership and contributions to the business

Race/Ethnicity: White

Top Skills and Qualifications:
•
Cybersecurity and information technology experience, and is certified in cyber-security oversight by the National Association of Corporate Directors

•
Experience in delivering growth and innovation to several of the world’s largest global organizations, including Google and Microsoft

•
Depth of experience within the technology sector, mergers and acquisitions and business development

Career Highlights
•
Former President of Google Cloud Americas, where she was responsible for leading and growing the sales, go-to-market, customer engagement, channel and services organizations (2022 – 2023)

•
Former President of Google Cloud North America (2019 – 2022)

•
Former Senior Vice President and General Manager of Red Hat, Inc., a subsidiary of International Business Machines Corporation (2018 – 2019)

•
Former CEO of Yardarm Technologies, a hardware and software solutions company (2017 – 2017)

•
Former Corporate Vice President for services, support and sales of Microsoft, where she led more than 10,000 employees globally (1991 – 2016)

32 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Ruth Ann Marshall
Age: 69	Committee(s): • Governance and Nominating • Technology	Current Public Company Directorship(s): • Regions Financial Corporation • ConAgra Brands, Inc.
Director Since: 2006 Independent
Other Public Company Directorship(s) in the Past Five Years:
•
None

Select Professional and Community Contributions:
•
Selected by Forbes.com as one of the World’s 100 Most Powerful Women (2004 and 2005), and named one of Fortune’s Top 100 Business Women (2003)

Race/Ethnicity: White

Top Skills and Qualifications:
•
Deep knowledge of our Company’s business and industry, including from serving as President, Americas for Mastercard International

•
Experience with the issues, opportunities and challenges facing our Company, including strategic planning and strategy development

•
Unique perspective on the history and the direction of the Company gained through extensive service on our board

•
Experience with sustainability and governance matters, including as Chair of the Nominating and Corporate Governance Committee at Regions Financial Corporation

•
Vast global leadership experience

Career Highlights
•
Former President, Americas, Mastercard International, where she was responsible for building all aspects of Mastercard’s issuance and acceptance businesses in the United States, Canada, Latin America and the Caribbean (2000 – 2006)

•
Former Senior Executive Vice President, Concord EFS, Inc. (1995 – 1999)

•
Former member, board of directors of American Standard Corporation, manufacturer of water and housing products

•
Former member, board of directors of Pella Corporation, a privately held manufacturing company

•
Former member, board of directors of Trustwave Inc, a cyber defense privately-held company

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 33

Connie D. McDaniel
Age: 65	Committee(s): • Governance and Nominating (Chair) • Audit	Current Public Company Directorship(s): • Virtus Mutual Fund Family
Director Since: 2019 Lead Independent Director
Other Public Company Directorship(s) in the Past Five Years:
•
Total System Services, Inc.

•
RidgeWorth Funds

Select Professional and Community Contributions:
•
Member, board of directors of the North Florida Land Trust, a non-profit organization focused on land preservation

•
Received the Service to Georgia State University’s J. Mack Robinson College of Business Award (2010) and the Georgia State University Distinguished Alumni Award (2016)

•
Named by Treasury & Risk Magazine as one of the Top 100 Most Influential People in Finance (2007)

Race/Ethnicity: White

Top Skills and Qualifications:
•
Substantial experience in financial and accounting matters through tenure as the chief audit executive of a Fortune 100 public company

•
Mergers and acquisitions and international business experience

•
Expertise from serving as a director of publicly traded companies and mutual funds

•
Risk management and risk assessment, and audit oversight experience, specifically relating to financial and legal and regulatory risk

Career Highlights:
•
Former Vice President and Chief of Internal Audit, The Coca-Cola Company (2009 – 2013) and its Vice President, Global Finance Transformation (2007 – 2009) and Vice President and Controller (1999 – 2007)

•
Vice-Chair of the Virtus Mutual Funds Board (since 2024, member of the board since 2021)

34 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Joseph H. Osnoss
Age: 46	Committee(s): • Compensation • Technology	Current Public Company Directorship(s): • EverCommerce Inc. • First Advantage Corporation (Chair of the Board) • Global Blue Group Holding AG • Zuora, Inc.
Director Since: 2022 Independent
Other Public Company Directorship(s) in the Past Five Years:
•
Sabre Corporation

•
Far Point Acquisition Corporation

•
Cornerstone OnDemand, Inc.

Select Professional and Community Contributions:
•
Member of the Dean’s Advisory Cabinet at Harvard School of Engineering and Applied Sciences

•
Visiting Professor in Practice at the London School of Economics

•
Participant in The Polsky Center Private Equity Council at the University of Chicago

Race/Ethnicity: White

Top Skills and Qualifications:
•
Significant experience in private equity investing

•
Substantial domestic and international business experience

•
Substantial public director experience

Career Highlights:
•
Managing Partner, Silver Lake, a global technology investment firm (since 2019)

•
Investment Banker, Goldman, Sachs & Co.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 35

William B. Plummer
Age: 65	Committee(s): • Audit (Chair)	Current Public Company Directorship(s): • Waste Management Inc.
Director Since: 2017 Independent
Other Public Company Directorship(s) in the Past Five Years:
•
John Wiley & Sons, Inc.

•
Custom Truck One Source, Inc. (f/k/a Nesco
Holdings, Inc.)

•
Mason Industrial Technology

Select Professional and Community Contributions:
•
Recognized as one of the U.S. Best CFOs by Institutional Investor Magazine and one of the 100 Most Powerful Executives in corporate America by Black Enterprise Magazine

Race/Ethnicity: African-American

Top Skills and Qualifications:
•
Executive leadership experience, including service as the Chief Financial Officer of United Rentals, Inc.

•
Extensive financial and accounting expertise, which enables Mr. Plummer to provide valuable leadership to the oversight of financial reporting

•
Risk and audit oversight

•
Significant experience in operational, financial and strategic development

•
Substantial public director experience

Career Highlights:
•
Corporate director and business consultant/advisor (since 2019)

•
Senior advisor to United Rentals Inc., a publicly traded equipment rental company (2018 – 2019), and Executive Vice President and Chief Financial Officer (2008 – 2018)

•
Former Chief Financial Officer, Dow Jones & Company, Inc. (2006 – 2007)

•
Former Vice President and Treasurer, Alcoa, Inc. (2000 – 2006)

•
Director of Venture Metals, Inc., a privately held metal recycling company (since 2019)

•
Chairman of the board of Cisco Equipment, a privately held equipment solutions provider and rental company (since 2020)

•
Former director and member of the audit and technology committees of John Wiley & Sons, Inc., a publisher and service provider in the scientific research, higher education and professional development fields (2003 – 2019)

36 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

John T. Turner
Age: 67	Committee(s): • Audit • Governance and Nominating	Current Public Company Directorship(s): • None
Director Since: 2019 Independent
Other Public Company Directorship(s) in the Past Five Years:
•
Total System Services, Inc.

Select Professional and Community Contributions
•
Member, board of trustees of the Bradley Turner Foundation, one of the largest charitable foundations in the State of Georgia

Race/Ethnicity: White

Top Skills and Qualifications:
•
Significant expertise in business management and corporate strategy development

•
Substantial industry knowledge gathered from serving on the board of TSYS since 2003 until its merger with Global Payments

•
International business, mergers and acquisitions experience

•
Risk assessment and oversight

Career Highlights:
•
Board member of W.C. Bradley Co., a privately held consumer products and real estate company (Chairman, since 2018; director since 1999)

•
Served in various capacities with W.C. Bradley Co. and/or its subsidiaries, including President of Bradley Specialty Retailing, Inc. (1979 – 1999)

There is no family relationship between any of our NEOs or directors. Other than as described elsewhere in this proxy statement or arrangements or understandings with the directors solely in their capacities as such, there are no arrangements or understandings between any of our directors and any other person pursuant to which any of them was elected as a director.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 37

Board of Directors, its Committees, Meetings
and Functions
Corporate Governance
Effective Board Leadership Structure
Our board believes that strong, independent board leadership and oversight is critical to effective corporate governance. In light of the recent appointment of Cameron M. Bready as President and Chief Executive Officer, the current board leadership structure consists of a non-employee Chair, a Lead Independent Director, and Mr. Bready, who is also a director. This structure is designed to foster robust board leadership, featuring a Lead Independent Director with substantial experience in risk oversight matters, specifically related to financial, legal and regulatory risk, a non-employee Chair of the board who has extensive executive experience in the Company’s industry, and a President and Chief Executive Officer who brings a wealth of familiarity with the Company. This configuration ensures seamless communication and collaboration between management and the board, promoting effective governance.
The board does not have a policy that addresses whether the roles of Chair and Chief Executive Officer should be separate or combined. The Company’s corporate governance guidelines provide that, if the Chair of the board is not an independent director, then the board shall appoint a lead director, who shall be an independent director. If the Chair is an independent director, the board may appoint a lead independent director.
The board believes our current board structure and separation of the Chair and Chief Executive Officer roles provides a balance between the independent directors’ oversight of the Company and the Chief Executive Officer’s management of the day-to-day affairs of the business. At the same time, given his experience in the industry and prior roles at TSYS, our Chair is an effective liaison between the board and senior management and focuses the board on critical business and operational issues.
Taking all of this into account, the board continues to believe that our current structure and the below outlined authority and responsibilities, as detailed further in our corporate governance guidelines, continue to allow the board to focus on key strategic, policy and operational issues and provide critical and effective leadership.
38 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Chair	President and Chief Executive Officer	Lead Independent Director
Key Responsibilities and Duties

✓
Presiding at all meetings of the board (including all executive sessions of non-employee directors)

✓
Conferring with the President and Chief Executive Officer on the Company’s strategy and strategic plan

✓
Generally approving information provided to the board, board meeting agendas and meeting schedules to ensure there is sufficient time for discussion of all agenda items

✓
Leading board self-assessment interviews with all directors

✓
Presiding over shareholder meetings

✓
Representing the board in communications with major shareholders and other stakeholders, as needed

✓
Creating and implementing the Company’s vision and mission

✓
Leading the development of the Company’s strategies — both short and long-term

✓
Setting meaningful and measurable operating and strategic goals for the Company

✓
Establishing a strong performance management culture

✓
Assessing and managing the Company’s exposure to risk

✓
Serving as the primary interface between management and the board

✓
Reviewing organizational structure needs and developing ongoing management succession plans

✓
Representing the face of the Company to stakeholders

✓
Providing regular updates and information to the board on all key issues and business developments and status of operations

✓
Presiding at executive sessions of the board’s independent directors

✓
Ensuring a strong, independent and active board by promoting effective communication and consideration of matters presenting significant risks to the Company by serving as a liaison between management and the independent directors, and advising committee chairs

✓
Representing the board in communications with major shareholders and other stakeholders, as needed

✓
Providing input on our board leadership structure

✓
Overseeing the board’s performance evaluation processes, ensuring thorough evaluation of the board, committees and individual directors

✓
Approving retention of consultants who report to the full board

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 39

Board Independence
At least a majority of our directors, and all of the members of our Audit Committee, Compensation Committee and Governance and Nominating Committee, must be “independent” based on the listing standards of the New York Stock Exchange, or the NYSE. Each year, our board of directors reviews the independence of our directors and considers, among other things, relationships and transactions during the past three years between each director or any member of his or her immediate family, on the one hand, and our Company and our subsidiaries and affiliates, on the other hand.
The purpose of the review is to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent as defined under the NYSE listing standards.
The NYSE listing standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, our board of directors must affirmatively determine that a director has no material relationship with our Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our Company). Additional independence requirements established by the SEC and the NYSE apply to members of the Audit Committee and the Compensation Committee.
Using these standards for determining the independence of its members, the board determined that the following director nominees are independent:
F. Thaddeus Arroyo	Kirsten Kliphouse	William B. Plummer
Robert H.B. Baldwin, Jr.	Ruth Ann Marshall	John T. Turner
John G. Bruno	Connie D. McDaniel
Joia M. Johnson	Joseph H. Osnoss
40 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Board Membership Criteria
The Governance and Nominating Committee assesses potential candidates based on their history of achievement, the breadth of their business experiences, whether they bring specific skills or expertise in areas that the committee has identified as desired and whether they possess the personal attributes and experiences that will contribute to the sound functioning of our board. Our corporate governance guidelines embody these principles and set forth the following non-exclusive criteria for directors:
✓ Experience — Particular skills and leadership experience that are relevant to the Company’s strategic vision.

✓
Diversity — The board and Governance and Nominating Committee value diversity among our directors and believe that diversity on our board should be a priority, and therefore actively seek diverse candidates with regard to gender, race, ethnicity, background and other attributes and skills.

✓ Age and Tenure — The age and board tenure of each incumbent director.

✓
Board Size — The Governance and Nominating Committee periodically evaluates whether a larger or smaller board would be preferable, depending on the board’s needs and the availability of qualified candidates.

✓ Board Independence — Independence of candidates for director nominees, including the appearance of any conflict in serving as a director.
✓ Board Contribution — Integrity, business judgment and commitment.
✓ Other Public Company Service — The number of other public company boards on which a director may serve.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 41

Process for Identifying and Adding New Directors
Our board routinely engages in succession planning and adds new members on an opportunistic basis when it identifies candidates whom it believes have experience, skill sets and other characteristics that will enhance board effectiveness. We have a mandatory retirement age and our board engages in recruitment as appropriate to support its refreshment efforts.
The Governance and Nominating Committee identifies and adds new directors using the following process:
1	2	3
Collect Candidate Pool	Holistic Candidate Review	Recommendation to the Board
• Independent search firms • Independent director recommendations • Shareholder recommendations
•
Governance and Nominating Committee focuses on candidates with skills that align to the Company’s long-term corporate strategy as well as areas of current and future anticipated needs most critical to the board.

•
Prior to a vote as to whether a potential nominee is recommended, the candidates that emerge from the process are interviewed by members of the committee and other board members, including the Chair and Lead Independent Director.

•
Extensive due diligence is conducted by third parties, including soliciting feedback from other directors and applicable persons outside the Company.

		• The Governance and Nominating Committee presents qualified candidates to the board for review and approval.
Board Refreshment
We periodically review our board’s composition to ensure that we continue to have the right mix of skills, diversity, background and tenure necessary to promote and support the Company’s long-term strategy. The board currently believes that an appropriate size is seven to twelve members, allowing, however, for changing circumstances that may warrant a higher or a lower number.
As a result of healthy refreshment, in October 2023, the board added Kirsten Kliphouse as an independent director. Ms. Kliphouse brings to Global Payments decades of leadership, extensive knowledge of technology, information security and data privacy matters, as well as deep experience delivering growth and innovation to several of the world’s largest global organizations, most recently Google Cloud Americas. With her appointment, we have added two new independent director nominees in less than two years and approximately 64% of our non-employee director nominees have joined the board in the last five years. The variety in skills, qualifications and experiences of our directors contributes meaningfully to the Company’s strategy for future growth and long-term value creation.
The board also believes that directors develop an understanding of the Company and an ability to work effectively as a group over time that provides substantial value, and therefore a significant degree of continuity year-over-year is beneficial to shareholders and generally should be expected.
Commitment to Diversity and Inclusion
The board regards diversity as an important consideration for determining the optimal board composition. Today, 50% of our board members standing for election are diverse in gender and/or race/ethnicity and, since 2017, we have added five diverse independent director nominees to the board, each of whom possesses a strong mix of skills, qualifications, backgrounds and experiences.
The board has committed to seek women and candidates from under-represented communities to be included in the initial pool from which board nominees are chosen.
42 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Limitation on other Board and Audit Committee Service
As part of the annual board evaluation process, the Nominating and Governance Committee evaluates directors’ time commitments and assesses director effectiveness. Our corporate governance guidelines establish the following limits on our directors serving on publicly-traded company boards and audit committees. The Governance and Nominating Committee may grant exceptions to the limits on a case-by-case basis after taking into consideration the facts and circumstances of the request.
Director Category	Limit on publicly-traded board and audit committee service, including Global Payments
All directors	4 boards
Director who is a CEO of Global Payments	2 boards
Directors who serve on Audit Committee	3 audit committees
Mr. Osnoss serves on four public company boards in addition to being a member of the board of Global Payments. Every year, the Governance and Nominating Committee and the board consider Mr. Osnoss’ service on other public company boards prior to nominating him for re-election, with an emphasis on the following:
•
Mr. Osnoss fulfills a professional obligation by serving on these public company boards by virtue of being Managing Partner of a leading global technology investment firm, similar to other of our board members who serve in executive roles at other companies

•
Mr. Osnoss’ skills and qualifications, and his extensive investment experience

•
Nature of Mr. Osnoss’ service on the other boards and the time commitments involved

•
Mr. Osnoss’ contributions to the board of directors of Global Payments

Following this comprehensive review, the committee determined that Mr. Osnoss’ simultaneous service on multiple boards would not compromise his continued effectiveness in serving on the Company’s board. In recognition of his professional capabilities and the unique insights derived from his diverse experiences, the committee exercised its discretion to waive the numeric limitation on his outside board service to allow one additional board, affirming his capacity to continue contributing effectively to Global Payments.
All other directors are within the Company’s guidelines for outside board service.
Attendance at Board, Committee and Annual Shareholder Meetings
Our full board of directors met seven times during 2023. Each of our directors attended at least 75% of the meetings of the board, including meetings of the committees on which he or she served during 2023. Pursuant to our corporate governance guidelines, all of our directors are expected to attend the annual meeting of shareholders, and all directors attended the 2023 annual meeting.
Board and Committee Membership
Our board has four standing committees that assist the board in carrying out its responsibilities: an Audit Committee, a Compensation Committee, a Technology Committee, and a Governance and Nominating Committee. Each committee is composed entirely of independent directors. Each committee reports any activities, discussions, recommendations and approvals to the board at each regularly scheduled board meeting and operates under a charter approved by the board and reviewed annually by the respective committee and the board. Each committee charter and our corporate governance guidelines are available in the Investor Relations section of our website, www.company.globalpayments.com.
Board and committee leadership and membership is reviewed annually by the board, upon recommendation of the Governance and Nominating Committee. Upon recommendation of the Governance and Nominating Committee, the board considers committee composition on an annual basis, believing that, while we benefit from having a level of consistency in our committee composition and committee chairs, fresh perspectives likewise facilitate enhanced board and committee performance. Accordingly, since January 1, 2023, we appointed a new Lead Independent Director and added one new member to each of our Technology Committee and our Governance and Nominating Committee.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 43

Investment Agreement
Pursuant to the terms of an investment agreement (Investment Agreement) among the Company and certain affiliates of Silver Lake Group, L.L.C. (Silver Lake), Silver Lake is entitled to designate one individual to our board as long as Silver Lake or its affiliates beneficially own at least 50% of the aggregate principal amount of the Company’s 1.00% convertible senior notes due 2029 (including the amount of such notes converted into shares of our common stock) issued to Silver Lake. In accordance with the terms of the Investment Agreement, in October 2022, Silver Lake designated, and our board elected, Joseph H. Osnoss to join our board.
44 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

A description of each standing committee is included on the following pages.
Audit Committee

William B. Plummer (Chair)	Members: William B. Plummer (Chair)*, Robert H. B. Baldwin, Jr., Connie D. McDaniel, and John T. Turner	6 meetings in 2023 All members are independent
Key Objectives:
•
Assists the board in its oversight responsibilities relating to the quality and integrity of our financial reporting and disclosure obligations.

•
Appoints, retains and approves the compensation of the Company’s independent auditor.

•
Oversees, monitors and evaluates the qualifications, performance and independence of the independent auditor.

•
Oversees the Company’s ERM program, as well as vendor risk management, insurance, and physical security, and the internal controls designated to mitigate risks related to these topics.

•
Reviews regular deep dive reports from the Chief Risk Officer on cyber security, privacy and data governance.

•
Approves the scope of the annual audit.

•
Oversees the Company’s internal audit function and is responsible for the appointment of the head of the Internal Audit department.

•
Assists the board in overseeing the Company’s ethics and compliance program and confidential whistleblower process.

•
Reviews regular reports from the General Counsel on litigation, regulatory and compliance topics.

•
Reviews and approves related party transactions.

•
Meets independently with each of the Chief Financial Officer, Chief Audit Executive, General Counsel, and independent auditor.

Risk Oversight Role:
•
Oversees the Company’s performance to ensure alignment with the risk assessments and tolerance levels prescribed in the ERM program with respect to the Company’s major financial risk and enterprise exposure.

•
Oversees the Company’s internal controls and financial reporting.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 45

Audit Committee Financial Experts:
William B Plummer	Robert H. B. Baldwin, Jr.	Connie D. McDaniel
The board has determined that Mr. Plummer, Mr. Baldwin and Ms. McDaniel each qualify as audit committee financial experts, as defined in the applicable SEC rules, and that all Audit Committee members are financially literate.
46 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Governance and Nominating Committee

Connie D. McDaniel (Chair)	Members: Connie D. McDaniel (Chair), Thaddeus Arroyo; Joia Johnson; Ruth Ann Marshall, and John T. Turner	4 meetings in 2023 All members are independent
Key Objectives:
•
Establishes and evaluates qualifications for our directors to ensure our full board and its committees continue to operate functionally and with an appropriate degree of independence from management.

•
Evaluates and recommends director nominees for election at annual meetings of shareholders or to fill vacancies, and manages the board and committees refreshment process.

•
Reviews and recommends the board’s committee structure and composition.

•
Oversees the Company’s sustainability and governance activities, including the activities of the management steering committee and the Company’s periodic corporate responsibility reports.

•
Oversees the Company’s corporate governance guidelines, including procedures for shareholders and other parties to communicate with the board.

•
Administers the board’s policy on related party transactions and recommends any revisions to it.

•
Oversees retention and compensation of search firms to be used to identify director candidates.

•
Leads the annual assessment of effectiveness of the board and committees.

•
Identifies and considers emerging corporate governance issues and trends.

•
Receives periodic reports on government relations issues pertaining to the Company.

•
Reviews the Company’s political activities, contributions and expenditures.

•
Reviews shareholder proposals and recommends to the board actions to be taken in response to each proposal.

Risk Oversight Role:
•
Oversees our risk management activities with respect to our corporate governance structure at the board and senior management level and sustainability issues, trends and policies.

•
Promotes a risk-aware culture by, for example, reviewing our Code of Conduct and Ethics, and the Code of Ethics for Senior Financial Officers.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 47

Compensation Committee

John G. Bruno (Chair)	Members: John G. Bruno (Chair), Robert H.B. Baldwin, Joia M. Johnson and Joseph H. Osnoss	10 meetings in 2023 All members are independent
Key Objectives:
•
Establishes and reviews the objectives of our executive compensation program.

•
Oversees our management succession plan.

•
Reviews and approves the Company’s strategies and policies related to human capital management and assists the board in the oversight of the Company’s DEI efforts.

•
Reviews and approves the financial goals and objectives relevant to our President and CEO’s compensation.

•
Evaluates the performance of the President and CEO and determines his compensation level.

•
Reviews and approves the annual base salaries and annual incentive opportunities of the other NEOs.

•
Oversees the administration of the Company’s equity-based incentive compensation plans and the executive non-equity (cash) annual performance plan.

•
Oversees the Company’s clawback policy.

•
Assists the board in setting the form and amount of non-employee director compensation.

•
Responsible for the appointment, compensation and oversight of any compensation consultant or advisor.

•
Sets the Company’s stock ownership and retention and holding periods applicable to executives and directors.

•
Reviews the results of any shareholder advisory votes on executive compensation or other feedback on this subject that may be garnered through the Company’s shareholder engagement.

Risk Oversight Role:
•
Oversees our risk management activities with respect to our compensation policies and practices for our directors and NEOs.

•
Considers our executive compensation programs from a risk perspective, conducting reviews and risk assessments of our compensation policies and practices, and monitors the compensation consultants, including their independence.

48 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Technology Committee

F. Thaddeus Arroyo (Chair)	Members: F. Thaddeus Arroyo (Chair), John G. Bruno, Kirsten Kliphouse, Ruth Ann Marshall and Joseph H. Osnoss	6 meetings in 2023 All members are independent
Key Objectives:
•
Reviews the Company’s key initiatives and practices relating to information security, cyber-security, disaster recovery, business continuity, data privacy and data governance, and monitors compliance with regulatory requirements and industry standards.

•
Provides board-level oversight with regard to significant technology and information security practices and technology and cyber-risk profile.

•
Serves as a liaison between our board and the CISO and the Chief Privacy Officer with regard to our technology and information security practices and cyber-risk profile.

•
Monitors the Company’s compliance with regulatory requirements and industry standards.

•
Receives quarterly reports from the CISO concerning the status of the Company’s information security program and related matters.

•
Responsible for the oversight of the appointment, activities, organizational structure, qualifications and budget of the CISO.

•
Meets independently with each of the Chief Information Officer (CIO) and the CISO.

Risk Oversight Role:
•
Ensures that the Company’s strategic business goals are aligned with our technology strategy and infrastructure and that management has adequate support for the Company’s internal technology and information security needs.

•
Oversees the Company’s risk management related to our technology and information security practices.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 49

Board Oversight
Our board is responsible for the oversight of management. In that regard, the primary responsibilities of the board include, but are not limited to, oversight of the Company’s business plan and the Company’s development of its strategy and risk management, including the oversight of the Company’s determination of risk appetite. In addition, the board receives regular reports on risk management activities from each of its standing committees to provide more in-depth oversight of specific key risk exposures. Please see pages 45-49 for additional information about the oversight responsibilities of each of our committees.

Board of Directors

- Strategic and financial considerations, operational, legal, reputational and M&A/integration risks, DEI oversight
- Other risks considered by committees

Audit Committee

- Financial reporting and disclosures
- Financial management and liquidity risks
- Enterprise risk management

Compensation Committee

- Executive compensation risk
- Director compensation risk
- Executive leadership succession
- Human capital strategy

Governance and Nominating Committee

- Board organization, membership and structure risk
- Corporate governance
- Sustainability and corporate responsibility
- Political activities and expenditures

Technology Committee

- Information security (including cyber-security) and technological infrastructure
- Business continuity and disaster recovery
- Privacy and data governance

Management reports to the full board or appropriate board
committee on the management of significant risks to the enterprise.
Selected Areas of Board Oversight
Board’s Role in Overseeing Enterprise Risk Management
Our board of directors views the oversight of risk management as one of its key functions. While management is responsible for assessing and managing risk, our board is responsible for promoting an appropriate culture of risk management within the Company and setting the right “tone at the top.” The board oversees management’s implementation of the ERM program, including reviewing our enterprise risk portfolio and engaging directly with management to set high-level policy and to ensure the long-term interests of the Company and its shareholders are being served.
At least annually, the board, acting directly or through its committees, discusses with management the appropriate level of risk relative to our strategy and objectives, identifies potential emerging risks and reviews with management our existing risk management processes and their effectiveness. For certain risks, upon assessing potential impacts to our business and strategy, we may apply a longer-term view to monitoring and mitigation activities. Each committee reports to the board at least quarterly regarding its designated areas of risk oversight in order to ensure alignment. The committees meet regularly in executive sessions with our Chief Financial Officer, Chief Administrative and Legal Officer (who also serves as the Company’s Chief Compliance Officer and reports to the President and Chief Executive Officer), General Counsel, CIO, CISO, Chief Audit Executive and other members of
50 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

senior management, during which the Committee examines our risk management processes, controls and procedures, talent and capabilities. These discussions ensure that management is properly focused on risk by, among other things, reviewing and discussing with the board the performance of senior management and business units of the Company. Our Lead Independent Director may identify risk-related issues for the board to consider and discuss, in consultation with the Chief Executive Officer, as appropriate. In 2023, key areas of focus included technology, cybersecurity, information security, privacy and data governance, vendor due diligence and management, geopolitical threats, Federal Banking Agency examination program and outcomes, and legal and regulatory risks and oversight.
The Management Risk Committee is the executive-level management committee chaired by our Chief Risk Officer and reporting to senior management of the Company, including the Executive Leadership Team. Our ERM program is designed to work across the Company to assess, govern and manage risks identified by management in the short-, intermediate- and long-term and oversee the Company’s response to those risks. In order to fulfill its responsibilities, the Management Risk Committee identifies, assesses, monitors, and seeks to mitigate the Company’s enterprise-wide key risks. From time to time, we also utilize industry information sources, such as professional services firms or subscription resources, to examine risk trends and changes, and benchmark our risk mitigation strategies against those of our peers. The ERM program also works in tandem with our accounting and financial reporting groups to align the risk identification and assessment process with our existing disclosure controls and procedures.
The board believes that the practices described above and our current leadership structure described in the “Corporate Governance — Effective Board Leadership Structure” section facilitate effective board oversight of risk management because they allow the board, with leadership from the Lead Independent Director and working through its committees, to proactively participate in the oversight of management’s actions.
Board’s Role in Overseeing our Business Plan and Strategy
The board has oversight responsibility for management’s establishment and execution of our corporate strategy. Elements of strategy are discussed at every regularly scheduled board meeting, guided by current Company-level priorities. The board also regularly reviews the businesses’ strategic and operational priorities, the competitive environment, market challenges and economic trends, investments and partnerships, and integrations of recent acquisitions. At meetings occurring throughout the year, the board assesses capital allocation plans, the Company’s performance against the annual budget and against its peers, periodic examinations conducted by the Federal Banking Agencies, and potential mergers, acquisitions and dispositions for alignment with our strategic priorities. Additionally, our independent directors hold regularly scheduled executive sessions without management present, during which strategy is discussed.
During its quarterly meetings in 2023, the board received updates on the Company’s corporate strategy, technology roadmap, DEI accomplishments, employee retention and related human capital management topics. In addition to quarterly and specially scheduled meetings, the board holds periodic meetings focused on strategy and other initiatives.
The Board’s Role in Overseeing Information Security and Cyber-Security Risk
Our board has delegated to the Technology Committee the responsibility to oversee the Company’s information security program and cyber-security risk. Specifically, subject to oversight by the full board, the Technology Committee, which is composed solely of independent directors, receives, at a minimum, quarterly reports from the CISO on the Company’s cyber-risk profile, information security initiatives and emerging cyber risks. The Company’s information security program is administered by the CISO, who maintains a direct reporting line to both the Technology Committee and the board.
The Technology Committee reviews our key initiatives and practices relating to information technology, information security, cyber-security, disaster recovery, business continuity, data privacy and data governance, and monitors compliance with regulatory requirements and industry standards. The Technology Committee helps to ensure that our strategic business goals are aligned with our technology strategy and infrastructure and that management has adequate support for the Company’s internal technology and information security needs.
At every regular meeting of the Technology Committee, the CISO provides the Technology Committee with updates and changes to the state, strategy and risks related to the information security program as well as other
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 51

security news and topics. Further, the Technology Committee and Audit Committee receive quarterly reports from the Chief Risk Officer regarding our risk exposure related to significant information technology and information security. In addition, the board regularly receives information about these topics from the Chair of the Technology Committee, the CIO, and management, and the board is apprised directly of incidents as appropriate, pursuant to our incident response practices.
Refer to our Annual Report on Form 10-K for additional information on our cybersecurity practices.
Board Oversight of Sustainability and Corporate Responsibility Issues
At the board level, the Governance and Nominating Committee has primary oversight responsibility for the Company’s sustainability and corporate responsibility strategy, activities and risks, reviewing at least annually our policies and activities regarding sustainability and corporate responsibility and assessing our management of risks with respect thereto. The Governance and Nominating Committee meets with management to review and discuss the Company’s sustainability and social initiatives, challenges, and opportunities, so that it can advise on key matters that affect all of the Company’s stakeholders, and also briefs the board on current and emerging topics and progress on implementing the Company’s sustainability and corporate responsibility priorities on a periodic basis. For instance, during 2023, the Governance and Nominating Committee reviewed updates to our Corporate Responsibility Report, which included enhanced disclosures for Scope 1 and Scope 2 emissions, and for the first time Scope 3 emissions.
The Compensation Committee oversees the Company’s strategies and policies related to human capital management and assists the board with its oversight with respect to the Company’s DEI efforts. For instance, in 2023, the board focused on racial and ethnic diversity in both succession planning and the overall workforce, leadership pipeline and development for women and people of color, and employee survey results, examining the results for areas of opportunity for the Company, and received reports from the Chief Human Resources Officer and Chief Diversity Officer on these topics.
Additionally, each quarter the Audit Committee reviews and discusses with management the key risks identified from the ERM process, including their potential impact on our operations, our risk mitigation strategies, and related disclosure matters.
Board Oversight of Executive Compensation Program
In early 2024, management, with the assistance of FWC, performed an annual assessment of our compensation objectives, philosophy, and forms of compensation and benefits for our executive officers, to reflect on the Company’s 2023 say-on-pay results. A report summarizing the results of this assessment was reviewed and discussed with the Compensation Committee. The Compensation Committee, taking into account the enhancements made to the executive compensation program in 2023, concluded that the Company’s compensation program does not create risks that are likely to have a material adverse effect on the Company.
Board Oversight of Political Contributions
We believe that the Company’s political activities and related spending, which is limited, reflect the interests of the Company and its shareholders and not those of any individual director, officer or team member. We are committed to being fully compliant with all federal, state, and local requirements associated with participating in the policy making and political process. The Governance and Nominating Committee maintains oversight of the Company’s political activities, contributions and expenditures. The head of our government relations team reports to the Governance and Nominating Committee on at least an annual basis. The committee conducts an annual review of political contributions, corporate political expenditures, and the Company’s political activity strategies and policies, reporting on the same to the full board.
Evaluation of Board and Committee Effectiveness
Each year, our board and its committees conduct self-assessments to ensure they are performing effectively and to identify opportunities to improve board and committee performance. The self-assessment is conducted under the oversight of the Governance and Nominating Committee. Directors respond to a comprehensive questionnaire through an interview process with the chair of each committee, with the Chair of the board leading the discussion at the board level. The questionnaire asks directors to consider topics related to board and committee
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composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience, diversity and backgrounds. Each committee, as well as the board as a whole, then reviews and examines the responses from this assessment and makes appropriate recommendations to the board. The results of the assessments and any associated recommendations are then discussed by the board and the respective committees in executive session, with a view toward taking action to address any issues presented.
Contacting Our Board of Directors
Any interested party may contact any individual director, our non-employee or independent directors as a group, or all of our directors by directing such communications to the applicable directors in care of the Corporate Secretary at our address at 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326. Any correspondence received by the Corporate Secretary in accordance with the foregoing will be forwarded to the applicable director or directors.
Board of Directors Compensation
Our non-employee Director Compensation Plan is designed to attract, retain and compensate highly-qualified directors by providing them with competitive compensation and an equity interest in our Company in order to align their interests with those of our shareholders. In lieu of per-meeting fees, we pay our non-employee directors annual cash and stock retainers, which are payable in advance on the first business day after each annual meeting of shareholders (prorated for partial periods for new directors). We do not pay additional compensation to directors who are also our employees for their service as a director.
Our Compensation Committee periodically reviews our non-employee Director Compensation Plan and makes recommendations as necessary to our full board of directors.
Annual Director Compensation
There are three elements of our compensation program for non-employee directors: an annual cash retainer, an annual supplemental cash retainer (for our Chair, Lead Independent Director and committee chairs) and equity awards. The following table describes each element of director compensation for the shareholder year beginning in April 2023.
Director	Annual Basic Cash Retainer	Annual Supplemental Cash Retainer	Annual Stock Retainer (FMV)
Non-Employee Chair of the Board	$120,000	$100,000	$275,000
Lead Independent Director	$120,000	$50,000	$220,000
Chair of Audit Committee	$120,000	$35,000	$220,000
Chair of Compensation Committee	$120,000	$25,000	$220,000
Chair of Other Committees	$120,000	$25,000	$220,000
All Other Non-Employee Directors	$120,000	N/A	$220,000
The number of fully-vested shares of our common stock granted as the annual stock retainer is based on the market price of our common stock on the grant date. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with attendance at board and committee meetings.
All of the non-employee directors are eligible to participate in our Non-Qualified Deferred Compensation Plan described under “Board and Corporate Governance — Director Compensation — Non-Qualified Deferred Compensation Plan” below. Ms. Marshall is the only current director who participated in 2023, and she did not receive any interest on deferred compensation at an above-market rate of interest.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 53

2023 Director Compensation Table
The following table summarizes the compensation of our non-employee directors during 2023.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total($)
F. Thaddeus Arroyo	$145,000	$220,010	$365,010
Robert H.B. Baldwin, Jr.	$120,000	$220,010	$340,010
John G. Bruno	$145,000	$220,010	$365,010
Joia M. Johnson	$120,000	$220,010	$340,010
Kirsten Kliphouse	$59,836	$91,637	$151,473
Ruth Ann Marshall	$120,000	$220,010	$340,010
Connie D. McDaniel	$195,000	$220,010	$415,010
Joseph H. Osnoss	$120,000	$220,010	$340,010
William B. Plummer	$155,000	$220,010	$375,010
John T. Turner	$120,000	$220,010	$340,010
M. Troy Woods	$220,000	$275,012	$495,012

(1)
Represents basic and supplemental cash retainers earned during 2023. All annual cash retainers are payable in advance on the first business day after each annual meeting of shareholders (or on the day of a director’s appointment to the board, as applicable) and are considered fully earned when paid.

(2)
Represents the aggregate grant date fair value of awards of stock granted on April 28, 2023 (and in the case of Kirsten Kliphouse, on the date of her appointment), all of which were fully-vested on the grant date, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or FASB ASC Topic 718. The amount shown in this column is based on the closing price of our common stock on the applicable grant date. None of our non-employee directors had any unvested stock awards outstanding as of December 31, 2023.

The following table reflects the stock options for each non-employee director that were outstanding as of December 31, 2023.
Non-Employee Directors	Options Outstanding as of December 31, 2023
F. Thaddeus Arroyo	4,822
Robert H.B. Baldwin, Jr.	—
John G. Bruno	—
Joia M. Johnson	3,123
Kirsten Kliphouse	—
Ruth Ann Marshall	—
Connie D. McDaniel	11,394
Joseph H. Osnoss	—
William B. Plummer	—
John T. Turner	31,229
M. Troy Woods	83,226
Non-Qualified Deferred Compensation Plan
The non-employee directors are eligible to participate in our Non-Qualified Deferred Compensation Plan, referenced herein as the deferred compensation plan. Ms. Marshall is the only current director who participated in the deferred compensation plan during 2023. Pursuant to the deferred compensation plan, non-employee directors are permitted to elect to defer up to 100% of their annual cash retainer. Participant accounts are credited with
54 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

earnings based on the participant’s investment allocation among a menu of investment options selected by the deferred compensation plan administrator. Participants are 100% vested in the participant deferrals and related earnings. We do not make contributions to the deferred compensation plan and do not guarantee any return on participant account balances. Participants may allocate their plan accounts into sub-accounts that are payable upon separation from service or on designated specified dates. Except in the case of death or disability, participants may elect in advance to have their various account balances pay out in a single lump sum or in installments over a period of two to ten years. In the event a participant separates from service by reason of death or disability, the participant or his or her designated beneficiary will receive the undistributed portion of his or her account balances in a lump-sum payment. Subject to approval by the deferred compensation plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from an account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).
Target Stock Ownership Guidelines
Our board of directors has implemented stock ownership guidelines for our directors in order to foster equity ownership and align the interests of our directors with our shareholders. Within five years of becoming a director, each director is expected to beneficially own a number of shares of our common stock at least equal in value to 500% of the director’s annual cash retainer. None of our non-employee directors was out of compliance with the stock ownership guidelines as of the record date.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 55

Common Stock Ownership
Common Stock Ownership by Management
The following table sets forth information as of February 26, 2024 with respect to the beneficial ownership of our common stock by (i) each of our directors, (ii) each of our NEOs, and (iii) the 17 persons, as a group.
Name and Address of Beneficial Owner(1)	Shares Beneficially Owned with Sole Voting and/or Sole Investment Power(2)	Shares Beneficially Owned with Shared Voting or Shared Investment Power	Shares Issuable Upon Exercise of Stock Options(3)	Total	Percentage of Class
Named Executive Officers:
Cameron M. Bready	214,431		138,196	352,627	*
Josh J. Whipple	38,221		8,132	46,353	*
David L. Green	76,676		76,815	153,491	*
Guido Sacchi	41,575		68,808	110,383	*
Andréa Carter	23,824		—	23,824	*
Jeff Sloan(4)	23,078		—	23,078	*
Non-Employee Director and Director Nominees:
F. Thaddeus Arroyo	8,074		4,822	12,896	*
Robert H.B. Baldwin, Jr.	40,892		—	40,892	*
John G. Bruno	13,651		—	13,651	*
Joia M. Johnson	10,335		3,123	13,458	*
Kirsten Kliphouse	878		—	878	*
Ruth Ann Marshall	45,288		—	45,288	*
Connie D. McDaniel	21,383		11,394	32,777	*
Joseph H. Osnoss	2,777(5)		—	2,777	*
William B. Plummer	10,487		—	10,487	*
John T. Turner	20,541	970,859(6)	31,229	1,022,629	*
M. Troy Woods	499,632		83,226	582,858	*
All Directors and Named Executive Officers as a Group (17)	1,091,743	970,859	425,745	2,488,347	*

*
Less than one percent.

(1)
The address of each of the directors and officers listed is c/o Global Payments Inc., 3550 Lenox Road, Atlanta, Georgia 30326.

(2)
Includes the number of shares of common stock the person “beneficially owns,” as defined by SEC rules, other than shares issuable upon the exercise of options that are currently vested or that will vest within 60 days of February 26, 2024. Unless otherwise indicated, each person listed in the table possesses sole voting and investment power with respect to the common shares reported in this column to be owned by such person.

(3)
Includes the number of shares that the person had a right to acquire as of, or within 60 days after, February 26, 2024 through the exercise of stock options.

(4)
Because Jeff Sloan departed from the Company effective June 1, 2023, he is no longer required to report to the Company ownership of Company equity that he owns. Accordingly, the amount in the table reflects Mr. Sloan’s ownership of Company equity based on information reasonably available to the Company.

(5)
Includes 752 shares held by Mr. Osnoss for the benefit of Silver Lake Technology Management, L.L.C., certain of its affiliates or certain of the funds they manage.

(6)
The reporting person disclaims beneficial ownership except to the extent of his pecuniary interest.

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Common Stock Ownership by Non-Management Shareholders
Below is information regarding the beneficial ownership of our securities by each person known to us to beneficially own more than 5% of any class of our securities as of February 13, 2024:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Shares
BlackRock, Inc.(1)	17,654,029	6.8%
The Vanguard Group(2)	24,946,644	9.58%

(1)
This information is contained in a Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 26, 2024. Blackrock, Inc. reported sole dispositive power of 17,654,029 shares and sole voting power of 15,851,805 shares. The address of Blackrock, Inc. is 40 East 52nd Street, New York, NY 10022.

(2)
This information is contained in a Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024. The Vanguard Group reported sole dispositive power for 23,843,982 shares, shared dispositive power for 1,102,662 shares, sole voting power for 0 shares, and shared voting power for 332,226 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 57

Biographical Information About Executive Officers
Biographical and other information about each of our executive officers is set forth below, except for Mr. Bready, our President and Chief Executive Officer, whose biographical information is provided above under “Director Nominees” beginning on page 26.
Name	Age	Current Position	Position with Global Payments and Other Principal Business Affiliations
Joshua J. Whipple	51	Senior Executive Vice President and Chief Financial Officer
Senior Executive Vice President and Chief
Financial Officer (since July 2022); Chief Strategy
and Enterprise Risk Officer of the Company
(March 2015 – July 2022); Investment Banker at
Bank of America Merrill Lynch (June 2008 –
February 2015); Investment Banker at The Bear
Stearns Companies, Inc.
(August 2004 – May 2008); Manager at
Accenture – Strategy Consulting for Technology
Firms (August 1997 – August 2023)

David L. Green	56	Senior Executive Vice President, Chief Administrative and Legal Officer
Senior Executive Vice President, Chief Administrative and Legal Officer and Corporate Secretary (since June 2023); Senior Executive Vice President, General Counsel and Corporate Secretary (September 2019 – June 2023); Executive Vice President, General Counsel and Corporate Secretary of the Company (November 2013 – September 2019); Senior Vice President and Division General Counsel of the Company (August 2011 – November 2013); Vice President and Division General Counsel of the Company (August 2007 – August 2011).

Shannon Johnston	52	Senior Executive Vice President and Chief Information Officer
Senior Executive Vice President and Chief
Information Officer (since January 2024); Member
of the Board of Directors and Chair of the
Technology Committee, Deutsche-Boerse, a
German multinational offering marketplace
organizing for the trading of shares and other
securities; (since May 2022); Executive Vice
President, Chief Digital Officer and Deputy Chief
Information Officer (June 2023 – January 2024);
Executive Vice President and Chief Technology
Officer, Consumer Solutions, Data and Architecture
(February 2021 – June 2023); Chief Technology
Officer, Consumer Solutions, Data and Architecture
(August 2019 – February 2021); Senior Vice
President, Software Engineering
(September 2017 – August 2019).

58 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Name	Age	Current Position	Position with Global Payments and Other Principal Business Affiliations
Andréa Carter	54	Senior Executive Vice President and Chief Human Resources Officer
Senior Executive Vice President and Chief Human
Resources Officer (since January 2021); Member
of the Board of Directors, Churchill Downs
Incorporated (since December 2022); Executive
Vice President and Chief Human Resources
Officer (January 2020 – January 2021); Senior
Vice President, Human Resources – Corporate,
International and Talent Management
(September 2017 – January 2020); Chief Human
Resources Officer of Habitat for Humanity
(June 2016 – August 2017).

There are no arrangements or understandings between any of our executive officers and any other person pursuant to which any of them was appointed an officer, other than arrangements or understandings with our officers acting solely in their capacities as such.
Codes of Conduct and Ethics
The Company has adopted a Code of Ethics for Senior Financial Officers that is applicable to the Chief Executive Officer and the Chief Financial Officer, and a Code of Conduct and Ethics that is applicable to all employees and directors of the Company. The codes deter wrongdoing and promote honest and ethical conduct, compliance with laws, rules and regulations and internal reporting of possible legal or ethics violations. The Code of Ethics for Senior Financial Officers and the Code of Conduct and Ethics are available on the Company’s website at: https://investors.globalpaymentsinc.com/governance/governance-documents.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 59

Proposal Two: Advisory Vote to Approve the
2023 Compensation of Our Named Executive
Officers
In accordance with Section 14A of the Exchange Act, our board is asking shareholders to approve an advisory resolution on executive compensation. The advisory vote is a non-binding vote to approve the compensation of our NEOs in 2023. The vote, which is known as a “say-on-pay” vote, is intended to give our shareholders the opportunity to express their views on our NEOs’ compensation. The vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The text of the resolution is as follows:
Resolved, that the Company’s shareholders APPROVE, on an advisory basis, the compensation of the Company’s NEOs as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the summary compensation table and related compensation tables and narrative discussion.
We urge you to read the Compensation Discussion and Analysis in this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. You should also read the summary compensation table and other related compensation tables and narrative disclosure, which provide additional details about the compensation of our NEOs in 2023.
The vote regarding the compensation of the NEOs described in this Proposal No. 2 is advisory, and therefore, is not binding on us or our board. Although non-binding, our board values the opinions that shareholders express in their votes and will review the voting results and take them into consideration as it deems appropriate when making future decisions regarding our executive compensation programs. Our board of directors has adopted a policy providing for an annual say-on-pay vote. Unless our board of directors modifies this policy, the next say-on-pay vote will be held at our next annual shareholder meeting in 2025.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE 2023 COMPENSATION OF OUR NEOs, AS DISCLOSED IN THIS PROXY STATEMENT.
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Compensation Discussion and Analysis
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 61

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis explains the guiding principles and practices upon which our executive compensation program is based; our decision-making process, including our consideration of shareholder feedback; and the 2023 compensation paid to our NEOs.
In 2023, the following leadership changes affected the group comprising our executive officers:
•
Cameron Bready was appointed as the Company’s President and Chief Executive Officer, effective June 1, 2023, succeeding Jeff Sloan. Mr. Bready was also appointed to our board.

•
Andréa Carter, the Company’s SEVP and Chief Human Resources Officer, was appointed an executive officer of the Company, effective June 1, 2023.

•
Dr. Guido F. Sacchi announced his retirement effective as of December 31, 2023, and Shannon Johnston was appointed as the Company’s SEVP and Chief Information Officer, effective January 1, 2024.

Performance Highlights
Our executive compensation program is designed to align the compensation of our executives with our operating and financial performance and create value for our shareholders. Accordingly, you should consider our executive compensation decisions in the context of our financial and operational performance during 2023.
We have demonstrated sustained market outperformance over the past 10 years and long-term investors have experienced significant shareholder value growth. A $100 investment in our Company on December 31, 2013 would have been worth $403 on December 31, 2023. In 2023, the share price of Global Payments increased 28%, exceeding the S&P 500 index by 4 percentage points for the year.
The graph compares the (i) TSR of the S&P 500 index and the S&P 500 Financials index; (ii) the TSR of our Company; and (iii) the composite average TSR of our peer group from December 31, 2013 through December 31, 2023.

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2023 Executive Compensation Highlights
Summary of Enhancements to our Executive Compensation Program
As disclosed in greater detail in our last year’s proxy statement, during the course of 2023 we implemented significant enhancements to our executive compensation program. The design of the 2023 compensation program reflects changes undertaken by the Compensation Committee in response to the 2022 “say-on-pay” vote and shareholder feedback. We believe that these enhancements demonstrate that our executive compensation program clearly links pay to company and executive performance.
Below are highlights of 2023 executive compensation adjustments actions taken:
Eliminated adjusted EPS as a duplicative metric by removing it from the short-term incentive plan.
Set adjusted net revenue and adjusted operating margin as the sole and equally weighted metrics for the short-term incentive plan.
Maximum payout opportunity for PSUs was reduced from 400% to 200% of target.
No one-time grants to NEOs.
Evolution of our Executive Compensation Program

2020

- NEOs voluntarily waived 50%-100% of base salary for at least 6 months to preserve cash and liquidity in response to macroeconomic conditions caused by the COVID-19 pandemic
- NEOs waived the right to a cash incentive bonus irrespective of the Company's performance under such plan
- Compensation Committee made no adjustments to PSU and cash incentive metrics notwithstanding the impact of the COVID-19 pandemic

2021

- No base salary adjustments despite voluntary waivers in the prior year and no base salary increases since the closing of the merger with TSYS in 2019
- Bonuses earned at 200% of target, but cash payouts were reduced to 100% and the foregone cash was delivered in the form of RSAs in 2022
- Special one-time Business Performance and Recovery awards granted to NEOs to recognize incremental service above and beyond their normal scope of responsibilities to maintain business continuity and customer satisfaction during the COVID-19 pandemic

2022

- No incremental/special one-time awards
- Extensive engagement with shareholders in response to the advisory vote on executive compensation
- Refreshed composition of the Compensation Committee with two new independent directors

2023

- Compensation Committee stated its intention to not make future one-time incremental awards to our NEOs
- Enhanced proxy disclosure of annual and long-term incentive compensation design
- Eliminated adjusted EPS as duplicate metric in the annual and long-term incentives
- Reduced maximum payout opportunity for PSUs from 400% to 200% of target
- Adopted new clawback policy to comply with SEC / NYSE rules

Effect of Most Recent Shareholder Say-On Pay Advisory Vote on Executive Compensation
At the 2023 Annual Meeting of Shareholders, an overwhelming 90% of shareholder votes were cast in favor of our say-on-pay advisory vote, which marks a significant increase from 41% of votes cast in favor in 2022. Additionally,
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 63

throughout 2023, we actively engaged with shareholders representing approximately 40% of our outstanding common shares to discuss matters that were presented at our 2023 annual shareholder meeting. During these engagements, we focused on in-depth discussions about our executive compensation program and other compensation-related matters.
The outcomes of these discussions, coupled with the robust support received from shareholders in 2023, underscored a clear endorsement for the enhancements we made to our compensation program and influenced the Compensation Committee’s decision to not make further significant changes to our existing executive compensation program and policies.
Leadership Transition
Effective June 1, 2023, Mr. Bready was appointed as President and Chief Executive Officer succeeding Mr. Sloan. The compensation for Mr. Bready’s new role was determined after a review of market practices and was established to adhere to the Company’s long-standing pay for performance philosophy.
Named Executive Officer Compensation Design, Elements and Pay Mix
94% of the CEO’s 2023 pay is variable	74% of the CEO’s 2023 equity is performance based
The following charts show the mix of total target compensation in 2023 for our Chief Executive Officer and the average of our continuing NEOs, as well as the portion of compensation that is subject to forfeiture (“at risk”) or performance-based.
*
Performance units are reflected at target allocation.

64 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

2023 Executive Compensation Policies and Practices
Our executive compensation program is designed not only to retain and attract highly qualified and effective executives, but also to motivate them to substantially contribute to Global Payments’ future success for the long-term benefit of shareholders and reward them for doing so. Accordingly, our board and Compensation Committee believe that there should be a strong relationship between pay and corporate performance (both financial results and stock price), and our executive compensation program reflects this belief. We believe that for 2023, our executive compensation program aligned individual compensation with the short-term and long-term performance of our Company because of the following:
•
Pay opportunities were appropriate to the size of our Company when compared to peer companies.

•
Our compensation program was heavily performance-based, using multiple measures for incentives.

•
Performance metrics under our short-term and long-term incentive plans are adjusted to reflect acquisitions and dispositions that we make during the year.

•
Long-term incentives were linked to shareholder value through PSUs, stock options and time-based restricted stock that change in value as share price fluctuates.

•
Performance metrics for the allocation of PSUs require sustained growth each year over a three-year period.

•
Payouts for the target allocation of 2023 PSUs may be increased or decreased based on our total shareholder return performance rank relative to the S&P 500 index.

•
Perquisites are a minor part of our compensation program.

•
Excise tax gross-ups are not provided to any of our NEOs.

•
Our insider trading policy prohibits directors and employees from engaging in any transaction in which they profit if the value of our common stock falls.

•
We maintain a comprehensive Clawback Policy that requires the Company to recover incentive compensation in the event of an accounting restatement.

•
Change-in-control severance provisions in employment agreements are a double trigger.

•
The Compensation Committee engages independent compensation consultants.

•
The Compensation Committee certifies performance results for purposes of executive compensation.

•
We do not re-price or backdate stock options or issue discounted stock options.

•
We do not pay dividend equivalent rights with respect to performance units.

Summary of 2023 Base Salary and Incentive Compensation
The table below reflects the compensation components for each NEO for 2023 at target levels. With the exception of base salary and time-based restricted stock awards, all target compensation is performance-based. NEOs are also subject to stock ownership guidelines.
Name	Base Salary	% of Total	Target Short- Term Cash Incentive	% of Total	Target Long- Term Equity Incentives(1)	% of Total	Total
Cameron M. Bready(2)	$1,000,000	6%	$2,000,000	13%	$13,000,000	81%	$16,000,000
Joshua J. Whipple	$725,000	12%	$870,000	14%	$4,600,000	74%	$6,195,000
David L. Green	$675,000	15%	$810,000	18%	$3,100,000	67%	$4,585,000
Guido F. Sacchi	$625,000	14%	$625,000	14%	$3,250,000	72%	$4,500,000
Andréa Carter(3)	$600,000	22%	$600,000	22%	$1,500,000	56%	$2,700,000
Jeffrey S. Sloan(4)	$1,200,000	5%	$2,400,000	11%	$19,000,000	84%	$22,600,000

(1)
Target long-term equity incentives include target levels of (i) performance units; (ii) restricted stock awards; and (iii) stock options.

(2)
Mr. Bready succeeded Mr. Sloan as the Company’s President and CEO, effective June 1, 2023. This table reflects Mr. Bready’s target compensation as President and CEO on an annualized basis. See “Long-Term Incentive Plan” on page 68 for more details on his long-term equity incentives for 2023.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 65

(3)
Ms. Carter was appointed an executive officer of the Company effective June 1, 2023. Ms. Carter’s base salary and incentive compensation targets were set prior to her appointment as an executive officer of the Company.

(4)
Mr. Sloan departed the Company as Chief Executive Officer and member of the board, effective June 1, 2023, but is listed pursuant to the rules of the SEC related to named executive officers. This table reflects Mr. Sloan’s target compensation on an annualized basis.

The annual compensation program also includes other benefits, including limited perquisites and non-qualified deferred compensation, as described below.
Base Salary
Base salary provides our NEOs with a level of compensation consistent with their responsibilities, experience and performance in relation to comparable positions in the marketplace. The Compensation Committee reviews the base salaries of our NEOs annually and may do so more frequently upon a change in circumstances. The Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO.
Base salary represented 6% of Mr. Bready’s total compensation target and an average of 15% of the total compensation target for our other continuing NEOs. It is the one component of compensation that does not fluctuate with either our Company’s performance and/or the value of our stock.
During the Compensation Committee’s annual review of base salaries for our then-NEOs for 2023, the committee considered the competitiveness of each NEO’s pay opportunity relative to comparable positions in the Company’s peer group, the quality and effectiveness of each NEO’s leadership and their respective contributions to the Company’s financial and operational success, as well as the totality of the executive’s performance.
In consultation with its independent consultant, the Compensation Committee decided to increase the base salary of the NEOs for 2023 as set out below.
Name	2023	2022	% Change
Cameron M. Bready(1)	$1,000,000	$725,000	38%
Joshua J. Whipple	$725,000	$700,000	4%
David L. Green	$675,000	$600,000	13%
Guido F. Sacchi	$625,000	$625,000	0%
Andréa Carter(2)	$600,000	—	—
Jeffrey S. Sloan(3)	$1,200,000	$1,200,000	0%

(1)
Upon his appointment to President and CEO on June 1, 2023, Mr. Bready’s salary was increased from $900,000 to $1,000,000, an increase of 11%. This table reflects Mr. Bready’s target salary on an annualized basis as President and CEO.

(2)
Ms. Carter was appointed an executive officer of the Company effective June 1, 2023. Accordingly, her salary for 2022 is not reflected in this table.

(3)
Mr. Sloan departed the Company as Chief Executive Officer and member of the board, effective June 1, 2023, but is listed pursuant to the rules of the SEC related to named executive officers.

Short-Term Incentive Plan
Under our short-term incentive plan, we provide our NEOs with short-term incentive opportunities to motivate and reward them for the achievement of our defined business goals and objectives. Our short-term incentive plan provides an opportunity for NEOs to earn variable at-risk cash.
66 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Target Bonus Opportunities
In February 2023, our Compensation Committee, in consultation with its independent consultant, approved the following target bonus opportunities for each of the then-NEOs, expressed as a percentage of base salary. The Compensation Committee considers adjustments to target bonus opportunities on an annual basis and may do so more frequently upon a change in circumstances.
	Annual Target Bonus Opportunity	% of Base Salary
Cameron M. Bready(1)	$2,000,000	200%
Joshua J. Whipple	$870,000	120%
David L. Green	$810,000	120%
Guido F. Sacchi	$625,000	100%
Andréa Carter(2)	$600,000	100%
Jeffrey S. Sloan(3)	$2,400,000	200%

(1)
Upon his appointment to President and CEO on June 1, 2023, Mr. Bready’s target annual bonus opportunity was increased from 135% to 200% of base salary. This table reflects Mr. Bready’s target bonus on an annualized basis as President and CEO.

(2)
Ms. Carter was appointed an executive officer of the Company, effective June 1, 2023. This table reflects Ms. Carter’s target bonus opportunity on an annualized basis.

(3)
Mr. Sloan departed the Company as Chief Executive Officer and member of the board, effective June 1, 2023, but is listed pursuant to the rules of the SEC related to named executive officers.

Performance Metrics
For 2023, our short-term incentive plan included financial performance goals related to adjusted net revenue and adjusted operating margin, each weighted equally. We chose these measures because we believe they motivate our executives to drive Company growth and profitability consistent with our strategic objectives.
For each of these separately calculated performance metrics, each NEO could earn from 0% to 200% of the target opportunity. See Appendix A to this proxy statement for a description of the calculation of these measures. Because these performance metrics are calculated for the sole purpose of determining compensation, they may differ from similar non-GAAP financial measures reported elsewhere in Company filings.
Metric / Weighting	Rationale	Threshold	Target	Maximum
Adjusted Net Revenue (50%)	Key component of annual operating plan	50%	100%	200%
Adjusted Operating Margin (50%)	Key measurement of overall profitability	50%	100%	200%
The Compensation Committee set 2023 targets that exceeded the Company’s 2022 performance levels. The Compensation Committee believed these performance goals were achievable, but appropriately challenging, based on market climate and internal budgeting and forecasting.
As disclosed in our last year’s proxy statement, in order to eliminate the use of duplicate metrics between the short-term incentive plan and the long-term incentive plan, the Compensation Committee, in consultation with FWC, eliminated adjusted EPS as a metric for the Company’s short-term incentive plan. Starting in 2023, the short-term incentive plan is based on financial performance goals related to adjusted net revenue and adjusted operating margin, each weighted equally.
The following table sets forth the range of goals for the performance measures for 2023, our actual performance results and the actual performance payout results for 2023 as compared to 2022.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 67

	2023 Performance and Targets		2022 Performance and Targets
Performance / Payout	Adjusted Net Revenue (millions)	Adjusted Operating Margin	Adjusted Net Revenue (millions)	Adjusted Operating Margin	Adjusted EPS
Performance thresholds:
Threshold	$7,934	44.3%	$7,756	42.3%	$8.86
Target	$8,624	44.8%	$8,430	42.8%	$9.52
Maximum	$8,710	45.0%	$8,515	43.0%	$9.71
Actual Performance	$8,620	44.5%	$8,207	43.8%	$9.50
Actual Performance Payout Results	99.7%	69.2%	83.5%	200%	98%
Payouts for Short-Term Incentive Plan
The following table summarizes the final short-term incentive plan payouts for each NEO based on performance in 2023 for each performance metric and actual payout.
Name	Adjusted Net Revenue	Adjusted Operating Margin	Total Payout	Payout % (2)
Cameron M. Bready(1)	$833,949	$578,829	$1,412,778	84.5%
Joshua J. Whipple	$433,695	$301,020	$734,715	84.5%
David L. Green	$403,785	$280,260	$684,045	84.5%
Guido F. Sacchi	$311,563	$216,250	$527,813	84.5%
Andréa Carter(1)	$174,475	$121,100	$295,575	84.5%
Jeffrey S. Sloan(1)	$598,200	$415,200	$1,013,400	84.5%

(1)
The short-term incentive payout for 2023 for Ms. Carter and Messrs. Bready and Sloan reflected above represent the proration based on actual performance for the following: (i) in the case of Mr. Sloan, the months of his employment in 2023; (ii) in the case of Mr. Bready, the months prior to and following his compensation changes in 2023; and (iii) in the case of Ms. Carter, the months following her appointment as an executive officer.

(2)
Each of our continuing NEOs elected to receive 50% of their short-term incentive payout in equity rather than cash and the Compensation Committee used its discretion to pay such amounts in RSAs having a grant date fair value equal to 50% of the 2023 payout under the short-term incentive plan, that vest one-year from the time of grant.

Long-Term Incentive Plan
Each year, we grant long-term incentive awards, which we refer to as LTIs, to our NEOs and other key employees throughout the Company. All LTI grants are made pursuant to our 2011 Amended and Restated Incentive Plan, or the 2011 Incentive Plan, which was last approved at our 2016 annual shareholders meeting. All grants of LTIs to our NEOs were approved by the Compensation Committee and are based on target values consistent with each NEO’s responsibilities, relative to comparable positions in the marketplace. LTI awards align the NEOs’ interests with those of the shareholders by linking their compensation to our share price.
In determining the LTI awards for each then-NEO, the Compensation Committee considered the market data for LTI awards and target total direct compensation opportunities for comparable positions within our peer group, as reflected in the annual FWC report, the Compensation Committee’s general assessment of the Chief Executive Officer, and the Chief Executive Officer’s assessment and recommendations with respect to the other NEOs. The Compensation Committee does not use a specific formula for evaluating the individual performance of each NEO. The Compensation Committee makes each assessment taking into consideration the quality and effectiveness of each NEO’s leadership and their respective contribution to the Company’s financial and operational success, as well as the totality of the executive’s performance and tenure.
After considering all of these factors, the Compensation Committee decided to increase each of our then-NEO’s LTI target opportunity for 2023.
68 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

The target allocation of the 2023 LTI awards for our then-NEOs is reflected in the following table:
Name	Performance Units	Stock Options	Restricted Stock	Total
Cameron M. Bready(1)	$6,500,000	$3,250,000	$3,250,000	$13,000,000
Joshua J. Whipple	$2,300,000	$1,150,000	$1,150,000	$4,600,000
David L. Green	$1,550,000	$775,000	$775,000	$3,100,000
Guido F. Sacchi	$1,625,000	$812,500	$812,500	$3,250,000
Andréa Carter(2)	—	—	—	—
Jeffrey S. Sloan(3)	$9,500,000	$4,750,000	$4,750,000	$19,000,000

(1)
Upon his appointment to President and CEO on June 1, 2023, Mr. Bready’s LTI target allocation was increased from $6,885,000 to $13,000,000. This table reflects Mr. Bready’s target LTI on an annualized basis as President and CEO.

(2)
Prior to being appointed an executive officer of the Company, Ms. Carter received (i) 9,716 shares of restricted stock in 2023, and (ii) a target award of 4,597 performance units in 2023, which may be earned based on the same metrics as the other NEOs, but have a maximum payout of 1.5 times the target number of performance units and no TSR modifier. Ms. Carter did not receive any incremental equity awards following her appointment as an executive officer.

(3)
Mr. Sloan departed the Company as Chief Executive Officer and member of the board, effective June 1, 2023, but is listed pursuant to the rules of the SEC related to named executive officers.

Approximately half of the target allocation of LTIs granted to our then-NEOs in 2023 was in the form of PSUs (expressed at target), approximately 25% was in the form of stock options, and approximately 25% was in the form of time-based restricted shares of common stock. In determining the appropriate mix of LTI awards, the Compensation Committee took into account competitive market practices of peer group companies, its belief that a blend of equity awards has both an incentive and retention effect, and its belief that granting multiple types of LTI awards mitigates compensation risk that may be associated with the use of a single LTI vehicle.
2023 Performance Units
In February 2023, our Compensation Committee granted approximately 50% of the target 2023 LTI awards to our then-NEOs in performance units. The performance units granted to our then-NEOs in 2023 may be earned based on the growth of our annual adjusted EPS, as modified at the end of the three-year performance period by the TSR modifier. The maximum payout is two times the target number of the performance units. The minimum payout is zero.
The 2023 PSUs have a three-year performance period and may be earned based on the sustained year-over-year growth in our annual adjusted EPS, subject to downward or upward adjustment of 25% based on relative TSR (up to the 200% of target maximum). At the beginning of the performance period, both the threshold, target and maximum annual adjusted EPS growth rates and the TSR modifier are set by the Compensation Committee for the entire performance period. The threshold, target and maximum adjusted EPS growth goal for each of the three years in the performance period is determined as a percentage increase over the actual results from the prior year, assuming constant currencies. As a result, payouts for the second and third year of the performance period require sustained growth over the three-year period. Because growth rates are calculated separately for each year in the performance period and are not aggregated over the three-year performance period, the plan allows for a long-term growth goal while recalibrating to actual performance on an annual basis.
The TSR modifier is determined based on the Company’s total shareholder return performance rank relative to the S&P 500 index over the entire three-year performance period. This design rewards our NEOs for strong adjusted EPS growth and relative total shareholder return performance.
In determining the targets for the PSUs, the Compensation Committee balances the consideration of the likelihood of achievement for these performance targets with the effectiveness of such targets in incentivizing performance. The Compensation Committee aims to set performance targets that are expected to be possible, but not easy, to achieve with meaningful effort.
Earned performance units will convert into unrestricted shares following the third anniversary of the performance unit grant date, provided that the Compensation Committee has certified the performance results described above. As a result, there is no payout of the award until the end of the three-year performance period.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 69

The following table summarizes the grant value and target number of performance units to each of the NEOs in 2023.
Name	Target Allocation to Performance Units	Number of Performance Units Granted(1)
Cameron M. Bready(2)	$6,500,000	61,367
Joshua J. Whipple	$2,300,000	20,333
David L. Green	$1,550,000	13,703
Guido F. Sacchi	$1,625,000	14,366
Andréa Carter(3)	—	—
Jeffrey S. Sloan(4)	$9,500,000	83,982

(1)
The number of units was calculated by dividing the dollar value by the share price as of the grant date on February 21, 2023 ($113.12) and June 1, 2023 ($98.84) for Mr. Bready’s subsequent grant, rounding up to the next whole share. The Compensation Committee approved Mr. Bready’s June 1, 2023 grant in connection with his appointment to President and CEO.

(2)
Mr. Bready received an award of 30,433 units in 2023, which were granted prior to his appointment to President and CEO. Mr. Bready received an additional award of 30,934 units in 2023 upon his appointment to President and CEO.

(3)
Ms. Carter did not receive an award of PSUs in 2023 after being appointed an executive officer. Prior to being appointed an executive officer of the Company, Ms. Carter received a target award of 4,597 performance units in 2023, which may be earned based on the same metrics as the other NEOs, but have a maximum payout of 1.5 times the target number of performance units and no TSR modifier.

(4)
Mr. Sloan departed the Company as Chief Executive Officer and member of the board, effective June 1, 2023, but is listed pursuant to the rules of the SEC related to named executive officers.

Stock Options
In February 2023, our Compensation Committee granted approximately 25% of the target 2023 LTI awards to our then-NEOs in stock options. Our Compensation Committee believes stock options provide a strong incentive for creation of long-term shareholder value, as stock options may be exercised for a profit only to the extent the price of the Company’s stock appreciates after the grant date. The exercise price is the closing price of the stock on the grant date. We do not grant discounted options or re-price previously granted options. The stock options vest in equal installments on each of the first three anniversaries of the grant date.
During 2023, the Compensation Committee approved the following stock option grants to the then-NEOs:
Name	Target Allocation to Stock Options	Number of Stock Options Granted(1)
Cameron M. Bready(2)	$3,250,000	73,738
Joshua J. Whipple	$1,150,000	24,396
David L. Green	$775,000	16,441
Guido F. Sacchi	$812,500	17,236
Andréa Carter(3)	—	—
Jeffrey S. Sloan(4)	$4,750,000	100,764

(1)
The number of stock options was calculated using the Black-Scholes model on the grant date. Figures in the tables under “Compensation of Named Executive Officers” beginning on page 76 may be slightly different as they reflect specific accounting methodologies required for table reporting as described therein.

(2)
Mr. Bready received an award of 36,514 stock options in 2023, which were granted prior to his appointment to President and CEO. Mr. Bready received an additional award of 37,224 stock options in 2023 upon his appointment to President and CEO.

(3)
Ms. Carter did not receive an award of stock options after being appointed an executive officer or otherwise in 2023.

(4)
Mr. Sloan departed the Company as Chief Executive Officer and member of the board, effective June 1, 2023, but is listed pursuant to the rules of the SEC related to named executive officers.

Time-Based Restricted Stock
In February 2023, our Compensation Committee granted approximately 25% of the target 2023 LTI awards to our then-NEOs in time-based restricted stock. Our Compensation Committee believes restricted stock provides a
70 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

retentive element to the long-term incentive program while still maintaining alignment with the long-term interests of our shareholders by tying the value of the awards to the value of our share price. The restricted shares vest in equal installments on each of the first three anniversaries of the grant date.
Our NEOs received the following number of restricted shares in 2023:
Name	Target Allocation to Restricted Stock	Number of Restricted Shares Granted(1)
Cameron M. Bready(2)	$3,250,000	30,684
Joshua J. Whipple	$1,150,000	10,167
David L. Green	$775,000	6,852
Guido F. Sacchi	$812,500	7,183
Andréa Carter(3)	—	—
Jeffrey S. Sloan(4)	$4,750,000	41,991

(1)
The number of shares was calculated by dividing the dollar value by the share price as of the grant date on February 21, 2023 ($113.12) and June 1, 2023 ($98.84) for Mr. Bready’s subsequent grant, rounding up to the next whole share. The Compensation Committee approved Mr. Bready’s June 1, 2023 grant in connection with his appointment to President and CEO.

(2)
Mr. Bready received an award of 15,217 restricted shares in 2023, which were granted prior to his appointment to President and CEO. Mr. Bready received an additional award of 15,467 restricted shares in 2023 upon his appointment to President and CEO.

(3)
Ms. Carter did not receive an award of restricted shares after being appointed an executive officer of the Company. Ms. Carter received an award of 9,716 shares of restricted stock in 2023 prior to being appointed an executive officer.

(4)
Mr. Sloan departed the Company as Chief Executive Officer and member of the board, effective June 1, 2023, but is listed pursuant to the rules of the SEC related to named executive officers.

Payout of 2021 Performance Units
The 2021 PSUs could be earned between 0% and 400% of target based on achievement of annual adjusted EPS growth rates, subject to a relative TSR modifier. The percentage increase goals for threshold, target and maximum are set at the beginning of the three year period and do not change throughout. The actual adjusted EPS growth goals for each of the three years in the performance period are then determined as a percentage increase over the actual results from the prior year using the growth rates set at the beginning of the three year period, assuming constant currencies, with payouts determined based on straight line interpolation. As a result, payouts for the second and third year of the performance period required sustained growth over the three-year period.
Actual 2021 Adjusted EPS Growth Results
Performance Year	Actual Annual Adjusted EPS Growth	Annual Multiple	Actual EPS Performance Multiplier(1)
2021	25%	300%	205.8%
2022	17.3%	182.5%
2023	15.4%	135%

(1)
Reflects the average of the resulting Annual Multiples for each of 2021, 2022 and 2023.

	Company’s TSR Percentile Rank vs. S&P 500 (01/01/2021-12/31/2023)	TSR Modifier	Actual TSR Performance and Relative TSR Modifier
Reduction	30th percentile or below	−50%	In the period ended 12/31/2023, our TSR ranked below the 30th percentile relative to companies in the S&P 500 index, and therefore, the final performance payout was reduced by 50%.
No change	Between 30th and 70th percentile
Enhancement	Above 70th percentile	+50%
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 71

Final Payout Determination for 2021 Performance Units
The 2021 performance units were earned at 102.9% of target, as follows:
Name	Target Number of Shares Granted	Target Value When Granted	Shares Earned at End of Performance Period	Value When Earned(1)	Value Earned as a % of Target Grant Value(1)
Cameron M. Bready	13,555	$2,657,593	13,948	$1,771,396	66.7%
Joshua J. Whipple(2)	—	—	—	—	—
David L. Green	6,121	$1,200,083	6,299	$799,973	66.7%
Guido F. Sacchi	7,651	$1,500,055	7,873	$999,871	66.7%
Andréa Carter(2)	—	—	—	—	—
Jeffrey S. Sloan	36,979	$7,250,103	38,051	$4,832,477	66.7%

(1)
Reflects the total value based upon the closing share price of $127.00 on December 31, 2023.

(2)
Mr. Whipple and Ms. Carter were not NEOs in 2021.

Other Benefits
Other perquisites are provided to help our NEOs be more productive and efficient and as a competitive compensation measure. They are limited in amount and the Company maintains a strict policy regarding the eligibility and use of these benefits, which include financial planning, access to an executive health program, and personal use of the Company airplane. Annual NEO personal use of the plane is capped at 50 hours of flight time for the Chief Executive Officer, and 15 hours for all other NEOs. To the extent an NEO or other employee uses the Company’s plane for personal travel without reimbursement to the Company, they are imputed compensation for tax purposes based on the Standard Industry Fare Level rates that are published by the IRS.
In addition, we may ask our NEOs and some of their spouses to participate in President’s Club trips offered as rewards to certain other employees for excellent sales or other performance. We treat the expenses of spouses as taxable income to the executives. Because spousal participation is at our request and can be disruptive to other plans they may have, we provide a gross up on that taxable income.
Our NEOs are eligible to participate in our non-qualified deferred compensation plan, pursuant to which they may elect to defer up to 100% of their base salary and other eligible forms of compensation. In 2023, no NEOs made elections to contribute into the deferred compensation plan and Mr. Whipple was the only NEO who made withdrawals from the deferred compensation plan. In addition, the NEOs are eligible for a 401(k) restoration program in which a participant will continue to receive company match once they contribute annually 5% of eligible pay up to the IRS income limit. The restoration Company match, which is contributed into the non-qualified deferred compensation plan, vests immediately after three years of service. See “Compensation of Named Executive Officers — Non-Qualified Deferred Compensation Plan” on page 84 for more detail regarding the plan.
Employment Agreements
We are party to an employment agreement with each of our NEOs. These employment agreements provide benefits to our Company that, we believe, are necessary in order to attract and retain highly-qualified executives. Each NEO has agreed not to disclose confidential information or compete with us, and not to solicit our customers or recruit our employees, for a period of generally 24 months following the termination of his or her employment. In exchange, we offer limited income and benefit protections to the NEO, but we do not provide for any excise tax gross-ups.
72 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

How Compensation Decisions Are Made
Objectives of Compensation Policies
Our Compensation Committee designs and at least annually reviews our compensation program with a view to retaining and attracting executive leadership of a caliber and level of experience necessary to manage our complex, growth-oriented and global businesses. Our objective is to maintain a compensation program that will allow us to:
•
support the financial and business objectives of our organization;

•
attract, motivate and retain highly qualified executives;

•
create an environment where performance is expected and rewarded;

•
deliver an externally competitive and transparent total compensation structure; and

•
align the interests of our NEOs with our shareholders.

In order to achieve these results, our Compensation Committee believes our program must:
•
provide our NEOs with total compensation opportunities at levels that are competitive for comparable positions in a highly competitive industry;

•
provide variable, at-risk and performance-based incentive award opportunities that are payable only if specific goals are achieved;

•
provide significant upside opportunities for outstanding performance;

•
align our NEOs’ interests with those of our shareholders by making stock-based incentives a core element of our NEOs’ compensation; and

•
protect our competitive position by prohibiting our NEOs from competing with our Company for a specified period of time following termination of employment.

Our Compensation Committee also considers and assesses potential risk and risk mitigation factors in our compensation program. For 2023, our Compensation Committee concluded that our compensation practices are balanced, do not encourage excessive risk taking by our NEOs, and are not reasonably likely to have a material adverse effect on our Company.
Role of the Independent Compensation Consultant
Our Compensation Committee retained FWC as its independent compensation consultant. The Compensation Committee assessed the independence of FWC and whether its work raised any conflict of interest, taking into consideration the independence factors set forth in applicable SEC and NYSE rules, and determined that FWC is independent. FWC took guidance from and reported directly to the Compensation Committee. FWC advised the Compensation Committee on current and future trends and issues in executive compensation and on the competitiveness of the compensation structure and levels of our NEOs during 2023. At the request of the Compensation Committee and to provide context for the Compensation Committee’s compensation decisions made for 2023, FWC performed the following services:
•
Conducted market reviews and analyses for our NEOs to determine whether their total targeted compensation opportunities were competitive with positions of a similar scope in similarly sized companies in similar industries;

•
Reviewed the compensation programs with management to assess whether the policies and programs encourage behaviors that would create material adverse effect for the Company;

•
Assessed the overall retention value of outstanding equity for our NEOs, as well as the President and Chief Executive Officer’s pay relative to company performance; and

•
Attended Compensation Committee meetings, as requested by the committee, to discuss these items.

All services performed for us by FWC during 2023 were related to executive and non-employee director compensation.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 73

Market Data
Our Compensation Committee considers the compensation programs and practices and resulting NEO compensation opportunities and levels of selected other companies to assist it in setting our NEOs’ compensation to ensure that such compensation remains competitive. The companies in the peer group were chosen, in consultation with FWC, because (i) each company in the peer group is in the technology industry; (ii) each company in the peer group is publicly traded; (iii) at the time the peer group was constructed, our revenues and market cap were near the median of the group as a whole; and (iv) we compete for talent with many of these companies.
•
Adobe Inc.

•
Alliance Data Systems Corporation

•
Automatic Data Processing, Inc.

•
Broadridge Financial Solutions, Inc.

•
Cognizant Technology Solutions Corporation

•
Equifax Inc.

•
Fidelity National Information Services, Inc.

•
Fiserv, Inc.

•
FleetCor Technologies, Inc.

•
Intercontinental Exchange

•
Intuit, Inc.

•
Mastercard Inc.

•
Paychex, Inc.

•
PayPal Holdings, Inc.

•
Salesforce.com, Inc.

•
Verisk Analytics, Inc.

•
VMware, Inc.

The current peer group was selected in 2019 following our merger with TSYS. In 2023, FWC conducted a review based on the above criteria and recommended no changes to the peer group for 2023. In connection with the Compensation Committee setting NEO compensation for 2023, FWC collected and analyzed comprehensive market data. FWC presented market figures representing competitive ranges for base salary, target short-term incentive opportunity, and long-term incentive opportunity.
Role of Named Executive Officers
In 2023, our Chief Executive Officer developed compensation recommendations for the NEOs based on market data supplied by FWC, our Company’s performance relative to goals approved by the Compensation Committee and other individual contributions to our performance. FWC examined market data from our peer group and analyzed compensation for comparable positions to those of our NEOs. The Compensation Committee considered the Chief Executive Officer’s recommendations, other than for himself, in conjunction with the counsel of FWC and the market data, in determining the compensation elements for these NEOs. In considering the FWC report, the Compensation Committee primarily considered and reviewed compensation within the peer group. In setting actual compensation levels for our NEOs, however, the Compensation Committee did not target any element of compensation at a particular percentile or percentile range of the peer group data. Rather, the Compensation Committee uses this information as one input in its decision-making process. The Compensation Committee determined all aspects of Mr. Bready’s compensation as the succeeding Chief Executive Officer in consultation with FWC. Mr. Bready did not participate in the Compensation Committee’s determination of his compensation.
Policy Regarding Timing of Equity Grants
Our Compensation Committee, in its discretion, typically makes the annual grant to all eligible employees at least two business days after the public disclosure of either the Company’s fourth quarter earnings release or the filing of the Company’s annual report, based upon the closing price of our common stock on the grant date. From time to time, our Compensation Committee may approve supplemental or other non-recurring grants outside of our annual compensation program.
Anti-Hedging Policy
Our insider trading policy prohibits directors and employees from engaging in any transaction in which they profit if the value of our common stock declines.
Clawback Policy
The SEC recently approved listing standards related to executive officer incentive payment clawback and disclosure rules proposed by the national securities exchanges, including the NYSE. Effective December 1, 2023, the
74 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Compensation Committee adopted a comprehensive Incentive Compensation Recovery Policy (“Clawback Policy”) that satisfies the requirements of the NYSE final listing standards. Our Clawback Policy covers former and current executive officers and requires the Company to recover incentive compensation in the event of an accounting restatement (including “little r” restatements). From time to time, the Compensation Committee may designate additional members of management to be covered under the Clawback Policy to the same extent as the Company’s executive officers.
Target Stock Ownership Guidelines
The Compensation Committee has implemented stock ownership guidelines for our NEOs and other members of senior management to foster equity ownership and align the interests of our management team, including our NEOs, with our shareholders. More specifically, within three years of his or her initial appointment to the position, the executive is expected to beneficially own at least the number of shares as follows:
•
For the Chief Executive Officer: equal to 600% of his or her base salary;

•
For all other NEOs: equal to 400% of his or her base salary;

•
For other select members of senior management: equal to 200% — 400% of his or her base salary.

Additionally, covered persons must retain 50% of their shares until such person has met the applicable ownership guideline. Shares that count towards satisfaction of the stock ownership guidelines include the following: owned stock; unvested RSUs, shares held in retirement savings accounts and unvested deferred shares. Unexercised stock options (whether vested or unvested) and unearned PSUs do not count towards satisfaction of the guidelines.
Each of our NEOs was in compliance with the stock ownership guidelines as of the record date.
When making equity award decisions, we do not consider existing equity ownership because we do not want to discourage executive officers from holding significant amounts of our common stock. We also do not review realized compensation from prior equity awards when making current compensation decisions.
Report of Compensation Committee Members
The members of the Compensation Committee have reviewed and discussed the foregoing section entitled “Compensation Discussion and Analysis” with management. Based on such review and discussion, the Compensation Committee members recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement, which is to be incorporated by reference into the Company’s Annual Report on Form 10-K for 2023.
COMPENSATION COMMITTEE MEMBERS
John G. Bruno (Chair)
Robert H.B. Baldwin, Jr.
Joia M. Johnson
Joseph H. Osnoss
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 75

Compensation of Named Executive Officers
Summary Compensation Table
The following table presents certain summary information concerning compensation that we paid or accrued for services rendered in all capacities during 2023, 2022, and 2021.
Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Cameron M. Bready* President and Chief Executive Officer	2023	$958,333	$10,193,616	$3,250,060	$1,412,778	$185,696	$16,000,483
	2022	$725,000	$5,474,783	$1,367,516	$1,152,449	$135,814	$8,855,562
	2021	$700,000	$6,731,891	$1,328,775	$805,000	$85,002	$9,650,668
Joshua J. Whipple Senior EVP and Chief Financial Officer	2023	$725,000	$3,645,763	$1,150,027	$734,715	$124,307	$6,379,812
	2022	$625,000	$3,900,176	—	$769,358	$93,776	$5,388,310
	2021	—	—	—	—	—	—
David L. Green Senior EVP, Chief Administrative and Legal Officer & Corporate Secretary	2023	$675,000	$2,457,004	$775,029	$684,045	$119,183	$4,710,261
	2022	$600,000	$2,940,476	$700,010	$763,000	$111,298	$5,114,784
	2021	$550,000	$3,203,207	$600,047	$550,000	$64,164	$4,967,418
Guido F. Sacchi* Senior EVP and Chief Information Officer	2023	$625,000	$2,575,824	$812,505	$527,813	$112,915	$4,654,057
	2022	$625,000	$3,349,612	$812,532	$794,792	$113,798	$5,695,734
	2021	$575,000	$3,931,953	$750,042	$575,000	$65,053	$5,897,048
Andréa Carter Senior EVP and Chief Human Resources Officer	2023	$581,250	$1,584,324	—	$468,800	$90,899	$2,725,273
	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Jeffrey S. Sloan* Former Chief Executive Officer	2023	$500,000	$15,057,973	$4,750,015	$1,013,400	$700,360	$22,021,748
	2022	$1,200,000	$14,128,192	$3,625,039	$3,052,000	$265,347	$22,270,578
	2021	$1,000,000	$16,804,925	$3,625,029	$1,750,000	$138,439	$23,318,393

*
Mr. Sloan departed as Chief Executive Officer of the Company as of June 1, 2023. Upon Mr. Sloan’s departure, Mr. Bready succeeded Mr. Sloan as President and CEO. Dr. Sacchi announced his retirement effective as of December 31, 2023.

(1)
For 2023, Mr. Bready’s salary reflects (i) a partial year of service as President and Chief Operating Officer of the Company and (ii) a partial year of service as President and CEO, effective June 1, 2023.

For 2022, Mr. Whipple’s salary reflects (i) a partial year of service as SEVP and Chief Strategy and Risk Officer of the Company and (ii) a partial year of service as Chief Financial Officer.
(2)
This column reflects the aggregate grant date fair value of (i) awards of time-based restricted shares of our common stock and (ii) awards of PSUs (including the one-time award of BP&R performance units granted in 2021).

For 2023, Mr. Bready’s amount reflects (i) a grant of 30,433 PSUs and 15,217 shares of restricted stock, which were granted in connection with his service as President and Chief Operating Officer and (ii) a grant of 30,934 PSUs and 15,467 shares of restricted stock, which were granted in connection with his appointment as President and CEO, effective June 1, 2023. In 2023, Ms. Carter received (i) 9,716 shares of restricted stock and (ii) a target award of 4,597 performance units, which may be earned based on the same metrics as the other NEOs, but have a maximum payout of 1.5 times the target number of performance units and no TSR modifier, which were granted prior to being appointed an executive officer of the Company. Ms. Carter did not receive any incremental equity awards following her appointment as an executive officer.
For 2022, Mr. Whipple’s amount reflects (i) a grant of 10,109 shares of restricted stock in connection with Mr. Whipple’s appointment as Chief Financial Officer; (ii) a grant of 14,337 shares of restricted stock, which were granted prior to his appointment as Chief Financial Officer; and (iii) a grant of 4,799 PSUs, which were granted prior to his appointment as Chief Financial Officer. Mr. Whipple’s 2022 PSUs may be earned based on the same metrics as the other NEOs, but have a maximum payout of two times the target number of the performance units, and no TSR modifier.
In connection with the 2021 payouts under the short-term incentive plan, the Compensation Committee exercised its discretion to reduce the short-term incentive cash payouts to 100% for each then-NEO, and forgo the remaining cash compensation which would have resulted based on actual performance. In February 2022, the Compensation Committee granted awards of restricted shares of our common stock to each then-NEO in an amount equal to the cash compensation that the Compensation Committee reduced in its discretion, which resulted in each then-NEO receiving at-risk compensation in lieu of a defined cash amount. Such awards are reflected in this column for the year 2022 for purposes of this table.
76 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

The aggregate grant date fair value of the BP&R performance units granted in 2021 was calculated in accordance with FASB ASC Topic 718, based on the value of the underlying shares and the probable outcome of performance-based vesting conditions on the grant date (at target performance levels), excluding the effect of estimated forfeitures.
The grant date fair value of the performance units granted in 2023, 2022 and 2021 was calculated using the Monte Carlo model. The calculation for the grant date fair value of the 2023 performance units incorporated the following assumptions:
Grant Date	Performance Period End Date	Expected Term (years)	Expected Volatility	Risk-Free Interest Rate	Expected Dividend Yield
2/21/2023	12/31/2025	2.86 years	36.49%	4.42%	0.88%
The Company used its historical share prices as the basis for the volatility assumptions. The risk-free interest rates were based on U.S. Treasury rates in effect at the time of grant. The expected term was based on the time remaining in the performance period on the grant date.
The tables below set forth the target grant date fair value and the maximum grant date fair value, assuming that the highest levels of performance conditions were achieved, for all performance-based awards granted during 2023, 2022, and 2021, for which an amount less than the maximum is reflected in the table above.
	2023 Performance Units
Name	Grant Date Fair Value at Target	Grant Date Fair Value Assuming Highest Performance
Cameron M. Bready	$6,943,511	$13,887,023
Joshua J. Whipple	$2,495,672	$4,991,345
David L. Green	$1,681,906	$3,363,812
Guido F. Sacchi	$1,763,283	$3,526,566
Andréa Carter	$564,236	$846,415
Jeffrey S. Sloan	$10,307,951	$20,615,901
	2022 Performance Units
Name	Grant Date Fair Value at Target	Grant Date Fair Value Assuming Highest Performance
Jeffrey S. Sloan	$8,753,090	$35,012,361
Cameron M. Bready	$3,302,136	$13,208,543
Joshua J. Whipple	$650,040	$1,300,079
Guido F. Sacchi	$1,961,936	$7,847,745
David L. Green	$1,690,316	$6,761,266
	2021 Performance Units		2021 BP&R Performance Units(a)
Name	Grant Date Fair Value at Target	Grant Date Fair Value Assuming Highest Performance	Grant Date Fair Value at Target	Grant Date Fair Value Assuming Highest Performance
Jeffrey S. Sloan	$7,846,944	$31,387,775	$5,332,832	$5,332,832
Cameron M. Bready	$2,876,371	$11,505,484	$2,526,625	$2,526,625
Guido F. Sacchi	$1,623,542	$6,494,169	$1,558,285	$1,558,285
David L. Green	$1,298,876	$5,195,505	$1,304,091	$1,304,091

(a)
The BP&R performance goal for 2021 was met. Accordingly, the Compensation Committee certified the achievement of the BP&R performance goal at 100%. The awards converted into restricted shares of our common stock on the first anniversary of the grant date, with one-third vesting as of such date and the remaining two-thirds vested ratably over the ensuing two years.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 77

(3)
This column reflects the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The grant date fair values were calculated using the Black-Scholes valuation model. The assumptions used in determining the Black-Scholes value are provided in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2023.

For 2023, Mr. Bready’s amount reflects (i) a grant of 37,224 options in connection with his appointment as President and CEO and (ii) a grant of 36,514 options which were granted in connection with his service as President and Chief Operating Officer.
(4)
This column reflects payouts approved by our Compensation Committee under our short-term incentive plan. For 2023, the amounts for Ms. Carter and Messrs. Bready and Sloan were prorated based on actual performance for the following: (i) in the case of Mr. Sloan, the months of his employment in 2023 and (ii) in the case of Mr. Bready and Ms. Carter, the months prior to and following their respective compensation changes in 2023.

In connection with the 2023 payouts under the short-term incentive plan, each of our continuing NEOs elected to receive 50% of their short-term incentive payout in equity rather than cash and the Compensation Committee used its discretion to pay such amounts in RSAs having a grant date fair value equal to 50% of the 2023 payout under the short-term incentive plan, that vest one-year from the time of grant.
In connection with the 2021 payouts under the short-term incentive plan, the Compensation Committee exercised its discretion to reduce the short-term incentive cash payouts to 100% for each NEO (with the exception of Mr. Whipple and Ms. Carter who were not NEOs at the time) and forgo the remaining cash compensation which would have resulted based on actual performance. In February 2022, the Compensation Committee granted awards of restricted shares of our common stock to each NEO (with the exception of Mr. Whipple and Ms. Carter) in an amount equal to the cash compensation which the Compensation Committee reduced in its discretion, which resulted in each NEO receiving at-risk compensation in lieu of a defined cash amount.
(5)
This column includes the below compensation components for 2023. Mr. Sloan’s severance included only those amounts to which he was entitled under his employment agreement pursuant to a resignation for good reason while being retirement-eligible. Mr. Sloan did not receive any additional amounts upon his separation from the Company.

Name	Company Contributions to 401(K) Plans	Company Contributions to Non-Qualified Deferred Compensation Plan	Financial Planning Services	Other Perquisites and Personal Benefits(a)	Severance(b)	Total
Cameron M. Bready	$16,500	$88,781	$21,721	$58,694	—	$185,696
Joshua J. Whipple	$16,500	$58,194	$19,035	$30,578	—	$124,307
David L. Green	$16,500	$55,328	$19,035	$28,320	—	$119,183
Guido F. Sacchi	$16,500	$54,490	$19,035	$22,890	—	$112,915
Andréa Carter	$16,500	$24,911	$19,035	$30,453	—	$90,899
Jeffrey S. Sloan	$16,500	—	$9,834	$38,365	$635,661	$700,360

(a)
These perquisites and personal benefits consist of compensation related to personal usage of the Company airplane, Company-sponsored executive health program, and attendance at Company-sponsored events for our NEOs. The dollar amount of perquisites and personal benefits represents the cost we incurred to provide the perquisite or benefit. For compensation reporting purposes, we valued the incremental cost of the personal use of the aircraft based on the variable costs incurred by the Company, which include (i) landing, ramp and parking fees and expenses; (ii) crew travel expenses; (iii) supplies and catering, (iv) aircraft fuel and oil expense; (v) any customs, foreign permit and similar fees; (vi) crew travel; (vii) passenger ground transportation; and (viii) maintenance fees and expenses associated with the plane. The incremental cost of the use of the airplane does not include any costs that would have been incurred by the Company whether or not the personal trip was taken.

(b)
Consists of payments accrued as of December 31, 2023 in connection with COBRA premiums for health care coverage and a lump sum payment in the amount of $600,000, representing a portion of Mr. Sloan’s base salary that he is entitled to under his employment agreement. For a description of Mr. Sloan’s separation agreement, see “Potential Payments Upon Termination or Change in Control.”

78 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Grants of Plan-Based Awards in 2023
The following table sets forth information concerning grants of plan-based awards during 2023 to the NEOs, all of which were made pursuant to our 2011 Incentive Plan.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5)
		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)
Cameron M. Bready
Cash	1/1/2023	$607,500	$1,215,000	$2,430,000
Cash	6/1/2023	$1,000,000	$2,000,000	$4,000,000
Performance units	2/21/2023				7,608	30,433	60,866				$3,735,346
Performance units	6/1/2023				7,734	30,934	61,868				$3,208,165
Restricted shares	2/21/2023							15,217			$1,721,347
Restricted shares	6/1/2023							15,467			$1,528,758
Stock options	2/21/2023								36,514	$113.12	$1,721,270
Stock options	6/1/2023								37,224	$98.84	$1,528,790
Joshua J. Whipple
Cash	1/1/2023	$435,000	$870,000	$1,740,000
Performance units	2/21/2023				5,083	20,333	40,666				$2,495,672
Restricted shares	2/21/2023							10,167			$1,150,091
Stock options	2/21/2023								24,396	$113.12	$1,150,027
David L. Green
Cash	1/1/2023	$405,000	$810,000	$1,620,000
Performance units	2/21/2023				3,426	13,703	27,406				$1,681,906
Restricted shares	2/21/2023							6,852			$775,098
Stock options	2/21/2023								16,441	$113.12	$775,029
Guido F. Sacchi
Cash	1/1/2023	$312,500	$625,000	$1,250,000
Performance units	2/21/2023				3,592	14,366	28,732				$1,763,283
Restricted shares	2/21/2023							7,183			$812,541
Stock options	2/21/2023								17,236	$113.12	$812,505
Andrea Carter
Cash	6/1/2023	$300,000	$600,000	$1,200,000
Performance units	2/21/2023				1,149	4,597	6,896				$564,236
Restricted shares	2/21/2023							4,597			$520,013
Restricted shares	5/31/2023							5,119			$500,075
Jeffrey S. Sloan
Cash	1/1/2023	$1,200,000	$2,400,000	$4,800,000
Performance units	2/21/2023				20,996	83,982	167,964				$10,307,951
Restricted shares	2/21/2023							41,991			$4,750,022
Stock options	2/21/2023								100,764	$113.12	$4,750,015

(1)
These columns reflect the threshold, target and maximum annual cash incentive opportunities under our short-term incentive plan. At the time of the filing of this proxy statement, the actual results of our non-equity incentive plan were certified by the Compensation Committee, and our NEOs received the amounts set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Ms. Carter’s short-term incentive plan opportunities were established prior to her appointment as an executive officer of the Company.

Upon his appointment to President and CEO on June 1, 2023, Mr. Bready’s target annual bonus opportunity was increased from 135% to 200% of base salary. The short-term incentive payout for Mr. Bready reflected in the “Non-Equity Plan Compensation” column of the Summary Compensation Table was prorated based on actual performance for the months prior to and following his compensation changes in 2023.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 79

In connection with the 2023 payouts under the short-term incentive plan, each of our continuing NEOs elected to receive 50% of their short-term incentive payout in equity rather than cash and the Compensation Committee used its discretion to pay such amounts in RSAs having a grant date fair value equal to 50% of the 2023 payout under the short-term incentive plan, that vest one-year from the time of grant.
(2)
These columns reflect the number of estimated future payouts of performance units granted in 2023 based on threshold, target and maximum award opportunities. The NEOs do not have the right to vote the underlying shares, and dividends are not payable or otherwise accrued to the NEOs until the units are converted into a stock grant at the end of the applicable performance period and committee certification. Once the stock grant is made, dividends are paid on such stock at the same rate as all of our other shareholders. The 2023 performance units granted to Ms. Carter were granted prior to her appointment as an executive officer of the Company.

(3)
This column reflects the number of restricted shares granted in 2023, which includes the annual target allocation of restricted shares that will vest in equal installments on each of the first three anniversaries of the grant date. The restricted shares granted to Ms. Carter in 2023 were granted prior to her appointment as an executive officer of the Company.

(4)
This column represents the number of stock options granted in 2023 that will vest in equal installments on each of the first three anniversaries of the grant date.

(5)
This column represents the aggregate grant date fair value of equity awards granted in 2023, as further described in footnotes (2) and (3) to the Summary Compensation Table.

80 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Outstanding Equity Awards at December 31, 2023
The following table provides the outstanding equity awards at December 31, 2023 for each of the NEOs.
		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Cameron M. Bready	7/30/2015	3,780	—	$55.92	7/30/2025	—	—	—	—
	7/29/2016	9,703	—	$74.66	7/29/2026	—	—	—	—
	3/1/2017	16,270	—	$79.45	3/1/2027	—	—	—	—
	2/26/2018	13,038	—	$114.70	2/26/2028	—	—	—	—
	2/25/2019	20,518	—	$128.22	2/25/2029	—	—	—	—
	2/24/2020	23,929	—	$200.42	2/24/2030	—	—	—	—
	2/22/2021	13,424	6,712	$196.06	2/22/2031	—	—	—	—
	2/22/2022	9,325	18,652	$136.02	2/22/2032	—	—	—	—
	2/21/2023	—	36,514	$113.12	2/21/2033	—	—	—	—
	6/1/2023	—	37,224	$98.84	6/1/2033	—	—	—	—
	2/22/2021	—	—	—	—	2,260(3)	$287,020	—	—
	2/22/2021	—	—	—	—	4,296(3)	$545,592
	2/22/2022	—	—	—	—	6,703(3)	$851,281	—	—
	2/21/2023	—	—	—	—	15,217(3)	$1,932,559	—	—
	6/1/2023	—	—	—	—	15,467(3)	$1,964,309	—	—
	2/22/2021	—	—	—	—	—	—	13,948(4)	$1,771,396
	2/22/2022	—	—	—	—	—	—	60,324(5)	$7,661,148
	2/21/2023	—	—	—	—	—	—	60,866(6)	$7,729,982
	6/1/2023	—	—	—	—	—	—	61,868(6)	$7,857,236
Total		109,987	99,102			43,943	$5,580,761	197,006	$25,019,762
Joshua J. Whipple	2/21/2023	—	24,396	$113.12	2/21/2033	—	—	—	—
	2/22/2021	—	—	—	—	978(3)	$124,206	—	—
	2/22/2021	—	—	—	—	843(3)	$107,061	—	—
	2/22/2022	—	—	—	—	9,558(3)	$1,213,866	—	—
	8/4/2022	—	—	—	—	6,740(3)	$855,980	—	—
	2/21/2023	—	—	—	—	10,167(3)	$1,291,209	—	—
	2/22/2021	—	—	—	—	—	—	5,059(4)	$642,493
	2/22/2022	—	—	—	—	—	—	9,558(5)	$1,213,866
	2/21/2023	—	—	—	—	—	—	40,666(6)	$5,164,582
Total		—	24,396			28,286	$3,592,322	55,283	$7,020,941
David L. Green	7/30/2015	11,868	—	$55.92	7/30/2025	—	—	—	—
	7/29/2016	5,635	—	$74.66	7/29/2026	—	—	—	—
	3/1/2017	9,418	—	$79.45	3/1/2027	—	—	—	—
	2/26/2018	7,837	—	$114.70	2/26/2028	—	—	—	—
	2/25/2019	8,365	—	$128.22	2/25/2029	—	—	—	—
	2/24/2020	9,572	—	$200.42	2/24/2030	—	—	—	—
	2/22/2021	6,062	3,031	$196.06	2/22/2031	—	—	—	—
	2/22/2022	4,773	9,548	$136.02	2/22/2032	—	—	—	—
	2/21/2023	—	16,441	$113.12	2/21/2033	—	—	—	—
	2/22/2021	—	—	—	—	1,021(3)	$129,667	—	—
	2/22/2021	—	—	—	—	2,218(3)	$281,686
	2/22/2022	—	—	—	—	3,432(3)	$435,864	—	—
	2/21/2023	—	—	—	—	6,852(3)	$870,204	—	—
	2/22/2021	—	—	—	—	—	—	6,299(4)	$799,973
	2/22/2022	—	—	—	—	—	—	30,879(5)	$3,921,633
	2/21/2023	—	—	—	—	—	—	27,406(6)	$3,480,562
Total		63,530	29,020			13,523	$1,717,421	64,584	$8,202,168

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 81

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Guido Sacchi	7/30/2015	4,220	—	$55.92	7/30/2025	—	—	—	—
	7/29/2016	6,382	—	$74.66	7/29/2026	—	—	—	—
	3/1/2017	10,695	—	$79.45	3/1/2027	—	—	—	—
	2/26/2018	9,975	—	$114.70	2/26/2028	—	—	—	—
	2/25/2019	11,048	—	$128.22	2/25/2029	—	—	—	—
	2/24/2020	12,535	—	$200.42	2/24/2030	—	—	—	—
	2/22/2021	7,577	3,789	$196.06	2/22/2031	—	—	—	—
	2/22/2022	5,541	11,082	$136.02	2/22/2032	—	—	—	—
	2/21/2023	—	17,236	$113.12	2/21/2033	—	—	—	—
	2/22/2021	—	—	—	—	1,276(3)	$162,052	—	—
	2/22/2021	—	—	—	—	2,650(3)	$336,550	—	—
	2/22/2022	—	—	—	—	3,983(3)	$505,841	—	—
	2/21/2023	—	—	—	—	7,183(3)	$912,241	—	—
	2/22/2021	—	—	—	—	—	—	7,873(4)	$999,871
	2/22/2022	—	—	—	—	—	—	35,841(5)	$4,551,807
	2/21/2023	—	—	—	—	—	—	28,732(6)	$3,648,964
Total		67,973	32,107			15,092	$1,916,684	72,446	$9,200,642
Andréa Carter	2/22/2021	—	—	—	—	596(3)	$75,692	—	—
	2/22/2021	—	—	—	—	550(3)	$69,850	—	—
	2/22/2022	—	—	—	—	13,970(3)	$1,774,190	—	—
	2/21/2023	—	—	—	—	4,597(3)	$583,819	—	—
	5/31/2023	—	—	—	—	5,119(3)	$650,113	—	—
	2/22/2021	—	—	—	—	—	—	3,081(4)	$391,287
	2/22/2022	—	—	—	—	—	—	6,618(5)	$840,486
	2/21/2023	—	—	—	—	—	—	6,896(6)	$875,792
Total		—	—			24,832	$3,153,664	16,595	$2,107,565
Jeffrey S. Sloan	2/22/2021	—	—	—	—	—	—	38,051(4)	$4,832,477
	2/22/2022	—	—	—	—	—	—	159,903(5)	$20,307,681
	2/21/2023	—	—	—	—	—	—	167,964(6)	$21,331,428
Total		—	—			—	—	365,918	$46,471,586

(1)
All stock options were granted pursuant to our 2011 Incentive Plan and vest in equal installments on each of the first three anniversaries of the grant date.

(2)
Market value is calculated based on the closing price of our common stock on December 31, 2023 of $127.00.

(3)
Represents shares of restricted stock that vest in equal installments on each of the first three anniversaries of the grant date. A portion of restricted stock granted to Ms. Carter during 2022 will vest on the third anniversary of the grant date.

(4)
Represents performance units granted in 2021. These performance units were earned based on the growth of our annual adjusted EPS over each year (calculated separately) in the three-year performance period ended December 31, 2023, as may be further adjusted based on the TSR modifier. The final percentage of performance units earned is determined as the average of each of the three annual adjusted EPS payout percentages (as a percent of target) and then multiplied by the TSR modifier. The earned units converted into unrestricted shares on the third anniversary of the performance unit grant date, February 22, 2024, following the Compensation Committee’s certification of the performance results described above. In accordance with SEC rules, the number of performance units reflected in the table is based on actual achievement at the payout level of 102.9% based on actual adjusted EPS for 2021, 2022, and 2023, as modified based on actual TSR for the three-year performance period. See the “Payout of 2021 Performance Units” section of the Compensation Discussion and Analysis on page 71 for additional information.

The performance units granted to Mr. Whipple and Ms. Carter during 2021 were granted prior to their respective appointments as executive officers of the Company. These performance units are earned based on the same calculation as the performance units granted in 2021, but have a maximum payout of 200% and no TSR modifier, with a performance period that ended on December 31, 2023. In accordance with SEC rules, the number of performance units reflected in the table is based on actual achievement at the payout level of 172.5% based on actual adjusted EPS for 2021, 2022, and 2023.
(5)
Represents performance units granted during 2022. These performance units are earned based on the same calculation as the performance units granted in 2021, with a performance period ending December 31, 2024. In accordance with SEC rules, the number of

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performance units reflected in the table is based on an assumed achievement. Based on actual adjusted EPS for 2023, the assumed achievement shown in the table is at the maximum payout level of 300%, assuming no TSR modifier is applied.
The performance units granted to Mr. Whipple and Ms. Carter during 2022 were granted prior to their respective appointments as executive officers of the Company. These performance units are earned based on the same calculation as the performance units granted in 2021, but have a maximum payout of 200% and no TSR modifier, with a performance period ending December 31, 2024. In accordance with SEC rules, the number of performance units reflected in the table is based on an assumed achievement. Based on actual adjusted EPS for 2023, the assumed achievement shown in the table is at the maximum payout level of 200%.
(6)
Represents performance units granted during 2023. These performance units are earned based on the same calculation as the performance units granted in 2021, but have a maximum payout of 200%, with a performance period ending December 31, 2025. In accordance with SEC rules, the number of performance units reflected in the table is based on an assumed achievement. Based on actual adjusted EPS for 2023, the assumed achievement shown in the table is at the maximum payout level of 200%, assuming no TSR modifier is applied.

The performance units granted to Ms. Carter during 2023 were granted prior to her appointment as an executive officer of the Company. These performance units are earned based on the same calculation as the performance units granted in 2021, but have a maximum payout of 150% and no TSR modifier, with a performance period ending December 31, 2025. In accordance with SEC rules, the number of performance units reflected in the table is based on an assumed achievement. Based on actual adjusted EPS for 2023, the assumed achievement shown in the table is at the maximum payout level of 150%.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 83

Stock Options Exercised and Stock Vested during 2023
The following table provides information on options exercised and stock awards that vested in 2023. The shares shown as acquired on exercise or on vesting represent shares of our common stock.
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Cameron M. Bready*	—	—	29,384	$3,324,556
Joshua J. Whipple	—	—	12,879	$1,491,743
David L. Green	—	—	14,420	$1,633,631
Guido F. Sacchi	—	—	17,227	$1,950,589
Andréa Carter	—	—	6,461	$732,693
Jeffrey S. Sloan*	220,632	$5,471,841	144,696	$15,297,696

*
Mr. Sloan departed as Chief Executive Officer of the Company as of June 1, 2023. Mr. Bready succeeded Mr. Sloan effective June 1, 2023.

(1)
Represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

(2)
Includes shares acquired on the vesting of (i) restricted stock awards and (ii) performance units granted in 2020.

(3)
Represents the fair market value of the shares on the vesting date.

Non-Qualified Deferred Compensation Plan
Our NEOs are eligible to participate in our Non-Qualified Deferred Compensation Plan, referenced herein as the deferred compensation plan.
The following table provides information on deferred compensation under the deferred compensation plan for each NEO during 2023. In 2023, no NEOs made elections to contribute into the deferred compensation plan and Mr. Whipple was the only NEO who made withdrawals from the deferred compensation plan. NEOs are eligible for the 401(k) restoration program in which a participant will continue to receive a company match once they have reached the IRS income limit and are contributing on average annually 5% to the 401(k) plan. The Company match is contributed into the non-qualified deferred compensation plan and vests immediately after three years of service. The Company match is included in the summary compensation table above. Aggregate earnings (Iosses) are not includible in the summary compensation table above because they were not above-market or preferential earnings. The aggregate balance includes amounts previously reported in the summary compensation table above in the previous years when earned if the NEO’s compensation was required to be disclosed in a previous year.
Name	NEO Contributions in 2023	Company Contributions in 2023(1)	Aggregate Earnings (Losses) in 2023	Withdrawals in 2023	Aggregate Balance at December 31, 2023
Cameron M. Bready*	—	$88,781	$21,450	—	$187,965
Joshua J. Whipple	—	$58,194	$48,815	$(81,260)	$199,027
David L. Green	—	$55,328	$13,735	—	$128,640
Guido F. Sacchi	—	$54,490	$14,833	—	$138,216
Andréa Carter	—	$24,911	$5,602	—	$45,567
Jeffrey S. Sloan*	—	—	$33,699	—	$545,031

(1)
The Company contribution was earned as of December 31, 2023 and will be deposited in the NEOs’ deferred compensation plan account in 2024. These contributions will be fully vested when deposited.

*
Mr. Sloan departed as Chief Executive Officer of the Company as of June 1, 2023. Mr. Bready succeeded Mr. Sloan effective June 1, 2023.

Pursuant to the deferred compensation plan, participants are permitted to elect to defer up to 100% of their base salary and other eligible forms of cash compensation (such as cash incentive bonus). Participant accounts are credited with earnings based on the participant’s investment allocation among a menu of investment options selected by the deferred compensation plan administrator. Participants are 100% vested in the participant deferrals
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and related earnings. We do not guarantee any return on participant account balances. Participants may allocate their plan accounts into sub-accounts that are payable upon separation from service or on designated specified dates. Except in the case of death or disability, participants may elect in advance to have their various account balances pay out in a single lump sum or in installments over a period of two to ten years. In the event a participant separates from service by reason of death or disability, the participant or his or her designated beneficiary will receive the undistributed portion of his or her account balances in a lump-sum payment. Subject to approval by the deferred compensation plan administrator, in the event of an unforeseen financial emergency beyond the participant’s control, a participant may request a withdrawal from an account up to the amount necessary to satisfy the emergency (provided the participant does not have the financial resources to otherwise meet the hardship).
Pension Benefits
We maintain a noncontributory defined benefit pension plan covering our U.S. employees who have met the eligibility criteria. The retirement plan was closed to new participants beginning June 1, 1998, and none of our NEOs were hired before that date.
Potential Payments upon Termination, Retirement or Change in Control
This section describes the post-employment benefits that each of our NEOs would be entitled to receive in connection with various termination of employment and change-in-control scenarios.
Employment Agreements with Our Named Executive Officers
The employment agreements with each NEO are for an initial term of three years following the applicable effective date and are automatically extended for one additional year on the second anniversary of the effective date and each anniversary thereafter unless either party provides notice of non-renewal. Each of these agreements prohibits the NEO from disclosing our confidential information, competing with us, soliciting our customers or recruiting our employees for a period of 24 months following the separation date provided that, if the NEO’s employment is terminated by the Company without cause or the NEO for good reason, the non-competition period is for a period of 18 months. The non-compete does not apply if the NEO’s employment is terminated as a result of the Company’s decision not to extend the employment agreement.
The employment agreements with the NEOs may be terminated by us at any time for “cause” (as defined below) or for no reason or by the NEO with or without “good reason” (as defined below). The employment agreements will also terminate upon the NEO’s death, disability or retirement. Depending on the reason for the termination and when it occurs, the NEO will be entitled to certain severance benefits, as described below, which may be delayed for such time as may be necessary to avoid a violation of Section 409A of the Internal Revenue Code. “Cause,” as defined in the employment agreements, generally means (i) the failure by the NEO to perform substantially his responsibilities after delivery of notice and a cure period of ten business days, (ii) engagement in any fraud, misappropriation, embezzlement or similar dishonest or wrongful act, (iii) substance abuse that materially interferes with the NEO’s ability to perform or the use of illegal drugs, (iv) violation of laws or Company policies regarding employment discrimination, harassment, conflicts of interest, retaliation, competition with our Company, solicitation of our customers or employees on behalf of anyone other than us, improper use or disclosure of confidential or proprietary information, or (v) commission of or conviction for, or plea of guilty or nolo contendere to, a felony or a crime involving dishonesty or other moral turpitude. In the case of Mr. Bready, any determination of “Cause” requires a finding that such circumstances exist by not less than a majority (or, following a transaction constituting a change in control, not less than three-quarters) of the board.
“Good Reason,” as defined in the employment agreements, generally means (a) a material adverse reduction in position, duties or responsibilities, (b) in the case of Mr. Bready, a change such that he no longer reports directly and exclusively to the board, (c) a reduction of the NEO’s base salary, bonus opportunity (to a target below the minimum specified in the agreement), or in welfare benefits (in each case, unless such reduction is made to similarly situated senior executives), (d) a failure of our Company to require a successor-in-interest to agree to perform our obligations under the employment agreement, (e) relocation from the Atlanta, Georgia metropolitan area, or (f) material breach by the Company of the employment agreement.
Termination Without Cause or Resignation for Good Reason When Not Related to a Change in Control.   If, prior to a change in control or on or after the second anniversary of a change in control, the NEO’s employment is
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 85

terminated by us without cause or the NEO resigns for good reason, the NEO will be entitled to the following payments and benefits:
•
Accrued salary and benefits through the separation date.

•
Continued payments of the NEO’s base salary for 24 months (in the case of Mr.Bready) or 18 months (in the case of the other NEOs), in each case provided that the NEO does not violate any restrictive covenants.

•
A prorated annual incentive bonus for the year in which the termination occurs, based on actual performance against certified pre-established bonus targets.

•
An additional cash payment equal to 2x (in the case of Mr.Bready) or 1.5x (in the case of the other NEOs) the NEO’s target annual bonus opportunity, payable nine months after the separation date, provided that the NEO does not violate any restrictive covenants.

•
A lump sum cash payment equal to 18 months of the NEO’s COBRA premiums, payable within 60 days following separation.

•
All of the NEO’s stock options exercisable within 24 months as of the separation date and all of the NEO’s restricted stock will vest as of the separation date, with the options remaining exercisable for no more than 90 days from the separation date.

•
The NEO’s performance units will vest proportionately based on the number of days elapsed in the applicable performance cycle as of the date of separation based on (x) target performance (if termination occurs in the first year of the applicable performance cycle) or (y) actual performance (if termination occurs after the first year of the applicable performance cycle).

Termination Without Cause or Resignation for Good Reason When Related to a Change in Control.   If, within 24 months after a change in control, the NEO’s employment is terminated by us without cause or the NEO resigns for good reason, the NEO will be entitled to the following benefits:
•
Accrued salary and benefits through the separation date.

•
A cash payment equal to 3x (in the case of Mr.Bready) or 2x (in the case of the other NEOs) the amount of the NEO’s then-current base salary as a lump sum payment or payments, provided that the NEO does not violate any restrictive covenants.

•
A prorated annual incentive bonus for the year in which the termination occurs based on (a) the NEO’s then-current target bonus opportunity, if the separation date occurs before the end of the year in which the change of control occurred, or (b) the actual amount earned based on certified results, if the separation date occurs during a year that began after the change in control occurred.

•
A cash payment equal to 3x (in the case of Mr. Bready) or 2x (in the case of the other NEOs) of the amount of the NEO’s then-current target bonus opportunity, payable nine months after the separation date, provided that the NEO does not violate any restrictive covenants.

•
A lump sum cash payment equal to 18 months of the NEO’s COBRA premiums, payable within 60 days following separation.

•
All of the NEO’s restricted stock and stock options granted will vest as of the separation date, and the options will remain exercisable for no more than 90 days from the separation date.

•
The NEO’s performance units will vest in full based on target performance (if termination occurs in the first year of the applicable performance cycle) or actual performance (if termination occurs after the first year of the applicable performance cycle).

The NEO also will be eligible for comparable benefits if his employment is terminated without cause or if he resigns for good reason in anticipation of a change-in-control transaction. The employment agreements specify that a termination or resignation is considered to be in anticipation of a change-in-control transaction if the termination occurs following public announcement of a change-in-control transaction, which transaction is consummated within nine months.
Death or Disability.   Whether or not a change in control occurs, if the NEO’s employment is terminated by reason of death or disability, the NEO will be entitled to receive accrued salary and benefits through the separation date
86 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

and any other benefits that may apply. All of the NEO’s performance units, restricted stock awards and stock options will vest (in the case of performance-based awards, based on target performance), and the options will remain exercisable for no more than 90 days from the separation date.
Retirement.   Whether or not a change in control occurs, if the NEO’s employment is terminated by reason of his retirement, the NEO will be entitled to receive accrued salary and benefits through the separation date and any other benefits that may apply. All of the NEO’s performance units, restricted stock awards and stock options will vest (in the case of performance units, based on actual performance at the end of the applicable performance cycle), and the options will remain exercisable for no more than 90 days following retirement.
Termination for Cause or Resignation Without Good Reason.   If we terminate the NEO for cause, or if the NEO resigns without good reason, the NEO will be entitled to receive accrued salary and benefits through the separation date, but no additional severance amount will be payable under the terms of the employment agreement.
Change in Control Without Termination of Employment.   Our compensation arrangements with our NEOs are “double trigger,” meaning that in order for the NEO to receive severance payments and for the vesting of any of an NEO’s awards to accelerate upon a change in control, there must be a change-in-control transaction as well as a termination of employment without cause or resignation for good reason within 24 months after the change in control (or, as described above, a termination in anticipation of a change in control). In addition, receipt of severance payments and benefits, whether or not in connection with a change in control, requires the NEO to execute a release of claims in favor of the Company.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 87

Potential Payments Table
The following table sets forth quantitatively the potential post-employment payments that are described above for each of our NEOs (other than Mr. Sloan). The potential payments to our NEOs are hypothetical situations only and assume that termination of employment and/or change-in-control occurred on December 31, 2023. The amounts shown in the table do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment, such as accrued salary and distributions of plan balances under our tax-qualified 401(k) plan. The value of the acceleration of vesting of stock options, restricted stock and performance-based restricted stock units are calculated based on the $127.00 closing price on December 31, 2023. The value of healthcare continuation is based on COBRA rates.
Name and Form of Payment	Termination Without Cause; Resignation for Good Reason (No Change in Control)	Termination Without Cause or Resignation for Good Reason (Change in Control)(1)	Death or Disability	Retirement	Termination for Cause; Resignation Without Good Reason
Cameron M. Bready
Base salary severance	$2,000,000	$3,000,000	$—	$—	$—
Annual cash incentive bonus	1,412,778	2,000,000	—	—	—
Other cash severance	4,000,000	6,000,000	—	—	—
Restricted stock acceleration	5,580,761	5,580,761	5,580,761	5,035,169	—
Stock option acceleration(2)	1,036,686	1,555,042	1,555,042	1,555,042	—
Performance units	6,766,689(3)	13,183,616(3)	12,118,721(4)	15,521,686(5)	—
COBRA	38,798	38,798	—	—	—
Total	$20,835,712	$31,358,217	$19,254,524	$22,111,897	$—
Joshua J. Whipple
Base salary severance	$1,087,500	$1,450,000	$—	$—	$—
Annual cash incentive bonus	734,715	870,000	—	—	—
Other cash severance	1,305,000	1,740,000	—	—	—
Restricted stock acceleration	3,592,322	3,592,322	3,592,322	2,676,017	—
Stock option acceleration(2)	225,744	338,616	338,616	338,616	—
Performance units	2,072,170(3)	4,084,828(3)	3,831,717(4)	4,859,528(5)	—
COBRA	38,798	38,798	—	—	—
Total	$9,056,249	$12,114,564	$7,762,655	$7,874,161	$—
David L. Green
Base salary severance	$1,012,500	$1,350,000	$—	$—	$—
Annual cash incentive bonus	684,045	810,000	—	—	—
Other cash severance	1,215,000	1,620,000	—	—	—
Restricted stock acceleration	1,717,421	1,717,421	1,717,421	1,435,735	—
Stock option acceleration(2)	152,125	228,201	228,201	228,201	—
Performance units	4,914,646(5)	4,914,646(5)	4,914,646(5)	4,914,646(5)	—
COBRA	38,798	38,798	—	—	—
Total	$9,734,535	$10,679,066	$6,860,268	$6,578,582	$—
Guido F. Sacchi
Base salary severance	$937,500	$1,250,000	$—	$—	$—
Annual cash incentive bonus	527,813	625,000	—	—	—
Other cash severance	937,500	1,250,000	—	—	—
Restricted stock acceleration	1,916,684	1,916,684	1,916,684	1,580,134	—
Stock option acceleration(2)	159,481	239,236	239,236	239,236	—
Performance units	5,521,706(5)	5,521,706(5)	5,521,706(5)	5,521,706(5)	—
COBRA	44,733	44,733	—	—	—
Total	$10,045,417	$10,847,359	$7,677,626	$7,341,076	$—
Andréa Carter
Base salary severance	$900,000	$1,200,000	$—	$—	$—
Annual cash incentive bonus	295,575	600,000	—	—	—
Other cash severance	900,000	1,200,000	—	—	—
Restricted stock acceleration	3,153,664	3,153,664	3,153,664	2,523,490	—
Stock option acceleration(2)	—	—	—	—	—
Performance units	981,280(3)	1,570,609(3)	1,395,349(4)	1,668,145(5)	—
COBRA	12,193	12,193	—	—	—
Total	$6,242,712	$7,736,466	$4,549,013	$4,191,635	$—

(1)
Assumes a change in control occurred on December 31, 2023, immediately followed by the NEO’s termination.

88 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

(2)
For the purpose of this calculation, outstanding unvested options having an exercise price greater than the closing price of our common stock on such date have a value of $0.

(3)
For Ms. Carter and Messrs. Bready and Whipple (who are not yet eligible for retirement), the amounts reflect (i) the performance units granted in 2021, based on actual performance including the TSR modifier for Mr. Bready, (ii) the performance units granted in 2022 pro rata, based on actual performance for the completed performance years and target performance for the performance year not completed (and no modification of such payout based on the TSR modifier for the three year performance period), and (iii) the performance units granted in 2023 pro rata based on target performance (and no modification of such payout based on the TSR modifier for the three year performance period).

(4)
For Ms. Carter and Messrs. Bready and Whipple (who are not yet eligible for retirement), the amounts reflect the number of shares that would be issued based on actual performance including the TSR modifier for Mr. Bready for performance units granted in 2021, and at target payout levels for the performance units granted in 2022 and 2023 (and no modification of such payout based on the TSR modifier for the three-year performance period).

(5)
Amount reflects the number of shares that would be issued based on actual performance, including the TSR modifier (if applicable), for the performance units granted in 2021 and for the performance units granted in 2022 and 2023, based on actual performance for the completed performance years and target performance for the performance years not completed (and no modification of such payout based on the TSR modifier for the three-year performance).

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 89

Payments Made to Former NEO
As previously disclosed, as of June 1, 2023, Jeff Sloan no longer served as the Company’s Chief Executive Officer. The compensation that Mr. Sloan has received or will receive, as applicable, in connection with his departure is limited to, and does not exceed, the compensation that he was entitled to receive pursuant to his employment agreement, which includes the following:
•
Mr. Sloan will receive a lump sum cash payment of $2,400,000, representing his base salary multiplied by two, $600,000 of which was paid on December 1, 2023 and the remaining balance in equal installments over the eighteen-month period beginning on January 1, 2024.

•
Mr. Sloan will receive a target bonus of $2,400,000 multiplied by two and paid as a single lump sum on the first day following the nine-month anniversary of his resignation date.

•
Mr. Sloan received a pro rata bonus for the 2023 year upon the satisfaction and certification of the applicable performance targets, which was paid in a single lump sum.

•
All of the restricted shares of our common stock that Mr. Sloan owned as of June 1, 2023 vested as of that day. As of June 1, 2023, Mr. Sloan owned 74,990 unvested restricted shares of our common stock. The value of these shares based on the closing price of our stock on June 1, 2023 was $7,412,012.

•
All of the stock options that Mr. Sloan owned as of June 1, 2023 and that would have become exercisable on or before June 1, 2025 vested as of June 1, 2023. As of June 1, 2023, Mr. Sloan owned 134,929 stock options that would have vested on or before the day 24 months thereafter. The intrinsic value of these options as of June 1, 2023, based on the closing price of our stock on that date, was $0.

•
The PSUs Mr. Sloan received in 2021, 2022 and 2023 will remain outstanding and, after the Compensation Committee certifies the results at the end of the applicable performance period, Mr. Sloan will receive 100% of the number of shares that would have been earned and vested based on actual performance. The performance units granted to Mr. Sloan in 2021 were earned at 102.9% of target and, after the Compensation Committee certified the performance results, converted into 38,051 unrestricted shares of common stock valued at $3,760,961 (based on the closing price of our stock on June 1, 2023). Based on actual adjusted EPS for 2023, the assumed achievement for the performance units granted to Mr. Sloan in 2022 and 2023 is at the maximum payout level of 300% and 200%, respectively, assuming no TSR modifier is applied, and the performance units would convert into 159,903 and 167,964 unrestricted shares, respectively, valued at $15,804,813 and $16,601,562, respectively (based on the closing price of our stock on June 1, 2023).

•
We will pay Mr. Sloan a lump sum payment equal to 18 months of COBRA premiums for health care coverage.

90 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Pay for Performance
Required Tabular Disclosure of PVP
Year (a)	Summary Compensation Table Total for PEO (Sloan)(1) (b)	Compensation Actually Paid for PEO (Sloan)(1)(3) (c)	Summary Compensation Table Total for PEO (Bready)(1) (b)	Compensation Actually Paid for PEO (Bready)(1)(3) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2) (d)	Average Compensation Actually Paid for Non-PEO Named Executive Officers(2)(3) (e)	Value of Initial Fixed $100 Investment Based on		Net Income(6) (h)	CSM: Adjusted EPS(7) (i)
							Company Total Shareholder Return(4) (f)	Peer Group Total Shareholder Return(5) (g)
2023	$22,021,748	$28,581,988	$16,000,483	$24,415,366	$4,617,351	$6,864,890	$71.00	$122.00	$1,028,823,000	$10.42
2022	$22,270,578	$14,220,443	—	—	$6,259,042	$2,727,411	$55.00	$111.00	$143,313,000	$9.32
2021	$23,318,393	$(5,868,325)	—	—	$6,816,632	$(1,131,883)	$75.00	$127.00	$987,864,000	$8.16
2020	$15,517,272	$23,203,124	—	—	$4,822,140	$11,886,007	$119.00	$96.00	$605,100,000	$6.40
(1)
The principal executive officers (PEO) for 2023 were Mr. Jeffrey Sloan, who departed the Company as Chief Executive Officer and member of the board, effective June 1, 2023, and Mr. Cameron Bready, who was promoted to President and Chief Executive Officer, effective June 1, 2023. The PEO for each of 2022, 2021 and 2020 was Mr. Jeffrey Sloan.

(2)
The non-PEO named executive officers (NEOs) reflected in columns (d) and (e) represent the following individuals: for 2020 and 2021, Messrs. Cameron Bready, Paul Todd, David Green, and Dr. Guido Sacchi. For 2022, Messrs. Cameron Bready, Paul Todd, Joshua Whipple, David Green, and Dr. Guido Sacchi. Mr. Todd retired from the position as Chief Financial Officer as of June 30, 2022, and subsequently left the Company on August 31, 2022. Mr. Whipple became the Company’s Chief Financial Officer effective July 1, 2022. For 2023, Messrs. Joshua Whipple and David Green, Dr. Guido Sacchi, and Ms. Carter, who was appointed an executive officer of the Company effective June 1, 2023.

(3)
The dollar amounts reported in columns (c) and (e) represent the compensation actually paid (CAP) to the Chief Executive Officer and other non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to the Chief Executive Officer or other NEOs, respectively, during the applicable year.

To calculate CAP for the PEO, the following amounts were deducted from or added to Summary Compensation Table (SCT) total compensation. The first table reflects the calculations for Mr. Sloan and the second table reflects the calculations for Mr. Bready.
Year	SCT Total	SCT Equity Award Value Deducted(a)		Equity Award Value Added(b)(c)(d)		CAP(b)
2023	$22,021,748	−$	19,807,988	+$	26,368,228	$28,581,988
2022	$22,270,578	−$	17,753,231	+$	9,703,096	$14,220,443
2021	$23,318,393	−$	20,429,954	+$	(8,756,764)	$(5,868,325)
2020	$15,517,272	−$	15,065,695	+$	22,751,547	$23,203,124
Year	SCT Total	SCT Equity Award Value Deducted(a)		Equity Award Value Added(b)(c)(d)		CAP(b)
2023	$16,000,483	−$	13,443,676	+$	21,858,559	$24,415,366
To calculate CAP for the non-PEO’s, the following amounts were deducted from or added to average SCT compensation:
Year	Average SCT	Average SCT Equity Award Value Deducted(a)		Average Equity Award Value Added(b)(c)(d)		Average CAP(b)
2023	$4,617,351	−$	3,250,119	+$	5,497,658	$6,864,890
2022	$6,259,042	−$	4,734,791	+$	1,203,160	$2,727,411
2021	$6,816,632	−$	5,462,459	+$	(2,486,056)	$(1,131,883)
2020	$4,822,140	−$	4,265,763	+$	11,329,630	$11,886,007

(a)
Represents the grant date fair value of equity-based awards granted each year. There are no pension benefits for the PEO or non-PEO NEOs.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 91

(b)
Calculated in accordance with the methodology specified in the SEC’s pay versus performance rules.

(c)
The fair value of the stock options was determined using the Black Scholes model, which is consistent with the fair value methodology used to account for share-based payments in our financial statements. The assumptions used in calculating the fair value of the stock options did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable years, which are as follows: expected term of 5 years, an expected volatility ranging 30 – 46%, a risk-free rate of 0.33 – 4.69%, and a dividend yield ranging 0.39 – 0.81%.

(d)
The fair value of the performance stock units without a market condition was determined based on the probable outcome of the performance condition and the stock price on the applicable valuation dates. The fair value of performance stock units with a market condition was determined using the Monte Carlo model, and is based on (i) actual achievement for performance periods completed; (ii) probable outcome as of the applicable valuation date for performance periods not completed (assumed at 100% target performance), and (iii) no modification of the payout based on the TSR modifier for the applicable 3-year period. The assumptions used in calculating the fair value of the performance stock units without a market condition and the performance stock units with a market condition did not differ in any material respect from the assumptions used to calculate the grant date fair value of the awards as reported in the Summary Compensation Table for the applicable year. The fair value calculation used herein is consistent with the fair value methodology used to account for share-based payments in our financial statements.

PEO (Sloan) Equity Component of CAP:
Equity Type	Fair Value of Current Year Equity Awards	Change in Fair Value of Prior Years’ Awards Unvested	Change in Fair Value of Prior Years’ Awards Vested	Change in Value of Current Years’ Awards Vested	Change in Fair Value of Prior Years’ Awards Forfeited	Dividends	Equity Fair Value Included in CAP
2023
Options	—	—	$277,367	$2,758,918	$1,583,338	—	$1,452,947
RSAs	—	—	$468,951	$4,150,390	—	$18,748	$4,638,089
PSUs	$15,214,907	$4,584,591	$477,694	—	—	—	$20,277,192
Total	$15,214,907	$4,584,591	$1,224,012	$6,909,308	$1,583,338	$18,748	$26,368,228
2022
Options	$3,111,096	$(294,806)	$120,296	—	—	—	$2,936,586
RSAs	$3,924,828	$(643,364)	$24,036	—	—	$102,974	$3,408,474
PSUs	$6,694,641	$(3,309,868)	$(26,737)	—	—	—	$3,358,036
Total	$13,730,565	$(4,248,038)	$117,595	—	—	$102,974	$9,703,096
2021
Options	$2,587,894	$(1,608,125)	$(423,394)	—	—	—	$556,375
RSAs	$2,499,478	$(1,474,570)	$(488,050)	—	—	$34,732	$571,590
PSUs	$9,273,789	$(16,193,576)	$(2,964,942)	—	—	—	$(9,884,729)
Total	$14,361,161	$(19,276,271)	$(3,876,386)	—	—	$34,732	$(8,756,764)
2020
Options	$4,440,764	$1,312,952	$19,672	—	—	—	$5,773,388
RSAs	$3,627,673	$972,557	$70,079	—	—	$38,141	$4,708,450
PSUs	$5,797,847	$6,365,379	$106,483	—	—	—	$12,269,709
Total	$13,866,284	$8,650,888	$196,234	—	—	$38,141	$22,751,547
PEO (Bready) Equity Component of CAP:
Equity Type	Fair Value of Current Year Equity Awards	Change in Fair Value of Prior Years’ Awards Unvested	Change in Fair Value of Prior Years’ Awards Vested	Dividends	Equity Fair Value Included in CAP
2023
Options	$3,906,639	$279,765	$127,212	—	$4,313,616
RSAs	$3,896,868	$248,096	$207,417	$40,076	$4,392,457
PSUs	$11,117,723	$1,836,043	$198,720	—	$13,152,486
Total	$18,921,230	$2,363,904	$533,349	$40,076	$21,858,559
92 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Average Non-PEO NEOs Equity Component of CAP:
Equity Type	Fair Value of Current Year Equity Awards	Change in Fair Value of Prior Years’ Awards Unvested	Change in Fair Value of Prior Years’ Awards Vested	Change in Fair Value of Prior Years’ Awards Forfeited	Dividends	Equity Fair Value Included in CAP
2023
Options	$769,177	$75,693	$32,575	—	—	$877,445
RSAs	$1,076,897	$287,554	$119,322	—	$20,534	$1,504,307
PSUs	$2,362,576	$686,495	$66,835	—	—	$3,115,906
Total	$4,208,650	$1,049,742	$218,732	—	$20,534	$5,497,658
2022
Options	$494,347	$(43,768)	$19,599	$144,835	—	$325,343
RSAs	$1,188,106	$(125,159)	$4,229	$157,079	$37,140	$947,237
PSUs	$1,184,821	$(553,064)	$(90,740)	$610,437	—	$(69,420)
Total	$2,867,274	$(721,991)	$(66,912)	$912,351	$37,140	$1,203,160
2021
Options	$647,668	$(348,027)	$(85,022)	—	—	$214,619
RSAs	$625,579	$(417,890)	$(74,226)	—	$8,938	$142,401
PSUs	$2,561,861	$(4,111,962)	$(1,292,975)	—	—	$(2,843,076)
Total	$3,835,108	$(4,877,879)	$(1,452,223)	—	$8,938	$(2,486,056)
2020
Options	$1,143,101	$188,954	$2,829	—	—	$1,334,884
RSAs	$1,350,468	$124,507	$11,965	—	$8,030	$1,494,970
PSUs	$1,492,454	$6,992,032	$15,290	—	—	$8,499,776
Total	$3,986,023	$7,305,493	$30,084	—	$8,030	$11,329,630

(4)
Reflects our cumulative shareholder returns for the years ended December 31, 2023, 2022, 2021, and 2020, assuming the investment of $100 in our common stock and reinvestment of all dividends.

(5)
The peer group used for this purpose is the S&P 500 Financials Index, which is used by the Company for purposes of compliance with Item 201(e) of Regulation S-K. This column reflects the peer group’s cumulative shareholder returns for the years ended December 31, 2023, 2022, 2021, and 2020, assuming the investment of $100 in the peer group and the reinvestment of all dividends. For purposes of this disclosure, in our 2023 proxy statement, we used the peer group reported in our Compensation Discussion and Analysis (the Prior Peer Group). Global Payments was reclassified by S&P from the Information Technology sector to the Financials sector of the S&P 500 in March 2023. Accordingly, we changed the peer group used for this purpose to S&P 500 Financials Index to reflect this change.

(6)
As reported in our Consolidated Statements of Income in our Annual Report on Form 10-K for the year ended December 31, 2023. Net income for the year ended December 31, 2023 included the unfavorable effect of a $136.7 million net loss on business dispositions. Net income for the year ended December 31, 2022 included the unfavorable effects of a $833.1 million non-cash goodwill impairment charge related to our former Business and Consumer Solutions segment, driven by the strategic review and then pending divestiture of our consumer business, and a $199.1 million loss on business dispositions.

(7)
Our company selected measure is adjusted EPS, which is a non-GAAP measure, that excludes (i) acquisition-related amortization expense, (ii) share-based compensation expense, (iii) acquisition, integration and separation expenses, (iv) goodwill impairment charges and gain or losses on business divestitures, (v) facilities exit charges, (vi) equity method investment earnings from the Company’s interest in a private equity investment fund, (vii) discrete tax items and (viii) certain other items specific to each reporting period.

Required Tabular Disclosure of Most Important Measures to Determine 2023 CAP
The three items listed below represent the most important metrics we used to determine CAP for 2023 as further described in our Compensation Discussion and Analysis within the sections titled “Named Executive Officer Compensation Design, Elements and Pay Mix — Short-Term Incentive Plan and — Long-Term Incentive Plan.”
Most Important Performance Measures
Adjusted EPS
Adjusted Net Revenue
Adjusted Operating Margin

(1)
We use these financial performance metrics to set goals for, and to determine compensation paid, to our NEOs. See Appendix A to this proxy statement for a description of these non-GAAP financial measures.

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 93

Required Relationship Descriptions
The below charts reflect the Chief Executive Officer’s CAP as more variable due to a larger percentage of his total direct compensation delivered through long-term incentives. For 2023, the charts display both Mr. Sloan and Mr. Bready as PEO.
1.   CAP versus Company TSR, Prior Peer Group TSR and Current Peer Group TSR
We have demonstrated sustained market outperformance over the past 10 years and long-term investors have experienced significant shareholder value growth. A $100 investment in our Company on December 31, 2013, would have been worth $403 on December 31, 2023. In 2023, the share price of Global Payments increased 28%, exceeding the S&P 500 index by 4 percentage points for the year.

CAP vs Total Shareholder Return
Indexed Total Shareholder Return
$250
$200
$150
$100
$50
$0
Compensation Actually Paid ($ Mill.)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
2019
2020
2021
2022
2023
CAP to PEO (Sloan)
CAP to PEO (Bready)
Avg CAP to Other NEOs
GPN TSR
S&P Financials Sector Index TSR
Prior Peer Group TSR

*
The line graph assumes the investment of $100 in our common stock and the peer group on December 31, 2019 and assumes reinvestment of all dividends.

2.   CAP versus Net Income
Net income for the year ended December 31, 2023 included the unfavorable effect of a $136.7 million net loss on business dispositions. Net income for the year ended December 31, 2022 included the unfavorable effects of a $833.1 million non-cash goodwill impairment charge related to our former Business and Consumer Solutions segment, driven by the strategic review and then pending divestiture of our consumer business, and a $199.1 million loss on business dispositions. As further described in our Compensation Discussion and Analysis, the Company does not use net income as a performance metric in its compensation program to determine compensation levels or incentive plan payouts.
94 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

CAP vs Net Income
$1,200
$1,000
$800
$600
$400
$200
$0
Annual Net Income ($ Mil.)
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
Compensation Actually Paid ($ Mil.)
2020
2021
2022
2023
CAP to PEO (Sloan)
CAP to PEO (Bready)
Avg CAP to Other NEOs
Net Income

3.   CAP versus Company-Selected Measure (CSM)
The chart below compares the Chief Executive Officer’s and other NEO’s CAP to our adjusted EPS. The Compensation Committee believes that the use of adjusted EPS provides a strong incentive for sustained results over the long-term.

CAP vs Adjusted EPS
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Adjusted EPS
$35
$30
$25
$20
$15
$10
$5
$0
-$5
-$10
Compensation Actually Paid ($ Mil.)
2020
2021
2022
2023
CAP to PEO (Sloan)
CAP to PEO (Bready)
Avg CAP to Other NEOs
EPS

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 95

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the median of the annual total compensation of our employees (excluding the Chief Executive Officer) and the annual total compensation of Cameron M. Bready, our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.
For 2023, our last completed year:
•
The annual total compensation of the median employee was $56,245, which includes $14,807 in employer-provided health and welfare benefits; and

•
The annual total compensation of our President and Chief Executive Officer, as reported in the Summary Compensation Table presented earlier in this proxy, was $16,000,483. For estimating our CEO pay ratio, the annual total compensation of our President and Chief Executive Officer was $16,023,472, which includes $22,989 in employer-provided health and welfare benefits.

Based on this information, for 2023, the ratio of the annual total compensation of the median employee to the annual total compensation of Mr. Bready, our President and Chief Executive Officer, was 1 to 285.
To determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:
•
We selected December 31, 2023, as our determination date.

•
As permitted under SEC rules, our selected approach for a year in which there were multiple PEOs was to determine the annual total compensation of Mr. Bready, who was serving in that position on our “median employee” determination date.

•
We determined that, as of December 31, 2023, we had approximately 27,306 employees working at the Company and its consolidated subsidiaries.

•
As is permitted under SEC rules, we eliminated 1,336 global employees (approximately 4.90% of our total population) from the data set. A list of the excluded employees and their country of residency is provided in the table below.

Country	# of Employees	Country	# of Employees	Country	# of Employees
Austria	30	Hungary	42	Singapore	26
Bermuda	3	Italy	1	Slovakia	46
Brazil	187	Macao	6	Sri Lanka	27
Chile	68	Malaysia	93	Taiwan	63
Germany	202	Malta	28	United Arab Emirates	16
Gibraltar	21	Netherlands	176
Greece	127	New Zealand	10
Hong Kong	141	Romania	23

•
To determine our “median employee” from our adjusted employee population, we used “annual base pay” as our consistently applied compensation definition. We used a stratified statistical sampling methodology to provide a reasonable estimate of the median base pay for the remaining 25,970 employees considered. We then identified employees who were paid within a +/-5% range of that value, based on our assumptions that the median employee was likely to be within that group and that those within that group had substantially similar probabilities of being the median employee. We then analyzed taxable wages for this group to select a single median employee. We did not change our methodology or material assumptions, adjustments, or estimates from those used in our pay ratio disclosure for 2022.

•
Using this methodology, we determined that the “median employee” was a full-time, hourly employee located in the United States, with annual total compensation for the 12-month period ended December 31, 2023, in the amount of $56,245.

96 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Proposal Three: Ratification of Reappointment of Independent Registered Public Accounting Firm
We are asking you to ratify the reappointment of Deloitte for the year ending December 31, 2024. Ratification of the selection of Deloitte as the Company’s independent registered public accounting firm is not required by the SEC or NYSE rules, Georgia law, the Company’s articles of incorporation or the Company’s bylaws. However, the board of directors is submitting the selection of Deloitte to shareholders for ratification as a matter of good corporate practice. If a majority of shareholders fail to ratify the selection, the Audit Committee will consider the selection of other independent registered public accountants for the year ending December 31, 2024.
Our Board of Directors recommends that you vote FOR the following resolution:
RESOLVED, that the appointment by the Audit Committee of the Company’s board of directors of Deloitte as the independent registered public accounting firm for the Company, to audit the financial statements of the Company and its subsidiaries for the year ending December 31, 2024, is ratified and approved.
The Audit Committee selects our independent registered public accountants. Our Audit Committee has determined that it is in the best interest of our Company and its shareholders to continue to retain Deloitte, who served during 2023, to serve as our independent registered public accounting firm for the year ending December 31, 2024, and the board has ratified the selection. A representative of Deloitte is expected to be present at the annual meeting. The representative will be given the opportunity to make a statement, if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.
Report of the Audit Committee
In accordance with applicable SEC rules, the Audit Committee issued the following report on February 12, 2024. The Audit Committee consisted of the following members as of such date: William B. Plummer (Chair), Robert H.B. Baldwin, Jr., Connie D. McDaniel and John T. Turner, each of whom is independent under the listing standards of the NYSE and the applicable rules and regulations promulgated by the SEC. The duties and responsibilities of the Audit Committee are set forth in a written Audit Committee charter, which is available on the Investor Relations section of our website at www.globalpayments.com. The Audit Committee reviews the charter annually and, when appropriate, recommends any changes to the board for approval.
The primary responsibility of the Audit Committee is to oversee our financial reporting process on behalf of the board and to report the results of the Audit Committee’s activities to the board. Management has the primary responsibility for the financial statements and reporting process, including the systems of internal control, and the independent registered public accounting firm (Deloitte) is responsible for auditing those financial statements in accordance with the standards of the Public Company Accounting Oversight Board, or the PCAOB, and issuing a report thereon.
The Audit Committee is directly responsible for the compensation, retention and oversight of the Company’s independent registered public accounting firm and meets with the Company’s internal auditors and independent registered public accounting firm, with and without management present (in person, by telephone or virtually), to discuss the scope, plan, status and results of their respective audits. In addition, the Audit Committee meets with management and the independent registered public accounting firm to review the Company’s financial results and earnings press releases related thereto prior to their issuance.
In 2023, the Audit Committee held six meetings. Meeting agendas are established by the Audit Committee Chair, based on input from the Chief Financial Officer and the Chief Accounting Officer. During 2023, among other things, the Audit Committee:
•
met with the senior members of the Company’s leadership and financial management teams at each regularly scheduled meeting;

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 97

•
held separate private sessions, during its regularly scheduled meetings, with each of the Company’s General Counsel, the independent registered public accounting firm, and the head of Internal Audit, at which candid discussions regarding financial management, legal, accounting, auditing and internal control matters took place;

•
received periodic updates on management’s processes to assess the adequacy of the Company’s internal controls over financial reporting and the framework used to make the assessment;

•
received periodic updates from management on the Company’s financial risk management practices and integration of recent acquisitions;

•
received quarterly reports from the Chief Risk Officer on key risk assessments and tolerance levels with respect to the Company’s major financial risk and enterprise exposure, including but not limited to cyber security and data governance, privacy, business resiliency, vendor management, physical security and the Company’s environmental sustainability program;

•
reviewed and discussed with management and Deloitte the Company’s earnings releases and quarterly reports on Form 10-Q and Annual Report on Form 10-K prior to filing with the SEC;

•
reviewed and approved the Company’s internal audit plan and internal audit methodology; and

•
participated, with representatives of management and Deloitte, in educational sessions about various relevant topics of interest to the Audit Committee.

Deloitte has served as the Company’s independent registered public accounting firm since 2002. Before retaining Deloitte for the year ending December 31, 2024, the Audit Committee evaluated Deloitte’s performance with respect to its services to the Company provided during 2023. In conducting this evaluation, the Audit Committee reviewed and discussed with management matters related to Deloitte’s independence, technical expertise and industry knowledge. The Audit Committee also reviewed Deloitte’s communications with the Audit Committee during 2023 and considered Deloitte’s tenure. In addition, in order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. The Audit Committee ensures that the mandated rotation of Deloitte’s personnel occurs routinely.
In keeping with its responsibilities and the performance of its oversight function, the members of the Audit Committee as of February 12, 2024, have reviewed and discussed with management and Deloitte our audited financial statements as of December 31, 2023, and for the twelve months then ended. The Audit Committee has discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with Deloitte its independence. In addition, the Audit Committee has considered the compatibility of non-audit services with Deloitte’s independence. Based on the reviews and discussions referenced above, the members of the Audit Committee as of February 12, 2024, recommended to the board that the audited financial statements referenced above be included in our Annual Report on Form 10-K for 2023 filed with the SEC.
AUDIT COMMITTEE
William B. Plummer (Chair)
Robert H.B. Baldwin, Jr.
Connie D. McDaniel
John T. Turner
98 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Auditor Fees
The following table presents the aggregate fees for professional services rendered by Deloitte during 2023 and 2022:
	2023	2022
Audit fees	$10,215,299	$7,607,396
Audit-related fees	$643,122	$363,413
Tax fees	$4,352,300	$3,490,560
Other fees	—	—
Total	$15,210,721	$11,461,368
Audit fees.   Audit fees represent fees for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, and the services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.
Audit-related fees.   Audit-related fees represent fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not included under “Audit fees” disclosed above. Each period includes fees for reports provided on local regulatory requirements and other fees associated with various initiatives by the Company.
Tax fees.   Tax fees in each period represent fees for tax compliance, tax consulting, and advisory services.
Audit Committee Pre-approval Policies
The Audit Committee must approve any audit services and any permissible non-audit services provided by Deloitte prior to the commencement of the services, and is responsible for the audit fee negotiations associated with the engagement. In making its pre-approval determination, the Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence. To minimize relationships that could appear to impair the objectivity of the independent registered public accounting firm, it is generally the Audit Committee’s practice to restrict the non-audit services that may be provided to us by our independent registered public accounting firm to audit-related services, tax services and merger and acquisition due diligence and integration services, but other permissible non-audit services are approved on a case-by-case basis.
The Audit Committee has delegated to the Chair of the Audit Committee the authority to approve non-audit services by the independent registered public accounting firm within the guidelines set forth above, provided that the fees associated with the applicable engagement are not anticipated to exceed $250,000. Any decision by the Chair to pre-approve non-audit services must be presented to the full Audit Committee for ratification at its next scheduled meeting. All of the services described above were approved by the Audit Committee in accordance with the foregoing policy.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE REAPPOINTMENT OF DELOITTE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 99

Proposal Four: Advisory Shareholder Proposal
on Transparency in Political Spending
John Chevedden, whose address is 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, has requested that the following proposal be included in this proxy statement and has indicated that he intends to bring such proposal before the Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of at least 50 shares of our common stock and has advised the Company that he intends to continue to hold the requisite amount of shares through the date of the Annual Meeting. Mr. Chevedden’s proposal and his related supporting statement are followed by a recommendation from our board. The board disclaims any responsibility for the content of the proposal and the statement in support of the proposal, which are presented in the form received from the shareholder. Upon receiving an oral or written request, the Company will promptly provide to shareholders more specific information regarding Mr. Chevedden’s share ownership.
The shareholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute all of those assertions.
THE BOARD RECOMMENDS A VOTE AGAINST SHAREHOLDER PROPOSAL NO. 4 BASED ON THE REASONS SET FORTH IN THE BOARD’S STATEMENT IN OPPOSITION FOLLOWING THE SHAREHOLDER PROPOSAL.
Proposal 4 — Transparency in Political Spending
Resolved, Shareholders request that Global Payments provide a report, updated semiannually, disclosing the Company’s:
1.
Policies and procedures for making, with corporate funds or assets, contributions and expenditures (direct or indirect) to (a) participate or intervene in any campaign on behalf of (or in opposition to) any candidate for public office, or (b) influence the general public, or any segment thereof, with respect to an election or referendum.

2.
Monetary and non-monetary contributions and expenditures (direct and indirect) used in the manner described in section I above, including:

a. The identity of the recipient as well as the amount paid to each; and
b. The title(s) of the person(s) in the Company responsible for decision- making.
The report shall be presented to the board of directors or relevant board committee and posted on the Company’s website within 12 months from the date of the annual meeting. This proposal does not encompass lobbying spending.
Supporting Statement
As a long-term shareholder of Global Payments, I support transparency and accountability in corporate electoral spending. This includes any activity considered intervention in a political campaign under the Internal Revenue Code, such as direct and indirect contributions to political candidates, parties, or organizations, and independent expenditures or electioneering communications on behalf of federal, state, or local candidates.
A company’s reputation, value, and bottom line can be adversely impacted by political spending. The risk is especially serious when giving to trade associations, Super PACs, 527 committees, and “social welfare”
100 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

organizations — groups that routinely pass money to or spend on behalf of candidates and political causes that a company might not otherwise wish to support.
The Conference Board’s 2021 “Under a Microscope” report details these risks, recommends the process suggested in this proposal, and warns “a new era of stakeholder scrutiny, social media, and political polarization has propelled corporate political activity — and the risks that come with it- into the spotlight. Political activity can pose increasingly significant risks for companies, including the perception that political contributions — and other forms of activity — are at odds with core company values.”
This proposal asks Global Payments to disclose all of its electoral spending, including payments to trade associations and other tax-exempt organizations which may be used for electoral purposes — and are otherwise undisclosed. This would bring our Company in line with a growing number of leading companies, including Cognizant Technology Solutions Corp., Intuit Inc., and Mastercard Inc., which present this information on their websites.
Without knowing the recipients of our company’s political dollars, shareholders cannot sufficiently assess whether our company’s election-related spending aligns or conflicts with its policies on climate change and sustainability, or other areas of concern. Please support this important governance reform.
Statement of the Board in Opposition to Proposal 4
Our Board recommends a vote AGAINST this proposal.
After careful consideration, including a review of current market trends, our board has determined to recommend a vote AGAINST this proposal for the reasons outlined in further detail below.
We have established protocols to ensure the appropriate oversight of Global Payments’ political contributions, which are limited.   The Governance and Nominating Committee maintains oversight of the Company’s political activities, contributions and expenditures. The head of our government relations team reports to the Governance and Nominating Committee on at least an annual basis. The committee conducts an annual review of political contributions, corporate political expenditures, and the Company’s political activity strategies and policies, reporting on the same to the full board.
For 2023, the Company’s political contributions amounted to less than 0.01% of total expenses.
In addition, as set forth in our Code of Conduct and Ethics, which is available on our corporate website, any corporate political contributions must be approved by our Chief Executive Officer. Adherence to these guidelines is mandatory for all Company team members.
As a result, we have implemented robust oversight and compliance procedures to ensure that our political contributions align with applicable laws and, if required, are appropriately disclosed.
Ample public information exists regarding Global Payments’ political contributions to alleviate the concerns cited in this proposal.
The Company’s policy is to comply with all applicable laws when engaging in any type of political activity, including laws requiring public disclosure of political contributions and lobbying expenses. Significant information about our political contributions is already publicly available. For instance:
•
To the extent we make contributions through our non-partisan political action committee (PAC), which is funded entirely on a voluntary basis, we are subject to extensive public disclosure requirements. Federal Election Commission reports on political contributions by the Global Payments PAC are available at www.fec.gov. Furthermore, federal election law requires federal campaign committees and federal political committees to file public reports disclosing their contributions and expenditures. State and local candidates for elective office and state and local political committees are generally required to file similar public reports disclosing contributions and expenditures.

•
With respect to trade associations, we participate in various trade associations, many of which are disclosed in our annual Corporate Governance Report available on our corporate website, to keep abreast of business, technical and policy developments within our industry. Our membership in a particular trade association does not represent our agreement with all of the association’s political positions or views. Thus, disclosure of

GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 101

the Company’s association dues would not provide our shareholders with any greater understanding of our business strategies, initiatives, or values.
In short, the board believes this proposal is duplicative, unnecessary, burdensome, and not in the best interests of shareholders as a robust system of governance, reporting, and accountability for the Company’s political contributions already exists. If adopted, the proposal would cause us to incur undue cost and administrative burden, without commensurate benefit to our shareholders.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.
102 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Additional Information
Relationships and Related Party Transactions
Related Party Transaction Policy
The board of directors has adopted a written policy that requires the Audit Committee to conduct a reasonable prior review of, and either approve or prohibit (as applicable) certain transactions with related parties of the Company. Transactions that are covered under the policy include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, in which: (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year; (2) the Company is a participant; and (3) any related party of the Company (such as an executive officer, director, nominee for election as a director or greater than 5% beneficial owners of Company stock, or their immediate family members) has or will have a direct or indirect material interest.
In determining whether to approve a related party transaction, the Audit Committee evaluates the relevant facts and circumstances, including the fairness of the terms of the transaction, the benefit of the transaction to the Company, the impact on a director or officer’s independence, the availability of the goods or services from other sources and other facts considered material by the Audit Committee.
The policy does not apply to transactions that occurred, or in the case of ongoing transactions, transactions that began prior to the date of the adoption of the policy by the board.
A copy of our Annual Report on Form 10-K for 2023, including the financial statements and financial statement schedules (but without exhibits), will be provided, free of charge, upon written request of any shareholder addressed to Global Payments Inc., 3550 Lenox Road, Suite 3000 Atlanta, Georgia 30326, Attention: Investor Relations. Additionally, our Annual Report on Form 10-K is available on the SEC’s web site at www.sec.gov.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee were at any time during 2023, or at any other time, an officer or employee of the Company. During 2023, none of the Company’s executive officers served on the board of directors or compensation committee of any other entity that had an executive officer that serves on the Company’s board or Compensation Committee.
Shareholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering to that address a single proxy statement to those shareholders. This process, which is commonly referred to as “householding,” provides convenience for shareholders and cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you notify us or your broker that you no longer wish to participate in householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one copy, please notify your broker if your shares are held in a brokerage account, or notify us if you hold registered shares. You can notify us by sending a written request to Global Payments Inc., c/o Corporate Secretary, 3550 Lenox Road, Suite 3000, Atlanta, Georgia 30326 or by contacting Investor Relations at Investor.Relations@globalpay.com or (770) 829-8478.
Shareholder List
We will maintain a list of shareholders entitled to vote at the annual meeting. The list will be available for examination during the annual meeting.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – 103

Appendix A
Performance Metrics for Determining Awards under Short-Term and Long-Term Incentive Plans
In this proxy statement, we disclose performance goals related to awards under our short-term incentive plan based on adjusted net revenue and adjusted operating margin, and adjusted EPS under our long-term incentive plan. These performance metrics, as used herein, are calculated for the sole purpose of determining compensation. Set forth below is a methodology for determining, and the rationale for using, these terms.
Metric	Definition	Rationale for Use
Adjusted EPS
Adjusted EPS is calculated by dividing adjusted net income attributable to the Company, excluding the impact of foreign currency exchange rates, by the diluted weighted-average number of shares outstanding.
Adjusted net income attributable to the Company for 2023 reflects adjustments to remove (i) acquisition-related amortization expense; (ii) share-based compensation expense; (iii) acquisition, integration and separation expense; (iv) gain or losses on business divestitures; (v) facilities exit charges; (vi) equity method investment earnings from the Company’s interest in a private equity investment fund; (vii) discrete tax items; (viii) other income and expenses; and (ix) the effect of noncontrolling interests and income taxes, as applicable.
Adjusted EPS is a primary metric management uses to more closely reflect the economic benefits to our core business and other factors we believe are pertinent to the daily management of our operations.
Adjusted Net Revenue	Adjusted net revenue for 2023 excludes (i) gross-up related payments (included in operating expenses) associated with certain lines of business to reflect the economic benefits to the Company; (ii) the effect of acquisition accounting fair value adjustments for software-related contract liabilities associated with acquired businesses; (iii) adjustments to exclude revenues that were associated with certain excluded expenses of our consumer business, which was divested in April 2023; and (iv) the impact of foreign currency exchange rates.	Adjusted net revenue is used to set goals for and to determine incentive compensation.
A-1 – GLOBAL PAYMENTS INC. | 2024 Proxy Statement

Metric	Definition	Rationale for Use
Adjusted Operating Margin
Adjusted operating margin is calculated by dividing adjusted operating income by adjusted net revenue; both measures exclude the impact of foreign currency exchange rates.
Adjusted operating income for 2023 excludes
(i) acquisition-related amortization expense,
(ii) share-based compensation expense,
(iii) acquisition, integration and separation expense;
(iv) gain or losses on business divestitures;
(v) facilities exit charges;
(vi) and other items specific to the reporting period.
Adjusted operating margin allows us to assess the quality and efficiency of our operations to promote a long-term outlook.
Adjusted EPS, adjusted net revenue, and adjusted operating margin should be considered in addition to, and not as a substitute for, GAAP diluted earnings per share, revenue and operating income, respectively. Because these performance metrics, as used herein, are calculated for the sole purpose of determining compensation, they may differ from the non-GAAP financial measures reported elsewhere in Company filings.
GLOBAL PAYMENTS INC. | 2024 Proxy Statement – A-2

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GLOBAL PAYMENTS INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" PROPOSAL 4.	**For**	**Against**	**Abstain**
4. Advisory shareholder proposal on transparency in political spending.	☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

GLOBAL PAYMENTS INC.3550 LENOX ROAD, SUITE 3000 SCAN TOVIEW MATERIALS & VOTE wVOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery ofinformation up until 11:59 P.M. Eastern Time the day before the cut-off date or meetingdate. Follow the instructions to obtain your records and to create an electronic votinginstruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by our company in mailing proxy materials,you can consent to receiving all future proxy statements, proxy cards and annual reportselectronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to vote using the Internet and, when prompted, indicate thatyou agree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M.Eastern Time the day before the cut-off date or meeting date. Have your proxy cardin hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope wehave provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV31258-Z87042-P06623For Against AbstainFor Against AbstainFor Against Abstain! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !GLOBAL PAYMENTS INC.1b. Robert H.B. Baldwin, Jr.1f. Kirsten M. Kliphouse1a. F. Thaddeus Arroyo1d. John G. Bruno1c. Cameron M. Bready1h. Connie D. McDaniel1e. Joia M. Johnson1g. Ruth Ann MarshallNote: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney,trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signeris a partnership, please sign in partnership name by authorized person.1i. Joseph H. Osnoss1j. William B. Plummer1. Election of Twelve Nominees as Directors:THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALLNOMINEES IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.The undersigned hereby acknowledges receipt of NOTICE of the ANNUAL MEETING and the PROXY STATEMENT and hereby revokes all Proxies previouslygiven by the undersigned for the ANNUAL MEETING.1l. M. Troy Woods1k. John T. Turner3. Ratification of the appointment of Deloitte& Touche LLP as our independent registeredpublic accounting firm for the year endingDecember 31, 2024.4. Advisory shareholder proposal on transparency inpolitical spending.2. Approval, on an advisory basis, of thecompensation of our named executive officersfor 2023.THE BOARD OF DIRECTORS RECOMMENDS A VOTE"AGAINST" PROPOSAL 4. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

V31259-Z87042-P06623Important Notice Regarding the Internet Availability of Proxy Materials for theAnnual Meeting of Shareholders:The Notice and Proxy Statement and the 2023 Annual Report to Shareholders are available at:www.proxyvote.comGLOBAL PAYMENTS INC.ANNUAL MEETING OF SHAREHOLDERS OF GLOBAL PAYMENTS INC. TO BE HELD APRIL 25, 2024SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GLOBAL PAYMENTS INC.By signing on the reverse side, I hereby appoint Cameron M. Bready, David L. Green and Dara Steele-Belkin as Proxies, each of them singly and each with power of substitution, to vote all shares of Common Stock of Global Payments Inc. of the undersigned or with respect to which the undersigned is entitled to vote on March 1, 2024 at the ANNUAL MEETING OF SHAREHOLDERS OF GLOBAL PAYMENTS INC. to be held at TSYS Riverfront Campus Auditorium, One TSYS Way, Columbus, GA 31901 on April 25, 2024 at 9:00 AM, EDT and at any adjournments or postponements thereof.The Board of Directors is not aware of any matters likely to be presented for action at the Annual Meeting of Shareholders ofGlobal Payments Inc., other than the matters listed herein. However, if any other matters are properly brought before the Annual Meeting, the persons named in this Proxy or their substitutes will vote upon such other matters in accordance with their best judgment. This Proxy is revocable at any time prior to its use.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSAL 4, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.IF YOU DO NOT VOTE BY PHONE, OVER THE INTERNET OR AT THE MEETING, PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.(Continued and to be signed on the reverse side.)